As filed with the Securities and Exchange Commission on October 26, 2006
                                           Registration Statement No. 333-120110


 ===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM S-3
                             REGISTRATION STATEMENT


                              -------------------

                                      UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------


                    DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC
                                   (Depositor)
             (Exact name of registrant as specified in its charter)
     DELAWARE                         6146                       38-3523542
     (State of            (Primary Standard Industrial        (I.R.S. Employer
   Organization)          Classification Code Number)        Identification No.)

                               27777 Inkster Road
                        Farmington Hills, Michigan 48334
                                 (248) 427-2625
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              -------------------

                             TRACY L. HACKMAN, ESQ.
                 DaimlerChrysler Financial Services Americas LLC
                               27777 Inkster Road
                        Farmington Hills, Michigan 48334
                                 (248) 427-2558
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              -------------------

                                   Copies to:
                             RENWICK D. MARTIN, ESQ.
                                Sidley Austin LLP
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 839-5300

        Approximate date of commencement of proposed sale to the public:
    From time to time after this Registration Statement becomes effective as determined by market conditions.

                              -------------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | | __________.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall have become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, please check the following box. | |

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, please check the following box. | |

      The Registrant hereby amends this post-effective amendment to this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further post-effective amendment which specifically states that such post-effective amendment to this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until such post-effective amendment to this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                                EXPLANATORY NOTE

      This Post-Effective Amendment to the Registration Statement is being filed solely to (i) file a form of Prospectus Supplement and base Prospectus that complies with the applicable provisions of Regulation AB, (ii) add the Undertakings required under Regulation AB, which are set forth in the second proviso in paragraph (a)(1) and in paragraphs (d) and (e) in Item 17 of Part II and (iii) amend and supplement the Rule 415 Undertakings in accordance with the Securities Offering Reforms, which are set forth in paragraph (a)(1) and in paragraphs (a)(4) and (5) in Item 17 of Part II.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. This prospectus supplement and accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is not permitted.


                        Subject to amendment, dated [o]
DAIMLERCHRYSLER                                          Prospectus Supplement
                                                       to Prospectus dated [o]
                                     $[o]
                      DAIMLERCHRYSLER MASTER OWNER TRUST
                                Issuing Entity

       [Floating Rate] Auto Dealer Loan Asset Backed Notes, Series [o],
                                    due [o]
                   DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC
                             Seller and Depositor
                DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC
                       Sponsor, Originator and Servicer

Before you decide to invest           Principal amount............................................................$[o]
in the Series [o] notes, please       Per annum interest rate........................................[one-month LIBOR]
read this prospectus                                                                                       [plus] [o]%
supplement and the                    Expected principal payment date..............................................[o]
prospectus, especially the            Legal final..................................................................[o]
risk factors beginning on             Price to public per Series [o] note.........................................[o]%
page S-[13] of this prospectus        Underwriting discount per Series [o] note...................................[o]%
supplement and page [10] of           Proceeds to depositor........................................................[o]
the prospectus.
                                      The total price to public is $[o], the total underwriting discount is $[o] and
THE SERIES [O] NOTES ARE              the total amount of proceeds to the issuing entity is $[o].
OBLIGATIONS OF THE ISSUING
ENTITY ONLY AND DO NOT                The depositor must pay expenses estimated to be $[o].
REPRESENT INTERESTS IN OR
OBLIGATIONS OF                        [The Series [o] notes bear interest at a variable rate based on [one-month
DAIMLERCHRYSLER AG,                   LIBOR] (calculated as described in this prospectus supplement).]
DAIMLERCHRYSLER WHOLESALE
RECEIVABLES LLC,                      The issuing entity will pay interest on the Series [o] notes on the [15th] day
DAIMLERCHRYSLER FINANCIAL             of each month, unless the [15th] is not a business day, in which case payment
SERVICES AMERICAS LLC OR              will be made on the next business day. The first payment date will be [o].
ANY OF THEIR AFFILIATES.


      The issuing entity's primary assets consist of a pool of receivables arising from revolving floorplan financing agreements of selected domestic motor vehicle dealers. Credit enhancement for the Series [o] notes will primarily consist of overcollateralization in an initial aggregate amount equal to $[o]. [The Series [o] notes will also have the benefit of the reserve fund in the initial amount of $[o] and an interest rate swap, each as described in this prospectus supplement.]


      We will deliver the Series [o] notes in book-entry form only on or about [o].

      These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

                             --------------------

                               [Underwriter[s]]

                             --------------------

                The date of this prospectus supplement is [o].

------------------------------------------------------------------------------

               Reading the Prospectus and Prospectus Supplement

------------------------------------------------------------------------------

      We provide information on the offered securities in two documents that offer varying levels of detail:

      o Prospectus -- provides general information, some of which may not apply to the offered securities.

      o Prospectus Supplement -- provides a summary of the specific terms of the offered securities.

      You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement or the prospectus is accurate on any date other than the dates stated on their cover pages.


      We suggest you read this prospectus supplement and the prospectus. The prospectus supplement pages begin with "S." Whenever information in this prospectus supplement is more specific than or different from the information in the prospectus, you should rely on the information in this prospectus supplement.


      We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page S-3 in this document and on pages iv and v in the prospectus to locate the referenced sections. The definitions of the defined terms used in this prospectus supplement and the prospectus may be found in glossaries beginning on page S-[50] in this prospectus supplement and page [96] in the prospectus.

      Limitations on Offers or Solicitations

      We do not intend this document to be an offer or solicitation:

      o if used in a jurisdiction in which the offer or solicitation is not authorized;

      o if the person making the offer or solicitation is not qualified to do so; or

      o if the offer or solicitation is made to anyone to whom it is unlawful to make the offer or solicitation.

------------------------------------------------------------------------------

                              Table of Contents

------------------------------------------------------------------------------

------------------------------------------------------------------------------
Section                                                             Page
------------------------------------------------------------------------------
Structural Illustration
------------------------------------------------------------------------------
Summary of Series Terms
------------------------------------------------------------------------------
o     Parties
------------------------------------------------------------------------------
o     Title of Securities
------------------------------------------------------------------------------
o     Series Issuance Date
------------------------------------------------------------------------------
o     Series Cut-Off Date
------------------------------------------------------------------------------
o     Stated Principal Amount; Series Nominal Liquidation Amount
------------------------------------------------------------------------------
o     The Receivables
------------------------------------------------------------------------------
o     Terms of the Series [o] Notes
------------------------------------------------------------------------------
o     Legal Final
------------------------------------------------------------------------------
o     Revolving Period
------------------------------------------------------------------------------
o     Accumulation Period
------------------------------------------------------------------------------
o     Early Redemption Period
------------------------------------------------------------------------------
o     Flow of Funds
------------------------------------------------------------------------------
o     Credit Enhancement
------------------------------------------------------------------------------
o     Excess Principal Collections
------------------------------------------------------------------------------
o     Monthly Servicing Fee
------------------------------------------------------------------------------
o     Optional Redemption
------------------------------------------------------------------------------
o     Other Series of Notes
------------------------------------------------------------------------------
o     ERISA Considerations
------------------------------------------------------------------------------
o     Tax Status
------------------------------------------------------------------------------
o     Note Ratings
------------------------------------------------------------------------------
o     Form and Denomination of Notes
------------------------------------------------------------------------------
o     Risk Factors
------------------------------------------------------------------------------
o     Notes Not Listed on any Exchange
------------------------------------------------------------------------------
Risk Factors
------------------------------------------------------------------------------
o     Only some of the assets of the issuing entity will be
      available to make payments on the Series [o] notes
------------------------------------------------------------------------------
o     The timing of principal payments may not be as expected
------------------------------------------------------------------------------
o     Credit enhancement is limited and may be reduced
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                              Section                               Page
------------------------------------------------------------------------------
o     [Ratings of the notes are dependent on creditworthiness of
      [the third party credit enhancer]]
------------------------------------------------------------------------------
o     [Interest rate swap poses various risks]
------------------------------------------------------------------------------
o     The issuing entity is dependent on DCFS and DaimlerChrysler
------------------------------------------------------------------------------
o     Your ability to resell notes is limited
------------------------------------------------------------------------------
Glossary
------------------------------------------------------------------------------
Use of Proceeds
------------------------------------------------------------------------------
The Dealer Floorplan Financing Business
------------------------------------------------------------------------------
o     Finance Hold Experience
------------------------------------------------------------------------------
o     Dealer Trouble Experience
------------------------------------------------------------------------------
The Accounts
------------------------------------------------------------------------------
DCFS's Performance History
------------------------------------------------------------------------------
o     Loss Experience
------------------------------------------------------------------------------
o     Aging Experience
------------------------------------------------------------------------------
Maturity and Principal Payment Considerations
------------------------------------------------------------------------------
Series Provisions
------------------------------------------------------------------------------
o     Interest
------------------------------------------------------------------------------
o     Principal
------------------------------------------------------------------------------
o     Early Redemption Events
------------------------------------------------------------------------------
o     Optional Redemption by the Issuing Entity
------------------------------------------------------------------------------
Deposit and Application of Funds
------------------------------------------------------------------------------
o     Application of Series [o] Available Amounts
------------------------------------------------------------------------------
o     Shared Excess Available Interest Amounts
------------------------------------------------------------------------------
o     Shared Excess Available Principal Amounts
------------------------------------------------------------------------------
o     Reduction and Reinstatement of Nominal Liquidation Amounts
------------------------------------------------------------------------------
o     Series [o] Overcollateralization Amount
------------------------------------------------------------------------------

o     [Reserve Fund]

------------------------------------------------------------------------------
o     Allocation Percentages
------------------------------------------------------------------------------
o     Required Participation Percentage
------------------------------------------------------------------------------
o     Excess Funding Account
------------------------------------------------------------------------------

------------------------------------------------------------------------------
o     Sale of Receivables
------------------------------------------------------------------------------
o     Final Payment of the Series [o] Notes
------------------------------------------------------------------------------
[The Swap Counterparty]
------------------------------------------------------------------------------
[Information Regarding the Credit Enhancer and the Credit
Enhancement]
------------------------------------------------------------------------------

Owner Trustee and Indenture Trustee

------------------------------------------------------------------------------
Affiliation and Certain Relationships and Related Transactions
------------------------------------------------------------------------------
Underwriting
------------------------------------------------------------------------------
Legal Matters
------------------------------------------------------------------------------
Note Ratings
------------------------------------------------------------------------------
Glossary of Principal Terms for Prospectus Supplement
------------------------------------------------------------------------------
Other Series of Notes
------------------------------------------------------------------------------

------------------------------------------------------------------------------

                            Structural Illustration

------------------------------------------------------------------------------

                                                             As of the Series [o] issuance date

                                     ----------------------------------------
                                     |       DaimlerChryler Financial       |
          ---------------------------|         Services Americas LLC        |
          |                          |  (sponsor, originator and servicer)  |
          |                          ----------------------------------------
          |                                              |
          |                                              |
          |                                     sells receivables
          |                                   arising in the accounts
          |                                              |
          |                                              |
services receivables                                    \|/
    owned by the                     ----------------------------------------
   issuing entity                    |             DaimlerChrysler          |
          |                          |       Wholesale Receivables LLC      |
          |                          |         (seller and depositor)       |
          |                          ----------------------------------------
          |                                              |
          |                                              |
          |                                              |
          |                                              |
          |                                     sells receivables
          |                                  arising in the accounts
          |                                              |
          |                                              |
          |                                              |
          |                                              |
          |                                              |                               -----------------------------
          |                                              |                       -------|      Deutsche Bank        |
          |                                             \|/                      |      |       Trust Company       |
          |                                                                      |      |         Delaware          |
          |                          ----------------------------------------    |      |      (owner trustee)      |
          |                         \|           DaimlerChrysler            |-----      -----------------------------
          ---------------------------|         Master Owner Trust           |
                                    /|          (issuing entity)            |-----     -----------------------------
                                     ----------------------------------------    |     |    The Bank of New York   |
                                      |           |           |          |      -------|    (indenture trustee)    |
                                      |           |           |          |             -----------------------------
                                      |           |           |          |
                                      |           |           |          |
                                    issued        |     issued on the    |
                                    previously   (1)      Series [o]    (2)
                                       |          |     issuance date    |
                                       |          |           |          |
                                      \|/        \|/         \|/        \|/
                             ----------------------      -----------------------
                             |                    |      |                     |
                             | [Five] outstanding |      |  Series [o] notes   |
                             |  series of notes   |      |                     |
                             |                    |      |                     |
                             ----------------------      -----------------------

(1) As to each outstanding series of notes, we will apply its share of collections on the receivables and certain other amounts to make payments under the series supplement for that series, which will include payments on the notes of that series or, under certain circumstances, the notes of other series. Only the amounts that are allocated to a series are available to make payments on the notes of that series.

(2) We will apply the Series [o] share of collections on the receivables and certain other amounts to make payments as described in this prospectus supplement and the prospectus, which will include payments on the Series [o] notes and, under certain circumstances, the notes of other series. Only the amounts that are allocated to Series [o] will be available to make payments on the Series [o] notes.

------------------------------------------------------------------------------

                           Summary of Series Terms

------------------------------------------------------------------------------

      This summary highlights selected information from this prospectus supplement and may not contain all the information that you need to consider in making an investment decision. It provides general, simplified descriptions of matters that are highly complex. You should carefully read this document and the accompanying prospectus. You will find a detailed description of the terms of the Series [o] notes following this summary and in the prospectus.

                                    Parties

  ----------------------------------------------------------------------------

     -----------------------------------------------------------------------
           Party                            Description
     -----------------------------------------------------------------------

     Issuing Entity     o   DaimlerChrysler Master Owner Trust (the
                            "issuing entity")

                        o   Owner of the receivables
     -----------------------------------------------------------------------
     Seller and         o   DaimlerChrysler Wholesale Receivables LLC
     Depositor              ("DCWR"), an indirectly owned subsidiary of
                            the servicer

                        o DCWR's executive offices are located at 27777 Inkster Road, Farmington Hills, Michigan 48334, and its telephone number is (248)
                            427-2625

                        o   Acquires the receivables from DCFS and
                            transfers them to the issuing entity
     -----------------------------------------------------------------------
     Sponsor,           o   DaimlerChrysler Financial Services Americas
     Originator and         LLC ("DCFS"), a wholly owned subsidiary of
     Servicer               DaimlerChrysler Corporation ("DaimlerChrysler")

                        o   Successor by merger to DaimlerChrysler
                            Services North America LLC ("DCS")

                        o Originates the receivables and transfers them to the depositor

                        o   Administrator of the issuing entity

                        o   Services the receivables on behalf of the
                            issuing entity
     -----------------------------------------------------------------------
     Indenture Trustee  o   The Bank of New York

                        o   Performs specified duties under the indenture
     -----------------------------------------------------------------------

     Owner Trustee      o   Deutsche Bank Trust Company Delaware

                        o   Performs specified duties under the trust
                            agreement
     -----------------------------------------------------------------------


  ----------------------------------------------------------------------------
           Party                            Description
     -----------------------------------------------------------------------
     [Third party       o   Provider of credit enhancement for the notes,
     credit enhancer        subject to the conditions and limitations
                            described in this prospectus supplement]
     -----------------------------------------------------------------------
     [Swap              o   Counterparty to the issuing entity under the
     counterparty           [interest rate] swap]
     -----------------------------------------------------------------------

  ----------------------------------------------------------------------------

                              Title of Securities

      [Floating Rate] Auto Dealer Loan Asset Backed Notes, Series [o] (the "Series [o] notes").

                             Series Issuance Date

      [o], 200[o].

                              Series Cut-Off Date

      [o], 200[o].

                           Stated Principal Amount;
                       Series Nominal Liquidation Amount

------------------------------------------------------------------------

   -------------------------------------------------------------------
   Stated principal amount
   of Series [o] notes..........................$[o]
   -------------------------------------------------------------------
   Initial nominal liquidation amount
   of Series [o] notes..........................$[o]
   -------------------------------------------------------------------
   Initial Series [o] overcollateralization
   amount.......................................$[o]
   -------------------------------------------------------------------
   Initial Series [o] nominal
   liquidation amount...........................$[o]
   -------------------------------------------------------------------

------------------------------------------------------------------------

      o The Series [o] nominal liquidation amount constitutes the portion of the principal amount of the receivables allocated to Series [o].

      o The Series [o] notes will be secured only by a principal amount of receivables that corresponds to the Series [o] nominal liquidation amount.

      o     The Series [o] nominal liquidation amount will equal the sum of:

            -- the nominal liquidation amount of the Series [o] notes (initially, $[o]) plus

            --    the Series [o] overcollateralization amount (initially,
                  $[o]).

      o The Series [o] nominal liquidation amount, the nominal liquidation amount of the Series [o] notes and the Series [o] overcollateralization amount will be subject to reduction and reinstatement as described in this prospectus supplement under "Deposit and Application of Funds -- Reduction and Reinstatement of Nominal Liquidation Amounts."

                                The Receivables

      The primary assets of the issuing entity will consist of a pool of receivables arising from revolving floorplan financing agreements of selected domestic motor vehicle dealers. As of the Series [o] cut-off date, the aggregate balance of the principal receivables was $[o]. The issuing entity's primary source of funds to make payments on the Series [o] notes will be the Series [o] share of collections received on the receivables. Only the portion of collections on the receivables that are allocated to Series [o] as described in this prospectus supplement will be available to make payments on the Series [o] notes. The Series [o] noteholders will not have any recourse to any other assets of the issuing entity or any other person for payments on the Series [o] notes. Collections on the receivables that are allocated to other series of notes will only be available to make payments on the Series [o] notes under the limited circumstances described in this prospectus supplement and the prospectus. See "The Notes -- Allocation of Collections" in the prospectus.

                         Terms of the Series [o] Notes

Interest Payment Dates

      o Interest will be payable on the [15th] of each month, unless the [15th] is not a business day, in which case payment will be made on the following business day. The first payment date will be [o].

Per Annum Interest Rate

      o [o]% [above one-month LIBOR] (calculated as described in this prospectus supplement). Interest will be calculated on the basis of [the actual number of days in the applicable interest period divided by 360]. See "Series Provisions--Interest" in this prospectus supplement.

Interest Accrual Periods

      o Each period from and including a payment date to but excluding the following payment date, except that the first interest period will be from and including the Series [o] issuance date to but excluding the first payment date.

Principal Payments

      o We expect to pay the principal of the Series [o] notes (but only to the extent of the outstanding nominal liquidation amount of the Series [o] notes) in full on [o].

      o However, under some circumstances we may pay principal earlier or later or in reduced amounts. See "Maturity and Principal Payment Considerations" in this prospectus supplement.

                                  Legal Final

      We will be obligated to pay the principal amount of the Series [o] notes (but only to the extent of the outstanding nominal liquidation amount of the Series [o] notes), to the extent not previously paid, by [o].

                               Revolving Period

      During the revolving period, we will not pay principal on the Series [o] notes or accumulate principal for that purpose. Instead, we will use the Series [o] share of principal collections to make principal payments on other series and/or to pay the purchase price for additional receivables. The revolving period will begin at the close of business on the Series [o] cut-off date and will end when the accumulation period begins. The revolving period will also end if an early redemption period begins.


      There is no limit on the amount of receivables that the issuing entity may acquire during a revolving period. We describe the percentages used to allocate collections on the receivables among each series under "Deposit and Application of Funds -- Allocation Percentages" in this prospectus supplement.


                              Accumulation Period

      We will accumulate principal for the Series [o] notes during an accumulation period of no more than [o] months unless an early redemption period that is not terminated begins before the start of the accumulation period. The latest date on which the accumulation period will commence is [o]. During the accumulation period we will accumulate the Series [o] share of principal collections for payment on [o]. See "Series Provisions -- Principal" in this prospectus supplement.

                            Early Redemption Period

      If an early redemption event occurs and is not cured, you will begin to receive payments of principal. We refer to this period that begins after the occurrence of an early redemption event as the early redemption period. Early redemption events are events that might adversely affect the issuing entity's ability to make payments on the Series [o] notes as originally expected. The early redemption events applicable to the Series [o] notes generally include:

      o a failure by DCWR or DCFS to make required payments or deposits or, to the extent specified in the indenture supplement, to comply with its other covenants or agreements;

      o any representation or warranty made by DCFS or DCWR or any identifying information on the accounts provided by DCWR proves to have been materially incorrect;

      o the occurrence of bankruptcy or insolvency-related events with respect to DCWR, DCFS or DaimlerChrysler;

      o a failure by DCWR to convey receivables in additional accounts to the issuing entity within five business days after it is required to do so under the sale and servicing agreement;

      o the primary portion of the Series [o] overcollateralization amount is reduced below the required level to the extent specified in the indenture supplement;

      o the occurrence of various defaults by the servicer under the sale and servicing agreement;

      o the aggregate amount of principal receivables relating to used vehicles exceeds [20%] of the pool balance;

      o the average of the principal payment rates on the receivables for three consecutive monthly collection periods is less than [20%];

      o the outstanding dollar principal amount of the Series [o] notes is not repaid by the expected principal payment date;

      o DCWR or the issuing entity becomes an investment company within the meaning of the Investment Company Act of 1940; and

      o the occurrence of an event of default with respect to the Series [o] notes under the indenture.

      See "Series Provisions -- Early Redemption Events" in this prospectus supplement for a more detailed description of these events.

                                 Flow of Funds

      We describe the Series [o] share of interest collections on the receivables and certain other funds in detail under the "Deposit and Application of Funds -- Application of Series [o] Available Amount -- Series Available Interest Amount" section in this prospectus supplement. The Series [o] share of those amounts for a collection period will be applied on the related payment date in the following order of priority:

      o first, if DCFS or any of its affiliates is not the servicer, to pay the servicing fee;

      o     second, for deposit into the Series [o] interest funding account
            (i) accrued and unpaid interest on the Series [o] notes due on that payment date and (ii) to the extent lawful, interest at the Series [o] rate on any unpaid delinquent interest on the Series [o] notes;

      o third, if DCFS or any of its affiliates is the servicer, to pay the servicing fee;

      o fourth, if there is any amount remaining after application pursuant to clause third, then we will add that excess to the Series [o] share of principal collections for the related collection period to the extent of:

            -- the amount of charge-offs on defaulted receivables that are allocable to Series [o] for the related collection period; and

            --    the Series [o] nominal liquidation amount deficit, if any;
                  and

      o fifth, any amount that remains after giving effect to clause fourth and reimbursement of waived servicing fees, if any, will be treated as part of excess interest for that payment date and will be applied to cover shortfalls or deficits of other series of notes or, to the extent not needed to cover shortfalls or deficits of other series, paid to the issuing entity for distribution to the depositor.

      We describe the Series [o] share of principal collections and certain other related amounts in detail under "Deposit and Application of Funds -- Application of Series [o] Available Amount -- Series Available Principal Amount" section in this prospectus supplement. The Series [o] share of those amounts for a collection period will be applied on the related payment date in the following order of priority:

      o first, if the Series [o] share of interest collections and related amounts is not enough to cover the full amount of interest owed on the Series [o] notes on that payment date, for deposit into the Series [o] interest funding account the amount of the shortfall in an amount not to exceed the Series [o] nominal liquidation amount (after taking into account any reductions due to charge-offs from uncovered defaulted receivables);

      o second, if Series [o] is in its accumulation period, to deposit the controlled deposit amount, to the extent of the amount remaining after application pursuant to clause first of this paragraph; we will treat any remaining amount as part of excess principal for that payment date to be used to satisfy the principal funding requirements of other series of notes or to be reinvested in receivables;

      o third, if Series [o] is in an early redemption period, the indenture trustee will deposit any remaining amount, to the extent of the Series [o] nominal liquidation amount (after taking into account any reductions due to charge-offs of uncovered defaulted receivables and any application pursuant to clause first of this paragraph), into the Series [o] principal funding account for payment to the Series [o] noteholders;

      o fourth, if Series [o] is not in its accumulation period or an early redemption period, we will treat any remaining amount as part of excess principal for that payment date to be used as described in clause second of this paragraph; and

      o fifth, if Series [o] is in its accumulation period or an early redemption period and the nominal liquidation amount of the Series [o] notes has been deposited into the principal funding account, we will treat any remaining amount as part of excess principal for that payment date to be used as described in clause second of this paragraph. The amount in this clause fifth will represent the Series [o] overcollateralization amount.

      The use of any amount under clause first immediately above to pay interest on the Series [o] notes will result in a reduction in the Series [o] nominal liquidation amount as described under "Deposit and Application of Funds--Reduction and Reinstatement of Nominal Liquidation Amounts" in this prospectus supplement.

      If the Series [o] noteholders cause the issuing entity to sell receivables as described below under "Deposit and Application of Funds--Sale of Receivables," we will pay the proceeds of such sale to the Series [o] noteholders to the extent of the interest due on the Series [o] notes and the nominal liquidation amount of the Series [o] notes, and the Series [o] noteholders will not receive any further collections on the receivables or other assets of the issuing entity.

      [If the issuing entity has credit enhancement from a third party, insert here a description of the amount, if any, that is payable and the manner of payment to the indenture trustee.]


                         Credit [or other] Enhancement


Series [o] Overcollateralization Amount

      o On the Series [o] cut-off date, the portion of the receivables allocable to Series [o] will equal $[o] and will exceed the outstanding dollar principal amount of the Series [o] notes by $[o]. The amount of that excess is the initial Series [o] overcollateralization amount. This overcollateralization amount is intended to protect the Series [o] noteholders from the effect of charge-offs on defaulted receivables that are allocated to Series [o] and any use of available principal amounts to pay interest on the Series [o] notes.

      o     The Series [o] overcollateralization amount will equal the sum of:

            -- [9.89]% of the nominal liquidation amount of the Series [o] notes plus

            -- the incremental overcollateralization amount, which is based on the amount of ineligible receivables and dealer overconcentration amounts in the pool of receivables.

      Each of the above two component amounts may fluctuate from time to time.

      o We will allocate collections on the receivables to Series [o] on the basis of the sum of the nominal liquidation amount of the Series [o] notes and the Series [o] overcollateralization amount.

      o     The Series [o] overcollateralization amount will be reduced by:

            -- reallocations of available principal amounts otherwise allocable to the Series [o] overcollateralization amount to pay interest on the Series [o] notes; and

            -- charge-offs resulting from uncovered defaults on the receivables allocated to Series [o].

      o Reductions in the Series [o] overcollateralization amount will result in a reduced amount of collections on the receivables that are available to make payments on the Series [o] notes. If the Series [o] overcollateralization amount is reduced to zero, then those reallocations and charge-offs will instead reduce the nominal liquidation amount of the Series

            [o] notes and you may incur a loss on your Series [o] notes.


      [If the issuing entity has the benefit of credit enhancement from a third party, this paragraph will briefly summarize how such credit enhancement works. If the liability of such credit enhancer exceeds the applicable level specified in Item 1114(b) of Regulation AB, this paragraph will name the credit enhancer and refer to "Information Regarding the Credit Enhancement and Credit Enhancer", under which caption the applicable information required by
Item 1114 will be given. If Series [o] has a reserve fund, the reserve fund will be described here.]


                         Excess Principal Collections

      Principal collections allocable to other series of notes, to the extent not needed to make payments in respect of those other series, will be applied to make principal payments or accumulations of principal when and to the extent due in respect of the Series [o] notes and of other series of notes then entitled to principal payments. The monthly servicing fee is payable as described under the subheading "Flow of Funds" above.

                             Monthly Servicing Fee

      The monthly servicing fee allocable to Series [o] is the product of 1/12 of 1.0% times the Series [o] nominal liquidation amount, or less if the servicer waives any portion of the monthly servicing fee on any date. The annual servicing fee rate is 1.0%.

                              Optional Redemption

      The servicer may cause the issuing entity to redeem the Series [o] notes on any day on or after the day on which the nominal liquidation amount of the Series [o] notes is reduced to $[o] or less.

                             Other Series of Notes


      The issuing entity has [five] outstanding series of notes that are backed by their respective allocable share of the receivables and collections on that share of receivables. We describe the percentages used to allocate collections on the receivables among each series under "Deposit and Application of Funds -- Allocation Percentages" in this prospectus supplement. A summary of these prior series of notes is contained in "Other Series of Notes" at the end of this prospectus supplement. The [five] outstanding series consist of:



  ----------------------------------------------------------------------------

     -----------------------------------------------------------------------
           Series                     Stated Principal Amount
     -----------------------------------------------------------------------

           2004-A                         $1,000,000,000
     -----------------------------------------------------------------------

           2004-B                         $1,000,000,000
     -----------------------------------------------------------------------

           2005-A                         $1,700,000,000
     -----------------------------------------------------------------------

           2005-B                    $1,500,000,000 (maximum)
     -----------------------------------------------------------------------

           2005-C                         $1,500,000,000
     -----------------------------------------------------------------------

  ----------------------------------------------------------------------------

      The issuing entity may issue additional series of notes without the consent of or notice to any noteholder. The issuing entity issues additional series of notes to finance its receivables.

                             ERISA Considerations

      It is expected that the Series [o] notes will be eligible for purchase by employee benefit plans. However, plans contemplating the purchase of Series [o] notes should consult their counsel before making a purchase. See "ERISA Considerations" in the prospectus.

                                  Tax Status

      Sidley Austin LLP, as special U.S. federal tax counsel to the issuing entity, is of the opinion that at the time of initial issuance of the Series [o] notes for federal income tax purposes:

      o     the Series [o] notes will be characterized as debt; and

      o the issuing entity will not be classified as an association, or a publicly traded partnership, taxable as a corporation.

      By your acceptance of a Series [o] note, you will agree to treat your Series [o] notes as indebtedness for federal, state and local income and franchise tax purposes and Michigan single business tax purposes. See "Tax Matters" in the prospectus for additional information concerning the application of federal income tax laws.

                                 Note Ratings

      This issuing entity will issue the Series [o] notes only if at the time of issuance they are rated ["Aaa" by Moody's] and ["Aaa" by Standard & Poor's and Fitch at the time of issuance.]

      The rating agencies and their ratings only address the likelihood that you will timely receive your interest payments and the likelihood that you will ultimately receive all of your required principal payments by the legal final. The rating agencies and their ratings do not address the likelihood you will receive principal payments on a scheduled date or whether you will receive any principal on the Series [o] notes prior to or after the expected principal payment date.

                        Form and Denomination of Notes

      You may purchase notes only in book-entry form and in $[1,000] increments.

                                 Risk Factors

      An investment in the Series [o] notes involves material risks. See "Risk Factors" in this prospectus supplement and the prospectus.

                       Notes Not Listed on any Exchange

      The Series [o] notes will not be listed on an exchange or quoted in an automated quotation system of a registered securities association. See "Risk Factors -- Your ability to resell notes is limited" in this prospectus supplement or the prospectus.

------------------------------------------------------------------------------

                                 Risk Factors

------------------------------------------------------------------------------

      In this section and in the prospectus under the heading "Risk Factors," we discuss the principal risk factors of an investment in the Series [o] notes.


      ONLY SOME OF THE ASSETS OF THE ISSUING ENTITY WILL BE AVAILABLE TO MAKE PAYMENTS ON THE SERIES [O] NOTES.

The source of funds for                           o    The sole source of payment of principal of or interest on
payments on the notes is                               the notes of your series will be the Series [o] available
limited:                                               principal amount and the Series [o] available interest
                                                       amount for your series.  The Series [o] available
                                                       principal amount will consist primarily of principal
                                                       collections allocated to your series; and the Series [o]
                                                       available interest amount will consist primarily of
                                                       interest collections allocated to your series.  As a
                                                       result, you must rely only on the particular assets
                                                       allocated as security for your series for payment of the
                                                       principal of and interest on your notes.  You will not
                                                       have recourse to any other assets of the issuing entity
                                                       or any other person for payment of your notes.  See
                                                       "Deposit and Application of Funds" in this prospectus
                                                       supplement.

                                                  o    In particular, if the interest rates charged on the
                                                       receivables decline, the amount of interest collections
                                                       allocated to your series might be reduced at a time when the interest rate on the Series [o] notes is not declining.
                                                       Conversely, the interest rate on the Series [o] notes could increase at a time when the interest rates on the
                                                       receivables are not increasing. Either situation could
                                                       result in the use of principal collections allocable to your series to pay interest on the Series [o] notes. If the
                                                       Series [o] overcollateralization amount is not sufficient to mitigate the effect of such a change in rates, this could
                                                       result in delayed or reduced principal and interest payments to you.

                                                  o    Also, following a sale of receivables due to the insolvency of the depositor, DCFS or DaimlerChrysler, an acceleration of your notes following an event of default, or on the legal final, as described in "Deposit and Application of Funds --
                                                       Sale of Receivables" in this prospectus supplement and "The
                                                       Notes -- Sale of Receivables" in the prospectus, only the
                                                       proceeds of that sale allocable to the Series [o] notes will be available to make payments on the Series [o] notes. If
                                                       the amount of those proceeds is not enough, you will incur a loss on your notes.

                                                  o    Principal collections allocable to your series may be
                                                       reallocated to pay interest on the notes of your series to the extent that the available interest amount for your
                                                       series is



                                                       S-13

                                                       insufficient to make such interest payments. Also, charge-offs of uncovered defaulted receivables allocated to your series are generally first applied against the Series [o]
                                                       overcollateralization amount and, if the Series [o]
                                                       overcollateralization amount has been reduced to zero, then applied to the nominal liquidation amount of the Series [o]
                                                       notes. If these reallocations and charge-offs that are
                                                       allocated to the nominal liquidation amount of the Series
                                                       [o] notes are not reimbursed from excess available funds,
                                                       the full stated principal amount of the Series [o] notes
                                                       will not be repaid and you will incur a loss on your notes.
                                                       See "The Notes -- Stated Principal Amount, Outstanding
                                                       Dollar Principal Amount and Nominal Liquidation Amount of
                                                       Notes -- Nominal Liquidation Amount of Notes" in the
                                                       prospectus and "Deposit and Application of Funds --
                                                       Reduction and Reinstatement of Nominal Liquidation Amounts"
                                                       in this prospectus supplement.

The timing of principal payments may not be as expected. Several factors will have an effect on the amount and timing of principal payments on the Series [o] notes. Some of those factors are described below.

You may not receive your                          o    The shorter the accumulation period, the greater the
principal on the Series [o]                            chance that payment in full of the Series [o] notes by
expected principal payment date                        their expected principal payment date will depend on
because of the performance of                          principal collections from other series of notes.  A
other series:                                          series from which principal collections are expected to
                                                       be available to make payments on the Series [o] notes may
                                                       enter an early redemption period or otherwise begin
                                                       amortizing or accumulating principal earlier than
                                                       anticipated before the Series [o] expected principal
                                                       payment date.  In these instances, principal collections
                                                       allocable to that series will not be available to pay
                                                       principal on the Series [o] notes.  As a result, you may
                                                       receive some of your principal later than the Series [o]
                                                       expected principal payment date.  On written request, the
                                                       depositor will give you the disclosure documents or
                                                       indenture supplements relating to any other outstanding
                                                       series of notes issued by the issuing entity.  Those
                                                       documents describe the events that could result in the
                                                       start of an early redemption period for those series or
                                                       cause those series to begin amortizing or accumulating
                                                       principal earlier than anticipated.



                                                       S-14

If an early redemption event                      o    If an early redemption event occurs, you may receive your
occurs, you may receive your                           principal sooner or later than you expected and you may
principal sooner or later than                         not receive all of your principal.  In particular, a
you expected and you may not                           significant decline in the amount of receivables
receive all of your                                    generated could cause an early redemption of the Series
principal:                                             [o] notes.  If the balance of the receivables in the
                                                       issuing entity is not maintained at a specified level,
                                                       the depositor must designate additional accounts, the
                                                       receivables of which will be sold to the issuing entity.
                                                       If additional accounts are not designated by the
                                                       depositor when required, an early redemption event will
                                                       occur.

                                                  o    If a bankruptcy event relating to DCFS or DaimlerChrysler
                                                       were to occur, an early redemption event would occur.  In
                                                       that case additional receivables would not be transferred
                                                       to the issuing entity and principal payments on the
                                                       Series [o] notes would commence.

      See "The Dealer Floorplan Financing Business" in the prospectus and "Maturity and Principal Payment Considerations" and "Series Provisions -- Early Redemption Events" in this prospectus supplement for more information about the timing of payments on the Series [o] notes.

      Credit enhancement is limited and may be reduced. As the credit enhancement is reduced, you are more likely to incur losses and to receive your principal earlier or later than you expected. Credit enhancement for the notes of your series will be provided by the Series [o] overcollateralization amount as described in this prospectus supplement. The amount of this credit enhancement is limited and may be reduced from time to time. See "Deposit and Application of Funds -- Series [o] Overcollateralization Amount" in this prospectus supplement for more information about the credit enhancement for the Series [o] notes.

      [Ratings of the notes are dependent on creditworthiness of [the third party credit enhancer]. The ratings of the notes will depend primarily on the creditworthiness of [the third party credit enhancer]. If its financial strength ratings are reduced, there is a significant risk that the ratings assigned to the notes would be reduced.]

      [Interest rate swap poses various risks. The issuing entity will enter into an interest rate swap because the receivables owned by the issuing entity bear interest at floating rates while the Series [o] notes will bear interest at a fixed rate. The issuing entity may use payments made by the swap counterparty to make interest payments on each payment date.

      The issuing entity may be dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to make a required payment under the interest rate swap you may experience delays and/or reductions in the interest and principal payments on your notes. The issuing entity's obligation to pay a net swap payment to the counterparty is secured by the issuing entity's property.

      The swap counterparty's claim for a payment under the interest rate swap will be higher in priority than all payments on the notes. If a payment under the interest rate swap is due to the swap counterparty on a payment date and there are insufficient collections on the receivables allocable to Series [o] to make payments of interest and principal on the notes you may experience delays and/or reductions in the interest and principal payments on your notes.

      The interest rate swap agreement generally may not be terminated except upon failure of either party to the interest rate swap agreement to make payments when due, insolvency of either party to the interest rate swap agreement, illegality, the exercise of certain rights under the indenture, the issuing entity amends the transaction documents without the consent of the swap counterparty if such consent is required, or failure of the swap counterparty to post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty's credit ratings drop below the levels required by the interest rate swap agreement. Depending on the reason for the termination, a termination payment may be due to the issuing entity or to the swap counterparty. Any such termination payment could be substantial. If the swap counterparty fails to make a termination payment owed to the issuing entity under the interest rate swap, the issuing entity may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on the Series [o] notes exceeds the floating rate the issuing entity would have been required to pay the swap counterparty under the interest rate swap. If the interest rate swap is terminated and no replacement is entered into and collections on the receivables allocable to Series [o] and funds on deposit in the reserve account are insufficient to make payments of interest and principal on your notes, you may experience delays and/or reductions in the interest and principal payments on your notes.]

      The issuing entity is dependent on DCFS and DaimlerChrysler. The issuing entity is completely dependent on DCFS for the generation of new receivables. The ability of DCFS to generate receivables is in turn dependent to a large extent on the sales of automobiles and light duty trucks manufactured or distributed by DaimlerChrysler. Several factors will have an effect on that dependence. If DCFS does not generate sufficient receivables, an early redemption event may occur.

      Your ability to resell notes is limited. There may be no secondary market for your notes. The underwriters may participate in making a secondary market in the Series [o] notes, but are under no obligation to do so. We cannot assure you that a secondary market will develop. If a secondary market does develop, we cannot assure you that it will continue or that you will be able to resell your notes. Also, your notes will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, you will not have the liquidity that might be provided by that kind of listing or quotation.


------------------------------------------------------------------------------

                                   Glossary

------------------------------------------------------------------------------

      You can find a "Glossary of Principal Terms for Prospectus Supplement" beginning on page S-[o] in this prospectus supplement.


------------------------------------------------------------------------------

                                Use of Proceeds

------------------------------------------------------------------------------

      From the net proceeds of the Series [o] notes, we will pay $[o] to DCWR. DCWR will use the proceeds to purchase receivables from DCFS or to repay amounts previously borrowed to purchase receivables. DCFS will use the portion of the proceeds paid to it for general corporate purposes. No other expenses incurred in connection with the selection and acquisition of the receivables are payable from the proceeds of the issuance of the notes.

------------------------------------------------------------------------------

                    The Dealer Floorplan Financing Business

------------------------------------------------------------------------------

      You can read about the dealer floorplan financing business under "The Dealer Floorplan Financing Business" in the prospectus. The receivables sold to the issuing entity were or will be selected from extensions of credit and advances made by DaimlerChrysler and DCFS to domestic motor vehicle dealers.

------------------------------------------------------------------------------------------------------------------------------------

                                                 U.S. Wholesale Portfolio Summary
                                                                                   As of December 31,
                           --------------------------------------------------------------------------------------------------------
                                  2005                  2004                 2003                 2002                 2001
                           ---------------------------------------------------------------------------------------------------------
 Number of Dealers                       2,856                2,892                2,983                3,083                3,225
 ----------------------------------------------------------------------------------------------------------------------------------
 Receivables Outstanding   $ 15,196,709,057.36  $ 14,092,318,481.46  $ 12,779,072,001.02  $ 11,789,103,966.44  $ 10,197,230,601.30
 ----------------------------------------------------------------------------------------------------------------------------------
 Average Outstanding
 Principal Amount Per
 Dealer                    $      5,320,976.56  $      4,872,862.55  $      4,283,966.48  $      3,823,906.57  $      3,161,931.97
 ----------------------------------------------------------------------------------------------------------------------------------
 Percentage Credit Line
 Utilized                               102.3%                95.0%                77.0%                82.2%                69.4%
 ----------------------------------------------------------------------------------------------------------------------------------
 Weighted Average Spread
 Over Prime Rate Charged
 to Dealers at end of
 period                                  0.61%                0.61%                0.59%                0.60%                1.10%
 ----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

o DCFS financed approximately 62.1% of the total number of all DaimlerChrysler-franchised dealers as of December 31, 2005.

o As of December 31, 2005 approximately 43.0% of the dealers to which DCFS had extended credit lines were DaimlerChrysler-franchised dealers that operated only DaimlerChrysler franchises, approximately 46.1% were DaimlerChrysler-franchised dealers that also operated non-DaimlerChrysler franchises and approximately 10.9% were non-DaimlerChrysler dealers.

o DCFS currently services the U.S. Wholesale Portfolio through its home office and through a network of eight Chrysler Financial business centers and three Mercedes-Benz regional offices located throughout the United States.

o As of December 31, 2005, the percentage of dealer account balances in the U.S. Wholesale Portfolio with a year of credit line origination older than five years was 64.3%.

-------------------------------------------------------------------------------------------------------------------

                              U.S. Wholesale Portfolio Receivables Outstanding by New and Used Vehicles
                                                           ($ in Millions)

                                                                                        As of December 31,
                         ------------------------------------------------------------------------------------------
                                     2005                          2004                           2003
                         ------------------------------------------------------------------------------------------

                                         Percentage                     Percentage                     Percentage
                                             of                             of                             of
                          Receivables   Receivables    Receivables     Receivables     Receivables    Receivables
                          Outstanding   Outstanding    Outstanding     Outstanding     Outstanding    Outstanding
  -----------------------------------------------------------------------------------------------------------------

  New Vehicles           $     14,892      98.0%     $      13,781       97.8%       $     12,477       97.6%
  -----------------------------------------------------------------------------------------------------------------
  Used Vehicles                   305       2.0%               311        2.2%                302        2.4%
  -----------------------------------------------------------------------------------------------------------------
     Total               $     15,197     100.0%     $      14,092      100.0%       $     12,779      100.0%
  -----------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------



                         -------------------------------------------------------
                                     2002                       2001
                         -------------------------------------------------------

                                         Percentage                Percentage
                                             of                        of
                          Receivables    Receivables  Receivables  Receivables
                          Outstanding    Outstanding  Outstanding  Outstanding
  ------------------------------------------------------------------------------

  New Vehicles           $     11,470      97.3%      $     9,852     96.6%
  ------------------------------------------------------------------------------
  Used Vehicles                   319       2.7%              345      3.4%
  ------------------------------------------------------------------------------
     Total               $     11,789     100.0%      $    10,197    100.0%
  ------------------------------------------------------------------------------

-----------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------

                               U.S. Wholesale Portfolio Average Credit Lines by New and Used Vehicles
                                                           ($ in Millions)

                                                                                         As of December 31,
                         --------------------------------------------------------------------------------------------
                                     2005                          2004                           2003
                         --------------------------------------------------------------------------------------------

                                         Percentage                     Percentage                     Percentage
                                             of                             of                             of
                          Credit Line   Credit Line    Credit Line     Credit Line     Credit Line    Credit Line
                            Extended      Extended       Extended        Extended       Extended        Extended
  -------------------------------------------------------------------------------------------------------------------
  Average New Vehicle
  Credit Line              $     4.6       88.5%       $     4.5          88.2%        $     5.0        89.3%
  -------------------------------------------------------------------------------------------------------------------
  Average Used Vehicle
  Credit Line                    0.6       11.5%             0.6          11.8%              0.6        10.7%
  -------------------------------------------------------------------------------------------------------------------
     Total Average
     Credit Line           $     5.2      100.0%       $     5.1         100.0%        $     5.6       100.0%
  -------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------





                         --------------------------------------------------------
                                    2002                        2001
                         --------------------------------------------------------

                                        Percentage                  Percentage
                                            of                          of
                         Credit Line    Credit Line   Credit Line  Credit Line
                           Extended      Extended      Extended      Extended
  -------------------------------------------------------------------------------
  Average New Vehicle
  Credit Line             $     4.1       87.2%        $     4.0      87.0%
  -------------------------------------------------------------------------------
  Average Used Vehicle
  Credit Line                   0.6       12.8%              0.6      13.0%
  -------------------------------------------------------------------------------
     Total Average
     Credit Line          $     4.7      100.0%        $     4.6     100.0%
  -------------------------------------------------------------------------------

----------------------------------------------------------------------------------

                            Finance Hold Experience

      The following table provides the percentage of dealers in the U.S. Wholesale Portfolio that were subject to Finance Hold as of the dates indicated.

-----------------------------------------------------------------------------------------------------------------------------

                                                  Finance Hold Experience for the U.S. Wholesale Portfolio

                                                                         As of December 31,
                                ------------------------------------------------------------------------------------------
                                      2005              2004            2003            2002              2001
                                ------------------------------------------------------------------------------------------
   Number of Dealers                   46                35              24              57                61
   -----------------------------------------------------------------------------------------------------------------------
   Percentage of Dealers              1.6%              1.2%            0.7%            1.8%              1.9%
   -----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

      DCFS management's past experience has indicated that Finance Hold trends tend to follow the cyclical nature of the present business economy. Finance Hold experience has been reflective of overall macro-economic conditions.

                           Dealer Trouble Experience

      The following table provides the number and percentage of dealers in Dealer Trouble status in the U.S. Wholesale Portfolio as of the dates indicated.

--------------------------------------------------------------------------------------------------------------------------

                                              Dealer Trouble Experience for the U.S. Wholesale Portfolio

                                                                                As of December 31,
                              -----------------------------------------------------------------------------------------
                                   2005             2004            2003            2002               2001
                              -----------------------------------------------------------------------------------------
   Number of Dealers                14               12              13               7                 24
   --------------------------------------------------------------------------------------------------------------------
   Percentage of Dealers           0.5%             0.4%            0.4%            0.2%               0.7%
   --------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

      Dealer Trouble status indicates those dealers that have probable principal loss potential. Trends of Dealer Trouble status over the past five years have held at an average of less than 20 dealers in Dealer Trouble status. DCFS management's past experience has indicated that Dealer Trouble status experience tends to increase with the threat or occurrence of economic pressures in the U.S. Although there may be a correlation between dealers on Finance Hold and dealers in Dealer Trouble status, Finance Hold percentages typically trend higher as management attempts to limit the actual loss experience of dealerships to the portfolio.

------------------------------------------------------------------------------

                                 The Accounts

------------------------------------------------------------------------------

      The following information relates to the Accounts allocated to the issuing entity:


---------------------------------------------------------------------------------------------------------

                                                                Accounts for the Issuing Entity Summary

                                                                                      As of December 31,
                          -------------------------------------------------------------------------------
                                        2005                       2004                     2003
                          -------------------------------------------------------------------------------
  Number of Dealers                          2,303                        2,527                   2,429
  -------------------------------------------------------------------------------------------------------
  Receivables Outstanding   $    12,458,152,173.52       $    12,680,450,884.53   $   10,061,758,164.42
  -------------------------------------------------------------------------------------------------------
  Average Outstanding
  Principal Amount per
  Dealer                    $         5,409,531.99       $         5,017,986.10   $        4,142,345.89
  -------------------------------------------------------------------------------------------------------
  Percentage Credit Line
  Utilized                                  104.5%                        98.4%                   79.2%
  -------------------------------------------------------------------------------------------------------
  Weighted Average Spread
  Over Prime Rate Charged
  to Dealers at end of
  period                                     0.62%                        0.62%                   0.61%
  -------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------


--------------------------




                          --------------------------------------------------
                                       2002                     2001
                          --------------------------------------------------
  Number of Dealers                         2,902                   3,062
  --------------------------------------------------------------------------
  Receivables Outstanding    $  10,760,626,341.15    $  8,984,573,098.38
  --------------------------------------------------------------------------
  Average Outstanding
  Principal Amount per
  Dealer                     $       3,708,003.56    $      2,934,217.21
  --------------------------------------------------------------------------
  Percentage Credit Line
  Utilized                                  84.0%                  70.8%
  --------------------------------------------------------------------------
  Weighted Average Spread
  Over Prime Rate Charged
  to Dealers at end of
  period                                    0.61%                  1.16%
  --------------------------------------------------------------------------

-------------------------------------------------------------------------------

      Unless otherwise indicated, the statistics included in the preceding table, in the three tables below with respect to the Accounts and the receivables held by the issuing entity give effect to principal receivables balances with respect to dealers (the "Excluded Receivables" and the "Excluded Dealers," respectively) that are in voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation or that, subject to limitations, are being voluntarily removed by the depositor from the issuing entity. The Excluded Receivables were as follows (in millions of dollars):
December 31, 2005 - $3.9; December 31, 2004 - $8.7; December 31, 2003 - $1.7;
December 31, 2002 - $14.0 and December 31, 2001 - $22.1. A portion of those principal receivables was created after those dealers entered into that status or were designated by the depositor for removal from the issuing entity and, as a result, are owned by DCFS or the depositor. Principal receivables balances created prior to those dealers entering into that status or being designated for removal from the issuing entity are included in determining the principal receivables balance of the receivables held by the issuing entity. See "Description of the Sale and Servicing Agreement -- Removal of Accounts" in the prospectus for a description of the manner in which an Account can be removed from the issuing entity.

      As of December 31, 2005, the percentage of dealer account balances for the Accounts allocated to the issuing entity with a year of credit line origination older than five years was 75.0%.

---------------------------------------------------------------------------------------------------------------

                              Accounts for the Issuing Entity Receivables Outstanding by New and Used Vehicles
                                                                         ($ in Millions)

                                                                                        As of December 31,
                         --------------------------------------------------------------------------------------
                                     2005                        2004                          2003
                         --------------------------------------------------------------------------------------

                                         Percentage                   Percentage                   Percentage
                                             of                           of                           of
                          Receivables   Receivables    Receivables   Receivables    Receivables    Receivables
                          Outstanding   Outstanding    Outstanding   Outstanding    Outstanding    Outstanding
  -------------------------------------------------------------------------------------------------------------

  New Vehicles           $     12,199      97.9%     $      12,393      97.7%     $      9,819       97.6%
  -------------------------------------------------------------------------------------------------------------
  Used Vehicles                   259       2.1%               287       2.3%              243        2.4%
  -------------------------------------------------------------------------------------------------------------
     Total               $     12,458     100.0%     $      12,680     100.0%     $     10,062      100.0%
  -------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------





                         -----------------------------------------------------------
                                     2002                         2001
                         -----------------------------------------------------------

                                         Percentage                    Percentage
                                             of                            of
                          Receivables    Receivables    Receivables   Receivables
                          Outstanding    Outstanding    Outstanding   Outstanding
  ----------------------------------------------------------------------------------

  New Vehicles           $     10,470      97.3%      $     8,698        96.8%
  ----------------------------------------------------------------------------------
  Used Vehicles                   291       2.7%              287         3.2%
  ----------------------------------------------------------------------------------
     Total               $     10,761     100.0%      $     8,985       100.0%
  ----------------------------------------------------------------------------------

---------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------

                                 Accounts for the Issuing Entity Average Credit Lines by New and Used Vehicles
                                                                ($ in Millions)

                                                                                        As of December 31,
                         ---------------------------------------------------------------------------------------
                                     2005                        2004                          2003
                         ---------------------------------------------------------------------------------------

                                         Percentage                   Percentage                   Percentage
                                             of                           of                           of
                          Credit Line   Credit Line    Credit Line   Credit Line    Credit Line    Credit Line
                            Extended      Extended      Extended       Extended      Extended       Extended
  --------------------------------------------------------------------------------------------------------------
  Average New Vehicle
  Credit Line              $     4.5       88.2%       $     4.5         88.2%       $ 4.6              88.5%
  --------------------------------------------------------------------------------------------------------------
  Average Used Vehicle
  Credit Line                    0.6       11.8%             0.6         11.8%         0.6              11.5%
  --------------------------------------------------------------------------------------------------------------
     Total Average
     Credit Line           $     5.1      100.0%       $     5.1        100.0%       $ 5.2             100.0%
  --------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------





                        -----------------------------------------------------------
                                    2002                         2001
                        -----------------------------------------------------------

                                        Percentage                   Percentage
                                            of                           of
                         Credit Line    Credit Line   Credit Line    Credit Line
                           Extended      Extended       Extended      Extended
  ---------------------------------------------------------------------------------
  Average New Vehicle
  Credit Line              $ 3.8             86.4%      $ 3.6             87.8%
  ---------------------------------------------------------------------------------
  Average Used Vehicle
  Credit Line                0.6             13.6%        0.5             12.2%
  ---------------------------------------------------------------------------------
     Total Average
     Credit Line           $ 4.6            100.0%      $ 4.1            100.0%
  ---------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

      The following table provides the geographic distribution of the vehicle inventory for all dealers whose Accounts are allocated to the issuing entity. The information in this table is based on the outstanding receivables in all the Accounts allocated to the issuing entity and the number of related dealers. The percentages below may not add to 100.00% because of rounding.

   ------------------------------------------------------------------------------------------

                                  Geographic Distribution of Accounts for the Issuing Entity

                      -----------------------------------------------------------------------
                                            As of December 31, 2005
                      -----------------------------------------------------------------------
                                              Percentage of                    Percentage of
                            Receivables        Receivables     Total Number      Number of
                          Outstanding (1)     Outstanding(2)    of Dealers      Dealers (2)
                        ------------------    --------------   ------------   -------------
California               $1,195,233,225.19             9.59%            131           5.69%
Florida                     971,630,828.81             7.80%            101           4.39%
Texas                       932,781,981.49             7.49%            154           6.69%
Michigan                    836,209,173.14             6.71%            123           5.34%
New York                    647,277,687.69             5.20%            140           6.08%
Illinois                                 *                 *              *               *
New Jersey                               *                 *              *               *

Other                     7,875,019,277.20            63.21%          1,654          71.82%
                        ------------------    --------------   ------------   -------------
Total                   $12,458,152,173.52           100.00%          2,303         100.00%
                        ==================    ==============   ============   =============


                      -----------------------------------------------------------------
                                          As of December 31, 2004
                      -----------------------------------------------------------------
                                           Percentage of                  Percentage of
                          Receivables       Receivables    Total Number     Number of
                        Outstanding (1)   Outstanding (2)   of Dealers     Dealers (2)
                      ------------------  ---------------  ------------   -------------
California             $1,120,971,733.88            8.84%           149           5.90%
Florida                   899,460,133.35            7.09%           114           4.51%
Texas                   1,147,107,172.72            9.05%           175           6.93%
Michigan                  754,250,278.37            5.95%           129           5.10%
New York                  722,667,913.31            5.70%           143           5.66%
Illinois                               *                *             *                *
New Jersey                             *                *             *                *

Other                   8,035,993,652.90           63.37%         1,817          71.90%
                      ------------------  ---------------  ------------   -------------
Total                 $12,680,450,884.53          100.00%         2,527         100.00%
                      ==================  ===============  ============  ==============


                         -----------------------------------------------------------------------
                                               As of December 31, 2003
                         -----------------------------------------------------------------------
                                                 Percentage of                    Percentage of
                               Receivables        Receivables     Total Number      Number of
                             Outstanding (1)     Outstanding(2)    of Dealers      Dealers (2)
                           ------------------    --------------   ------------   -------------
   California                 $808,217,420.28             8.03%            133           1.15%
   Florida                     727,069,435.23             7.23%            113           0.97%
   Texas                       801,717,749.67             7.97%            142           1.22%
   Michigan                    569,537,192.44             5.66%            125           1.08%
   New York                    609,302,113.89             6.06%            139           1.20%
   Illinois                    505,777,651.63             5.03%            111           0.96%
   New Jersey                  514,031,162.92             5.11%            115           0.99%

   Other                     5,526,105,438.36            54.92%         10,727          92.43%
                           ------------------    --------------   ------------   -------------
   Total                   $10,061,758,164.42           100.00%         11,605         100.00%
                           ==================    ==============   ============   =============


                         ---------------------------------------------------------------------
                                             As of December 31, 2002
                         ---------------------------------------------------------------------
                                              Percentage of                  Percentage of
                             Receivables       Receivables    Total Number     Number of
                           Outstanding (1)   Outstanding (2)   of Dealers     Dealers (2)
                         ------------------  ---------------  ------------   -------------
   California               $836,469,306.58            7.77%           173           5.96%
   Florida                   732,780,187.90            6.81%           138           4.76%
   Texas                   1,003,197,615.04            9.32%           183           6.31%
   Michigan                               *                *             *               *
   New York                  640,915,610.46            5.96%           173           5.96%
   Illinois                  546,881,159.97            5.08%           140           4.82%
   New Jersey                544,804,634.47            5.06%           133           4.58%

   Other                   6,455,577,826.73           59.99%         1,962          67.61%
                         ------------------  ---------------  ------------   -------------
   Total                 $10,760,626,341.15          100.00%         2,902         100.00%
                         ==================  ===============  ============  ==============

                                                          ----------------------------------------------------------------------
                                                                                 As of December 31, 2001
                                                          ----------------------------------------------------------------------
                                                                                                                  Percentage
                                                                                  Percentage         Total            of
                                                              Receivables       of Receivables      Number         Number of
                                                            Outstanding (1)     Outstanding (2)   of Dealers      Dealers (2)
                                                          -----------------     ---------------   ----------      -----------
                                     California             $607,981,091.01               6.77%          173            5.65%
                                     Florida                 587,986,049.39               6.54%          139            4.54%
                                     Texas                   914,283,854.84              10.18%          212            6.92%
                                     Michigan                468,373,988.49               5.21%          145            4.74%
                                     New York                512,740,885.05               5.71%          183            5.98%
                                     Illinois                472,808,796.45               5.26%          152            4.96%
                                     New Jersey                           *                   *            *                *

                                     Other                 5,420,398,433.15              60.33%        2,058           67.21%
                                                          -----------------     ---------------   ----------      -----------
                                     Total                $8,984,573,098.38             100.00%        3,062          100.00%
                                                          =================     ===============   ==========      ===========

(1) No other state includes more than 5% of the outstanding receivables.
(2) May not add to 100.00% due to rounding
*   State is less than 5.0% of the outstanding receivables as of the respective date.
------------------------------------------------------------------------------------------------------------------------------------

      The following table sets forth the loss experience for each of the periods shown for the issuing entity's receivables. We cannot assure you that the loss experience for the issuing entity's receivables in the future will be similar to the historical experience set forth below. Also, the historical experience set forth below reflects financial assistance provided by DaimlerChrysler to DaimlerChrysler-franchised dealers as described under "The Dealer Floorplan Financing Business -- Relationship with DaimlerChrysler" in the prospectus. If DaimlerChrysler is not able to or elects not to provide that assistance, the loss experience in respect of the issuing entity's receivables may be adversely affected. See "Risk Factors -- Risk factors relating to the receivables -- The ability of the issuing entity to make payments on the notes depends in part on the ability of DaimlerChrysler and DCFS to generate receivables and the ability of DCFS to perform its obligations under the sale and servicing agreement" and "The Dealer Floorplan Financing Business -- Relationship with DaimlerChrysler" in the prospectus and "Risk Factors -- The issuing entity is dependent on DCFS and DaimlerChrysler" in this prospectus supplement.

--------------------------------------------------------------------------------------------------------------------------

                                                            Loss Experience for the Issuing Entity's Receivables
                                                                               ($ in Millions)

                                                                      Year Ended December 31,
                                        ------------------------------------------------------------------------------
                                             2005           2004           2003          2002            2001
                                        ------------------------------------------------------------------------------

  Average Principal Receivables
  Balance (1)                           $    11,668  $      11,242  $      10,312  $     9,782     $     9,062
  --------------------------------------------------------------------------------------------------------------------
  Net Loss (Net Recoveries) (2)         $       0.0  $       (0.5)  $         0.3  $       4.6     $       3.3
  --------------------------------------------------------------------------------------------------------------------
  Net Losses (Net Recoveries)
  as a % of Liquidations                      0.00%        (0.00%)           0.00%       0.01%           0.01%
  --------------------------------------------------------------------------------------------------------------------
  Net Losses (Net Recoveries)
  as a % of Average Principal
  Receivables Balance                         0.00%        (0.00%)           0.00%       0.05%           0.04%
  --------------------------------------------------------------------------------------------------------------------

  (1) Average Principal Receivables Balance is the average of the month-end principal balances for the thirteen months ending on the last day of the period.
  (2) Net Losses in any period are gross principal losses less recoveries for such period.

--------------------------------------------------------------------------------------------------------------------------

      The following table sets forth the highest and lowest monthly payment rates issuing entity's receivables during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The monthly payment rate is the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the average aggregate principal balance of issuing entity's receivables for the period. These monthly payment rates include principal credit adjustments. We cannot assure you that the rate of principal collections on the issuing entity's receivables in the future will be similar to the historical experience set forth below.

----------------------------------------------------------------------------------------------------------------------------------

                                     Monthly Payments Rates for the Issuing Entity's Receivables

                                                                               Year Ended December 31,
                              --------------------------------------------------------------------------------------------------
                                    2005               2004              2003               2002                2001
                              --------------------------------------------------------------------------------------------------

  Highest Month                       58.5%              48.6%             53.7%              58.3%               62.8%
  ------------------------------------------------------------------------------------------------------------------------------
  Lowest Month                        32.4%              36.0%             35.4%              38.3%               41.5%
  ------------------------------------------------------------------------------------------------------------------------------
  Average of the Months in
  the Period                          40.2%              41.7%             45.0%              49.1%               49.9%
  ------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          DCFS's Performance History

--------------------------------------------------------------------------------

                                Loss Experience

      The following tables set forth the average principal receivables balance and loss experience for each of the periods shown on the U.S. Wholesale Portfolio. Because the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, actual loss experience with respect to the Eligible Accounts may be different. We cannot assure you that the loss experience for the receivables in the issuing entity in the future will be similar to the historical experience set forth below with respect to the U.S. Wholesale Portfolio. Also, the historical experience set forth below reflects financial assistance provided by DaimlerChrysler to DaimlerChrysler-franchised dealers as described under "The Dealer Floorplan Financing Business -- Relationship with DaimlerChrysler" in the prospectus. If DaimlerChrysler is not able to or elects not to provide that assistance, the loss experience in respect of the U.S. Wholesale Portfolio may be adversely affected. See "Risk Factors -- Risk factors relating to the receivables -- The ability of the issuing entity to make payments on the notes depends in part on the ability of DaimlerChrysler and DCFS to generate receivables and the ability of DCFS to perform its obligations under the sale and servicing agreement" and "The Dealer Floorplan Financing Business--Relationship with DaimlerChrysler" in the prospectus and "Risk Factors -- The issuing entity is dependent on DCFS and DaimlerChrysler" in this prospectus supplement.


------------------------------------------------------------------------------------------------------------------------------------

                                                        Loss Experience for the U.S. Wholesale Portfolio
                                                                        ($ in Millions)

                                                                                   Year Ended December 31,
                                                 -------------------------------------------------------------------------------
                                                          2005            2004             2003          2002           2001
                                                 -------------------------------------------------------------------------------
   Average Principal
     Receivables Balance (1).....................    $  12,168       $  12,021         $  10,781    $   9,813       $   9,689
   -----------------------------------------------------------------------------------------------------------------------------
   Net Losses (Net Recoveries) (2)...............    $     (1)       $       0         $       3    $      10       $       2
   -----------------------------------------------------------------------------------------------------------------------------
   Net Losses (Net Recoveries)
     as a % of Liquidations......................     (0.001%)          0.000%            0.005%       0.016%          0.004%
   -----------------------------------------------------------------------------------------------------------------------------
   Net Losses (Net Recoveries)
     as a % of Average Principal
     Receivables Balance.........................      (0.01%)           0.00%             0.04%        0.11%           0.02%
   -----------------------------------------------------------------------------------------------------------------------------

    (1) Average Principal Receivables Balance is the average of the month-end principal balances for the thirteen months ending on the last day of the period.
    (2) Net Losses in any period are gross losses less recoveries for such period.

------------------------------------------------------------------------------------------------------------------------------------

      Except for the net loss experience of the U.S. Wholesale Portfolio for the year ended December 31, 2002, net losses have shown favorable trends over the last four years principally because of the availability of large amounts of deficiencies collected after realization on the vehicles.

                               Aging Experience

      The following table provides the age distribution of vehicle inventory for all dealers in the U.S. Wholesale Portfolio, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will only be a portion of the entire U.S. Wholesale Portfolio, actual age distribution with respect to the Eligible Accounts may be different. The percentages below may not add to 100.0% because of rounding.

------------------------------------------------------------------------------------------------------------------------------------

                                                            Age Distribution for the U.S. Wholesale Portfolio

                                                                                                   As of December 31,
                                   -----------------------------------------------------------------------------------------------
       Aging (Days)                         2005                 2004                 2003               2002                2001
                                   -------------------- -------------------- ------------------ ------------------- --------------
       <31.......................          29.1%                28.7%                29.2%              28.3%               33.5%
       --------------------------- -------------------- -------------------- ------------------ ------------------- --------------

       31-60.....................          15.2%                18.7%                19.2%              18.9%               23.0%
       --------------------------- -------------------- -------------------- ------------------ ------------------- --------------

       61-90.....................          16.1%                15.3%                14.2%              16.3%               14.3%
       --------------------------- -------------------- -------------------- ------------------ ------------------- --------------

       91-120....................          16.2%                12.5%                14.6%              14.4%               10.6%
       --------------------------- -------------------- -------------------- ------------------ ------------------- --------------

       121-150...................           9.3%                 9.3%                 9.4%              10.6%                7.7%
       --------------------------- -------------------- -------------------- ------------------ ------------------- --------------

       151-180...................           3.7%                 3.9%                 3.0%               4.3%                3.5%
       --------------------------- -------------------- -------------------- ------------------ ------------------- --------------

       181-210...................           3.1%                 2.9%                 3.4%               1.9%                1.9%
       --------------------------- -------------------- -------------------- ------------------ ------------------- --------------

       211-240...................           1.3%                 2.0%                 1.9%               1.3%                1.4%
       --------------------------- -------------------- -------------------- ------------------ ------------------- --------------

       241-270...................           1.0%                 1.7%                 1.2%               0.8%                0.9%
       --------------------------- -------------------- -------------------- ------------------ ------------------- --------------

       271-300...................           1.1%                 1.4%                 1.3%               0.7%                0.8%
       --------------------------- -------------------- -------------------- ------------------ ------------------- --------------

       301-330...................           0.7%                 0.9%                 0.6%               0.6%                0.5%
       --------------------------- -------------------- -------------------- ------------------ ------------------- --------------

       331-360...................           0.4%                 0.6%                 0.5%               0.3%                0.3%
       --------------------------- -------------------- -------------------- ------------------ ------------------- --------------

       >360......................           2.8%                 2.1%                 1.5%               1.6%                1.6%
       --------------------------- -------------------- -------------------- ------------------ ------------------- --------------

          Total..................         100.0%               100.0%               100.0%             100.0%              100.0%
       --------------------------- -------------------- -------------------- ------------------ ------------------- --------------

------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                 Maturity and Principal Payment Considerations

--------------------------------------------------------------------------------

      You will begin receiving principal on your notes if an Early Redemption Period that is not terminated has commenced. Full payment of the Series [o] notes by the [o] payment date (the "Series [o] Expected Principal Payment Date") depends on, among other things, repayment by dealers of the receivables and may not occur if dealer payments are insufficient. Because the receivables are paid upon retail sale of the underlying vehicle, the timing of the payments is uncertain. There is no assurance that DCFS will generate additional receivables under the Accounts or that any particular pattern of dealer payments will occur. Also, the shorter the Accumulation Period Length the greater the likelihood that payment of the Series [o] notes in full by the Series [o] Expected Principal Payment Date will depend on the reallocation to Series [o] of principal collections which are initially allocated to other outstanding series of notes. If one or more other series of notes from which principal collections are expected to be available to be reallocated to the payment of the Series [o] notes enters into an early redemption period or otherwise begins amortizing or accumulating principal earlier than anticipated before the Series [o] Expected Principal Payment Date, principal collections allocated to those series of notes will not be available to be reallocated to make principal payments on the Series [o] notes. As a result, you may receive your final payment of principal later than the Series [o] Expected Principal Payment Date.

      Because an Early Redemption Event with respect to the Series [o] notes may occur and would initiate an Early Redemption Period, you may receive the final payment of principal on your Series [o] notes prior to the scheduled termination of the Revolving Period or prior to the Series [o] Expected Principal Payment Date.

      The amount of new receivables generated in any month and the monthly payment rates on the receivables may vary because of seasonal variations in vehicle sales and inventory levels, retail incentive programs provided by vehicle manufacturers and various economic factors affecting vehicle sales generally. The following table sets forth the highest and lowest monthly payment rates for the U.S. Wholesale Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The monthly payment rate is the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the average aggregate principal balance of receivables in the U.S. Wholesale Portfolio for the period. These monthly payment rates include principal credit adjustments. We cannot assure you that the rate of principal collections will be similar to the historical experience set forth below. Furthermore, as the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, historical monthly payment rates with respect to the Eligible Accounts may be different than those shown below.

------------------------------------------------------------------------------------------------------------------------------

                                              Monthly Payment Rates for the U.S. Wholesale Portfolio

                                                                        Year Ended December 31,
                             ----------------------------------------------------------------------------------------------
                                   2005               2004              2003                 2002               2001
                             ----------------- ----------------- -------------------- ------------------ ------------------
      Highest Month                58.6%             51.3%              55.6%               65.4%              64.4%
      ---------------------- ----------------- ----------------- -------------------- ------------------ ------------------

      Lowest Month                 35.8%             41.3%              37.2%               44.9%              42.4%
      ---------------------- ----------------- ----------------- -------------------- ------------------ ------------------
      Average of the
        Months in the
        Period                     44.0%             45.3%              46.7%               55.7%              52.6%
      ---------------------- ----------------- ----------------- -------------------- ------------------ ------------------

------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               Series Provisions

--------------------------------------------------------------------------------

      The issuing entity will issue the Series [o] notes pursuant to the indenture and an indenture supplement. The sole source of funds for the payment of principal of and interest on the Series [o] notes will be collections in respect of the receivables that are allocated to the Series [o] notes under the indenture, the indenture supplement and the sale and servicing agreement, after giving effect to all allocations and reallocations. If the payments received by the issuing entity on the receivables are not sufficient to pay the Series [o] notes in full, Series [o] noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on the Series [o] notes.

      The discussions under this heading "Series Provisions" and the heading "Deposit and Application of Funds" in this prospectus supplement and the discussions under the headings "The Notes," "The Indenture" and "Description of the Sale and Servicing Agreement" in the prospectus summarize the material terms of the Series [o] notes, the indenture, the indenture supplement and the sale and servicing agreement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Series [o] notes, the indenture, the indenture supplement and the sale and servicing agreement.

      Neither the indenture nor the indenture supplement limits the aggregate principal amount of notes that may be issued.

                                   Interest

      Interest on the outstanding dollar principal amount of the Series [o] notes will accrue at the Series [o] rate and will be payable to the Series [o] noteholders on each payment date, commencing [o]. Interest payable on any payment date will accrue from and including the preceding payment date to but excluding that payment date, or, in the case of the first payment date, from and including the Series [o] issuance date to but excluding the first payment date. Each of those periods is an "Interest Period." Interest will be calculated on the basis of the actual number of days in each Interest Period divided by 360. Interest due for any payment date but not paid on that payment date will be due on the next payment date, together with interest on that amount at the Series [o] rate, to the extent permitted by applicable law.

      We will make interest payments on the Series [o] notes solely out of the Series [o] Available Interest Amounts. See "Deposit and Application of Funds -- Application of Series [o] Available Amounts -- Series Available Interest Amount" in this prospectus supplement for additional details.

      [The Calculation Agent will determine the Series [o] rate for each Interest Period on the LIBOR Determination Date preceding that Interest Period.] The "Series [o] rate" will be the per annum rate equal to [the applicable LIBOR plus [o]%].

      "Monthly Interest" for any payment date means the amount of interest accrued in respect of the Series [o] notes during the Interest Period for that payment date.

      ["LIBOR" with respect to any Interest Period will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to that Interest Period (a "LIBOR Determination Date"). "Telerate Page 3750" means the display page so designated on the Moneyline Telerate Service (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks for U.S. dollar deposits) as reported by Bloomberg Financial Markets Commodities News Service. If that rate appears on Telerate Page 3750, LIBOR will be that rate. "LIBOR Business Day" as used in this prospectus supplement means a day that is both a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks, which shall be four major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on that date. If at least two reference banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all the quotations. If on that date fewer than two of the reference banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on that date to leading European banks for United States dollar deposits for one month. If, however, those banks are not quoting as described above, LIBOR for that date will be LIBOR applicable to the Interest Period immediately preceding that Interest Period. The "Calculation Agent" will initially be the indenture trustee.]

[Interest Rate Swap

      On the closing date, the issuing entity will enter into an "interest rate swap" consisting of the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and the confirmation with the swap counterparty to hedge the interest rate risk on the notes. The interest rate swap for the notes will have an initial notional amount equal to the initial principal balance of the notes on the closing date and will decrease by the amount of any principal payments on the notes. The notional amount of the interest rate swap at all times that the interest rate swap is in place will be equal to the principal balance of the notes.

      In general, under the interest rate swap, on each payment date, the issuing entity will be obligated to pay the swap counterparty a per annum floating rate payment based on a floating rate of [__]% times the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a per annum fixed rate payment based on the interest rate of the notes times the same notional amount. Payments on the interest rate swap will be exchanged on a net basis. The payment obligations of the issuing entity to the swap counterparty under the interest rate swap agreement are secured under the indenture by the same lien in favor of the indenture trustee that secures payments to the noteholders and the note insurer. A payment made by the issuing entity under the interest rate swap ranks higher in priority than all payments on the notes.

      [DESCRIBE OTHER TERMS OF THE INTEREST RATE SWAP.]]

                                   Principal

      We are not scheduled to make principal payments to the Series [o] noteholders until the Series [o] Expected Principal Payment Date. However, if an Early Redemption Period that is not terminated has commenced before the Series [o] Expected Principal Payment Date, we will begin making principal payments on the payment date in the month following the month in which the Early Redemption Period begins.

      Generally, the Series [o] share of principal collections for each collection period during the Revolving Period will not be used to make principal payments on the Series [o] notes. Instead, we will either:

      o use this share of principal collections to cover a shortfall in the Series [o] Available Interest Amount needed to pay interest on the Series [o] notes; or

      o use this share of principal collections to cover principal payments due to the noteholders of any other series of notes that is in an amortization, early redemption or accumulation period; or

      o if no other series is then amortizing, repaying or accumulating principal, pay this share of principal collections to the issuing entity to maintain its interest in the receivables pool and to be applied in accordance with the sale and servicing agreement.

See "Deposit and Application of Funds -- Application of Series [o] Available Amounts - Series Available Principal Amount" in this prospectus supplement for additional details.

      The "Revolving Period" for the Series [o] notes will be the period beginning at the close of business on the Series [o] Cut-Off Date and terminating on the earlier of:

      o the close of business on the day immediately preceding the Accumulation Period Commencement Date; and

      o the close of business on the day immediately preceding the day on which an Early Redemption Period commences.

      The Revolving Period, however, may recommence upon the termination of an Early Redemption Period. See "-- Early Redemption Events" below for additional details on how we may terminate an Early Redemption Period and recommence the Revolving Period for the Series [o] notes.

      Unless an Early Redemption Period that is not terminated as described in this prospectus supplement has commenced, the Series [o] notes will have an Accumulation Period during which the Series [o] share of principal collections will no longer be used by another series of notes or paid to the issuing entity for application under the sale and servicing agreement. Instead, the Series [o] share of principal collections will be accumulated in specified amounts in the principal funding account for the Series [o] notes. We will make these deposits into the principal funding account for the purpose of paying the outstanding dollar principal amount of the Series [o] notes in full on the Series [o] Expected Principal Payment Date.

      The "Accumulation Period" for the Series [o] notes will be the period beginning on the Accumulation Period Commencement Date and terminating on the earlier of:

      o the payment date on which the outstanding dollar principal amount of the Series [o] notes is reduced to zero; and

      o the close of business on the day immediately preceding the day on which an Early Redemption Period commences.

      Initially, the Accumulation Period is scheduled to be [five] months long. However, depending on the performance of the receivables, the length of the Accumulation Period may be shortened to [four, three or two] months or a single month as described in the following paragraph.

      The "Accumulation Period Commencement Date" for the Series [o] notes will be [o] or, if the issuing entity, acting directly or through the administrator, elects at its option to delay the start of the Accumulation Period, a later date selected by the issuing entity. Delaying the start of the Accumulation Period will extend the Revolving Period and shorten the Accumulation Period. The issuing entity may elect to delay the start of the Accumulation Period because it believes that (i) the issuing entity will be able to reallocate the principal collections allocable to other series of notes to make larger monthly deposits into the principal funding account for the Series [o] notes over a shorter period of time or (ii) the payment rate on the receivables will permit larger monthly deposits to that trust account over a shorter period of time. In order to delay the start of the Accumulation Period, the following things must occur:

      o the issuing entity must deliver to the indenture trustee a certificate to the effect that the issuing entity believes that delaying the start of the Accumulation Period will not delay any payment of principal to Series [o] noteholders;

      o the rating agencies must advise the issuing entity that they will not lower or withdraw their ratings on the notes of any series because of the delay in the start of the Accumulation Period;

      o the amount of principal that the indenture trustee will deposit into the principal funding account each month during the Accumulation Period must be increased, so that the sum of all deposits made during the shortened Accumulation Period will equal the principal amount due to Series [o] noteholders on the Series [o] Expected Principal Payment Date;

      o     the Accumulation Period must start no later than [o]; and

      o the issuing entity must make this election no later than the first day of the last month of the Revolving Period, including extensions of the Revolving Period.

      If the issuing entity delays the start of the Accumulation Period and an Early Redemption Event occurs, you may receive some of your principal later than you would have received it without a delay in the start of the Accumulation Period.

      During the Accumulation Period, we will accumulate each month in the principal funding account a fixed amount equal to the "Controlled Accumulation Amount," which will equal the outstanding dollar principal amount of the Series [o] notes as of the Accumulation Period Commencement Date, divided by the Accumulation Period Length. The "Accumulation Period Length" will be the number of full collection periods between the Accumulation Period Commencement Date and the Series [o] Expected Principal Payment Date. Because there may be funds in the excess funding account allocable to Series [o] and the principal collections allocable to Series [o] for any payment date may fluctuate, we will be required to deposit the Controlled Deposit Amount into the principal funding account on each payment date with respect to the Accumulation Period.

      The "Controlled Deposit Amount" for a payment date will be the excess of:

      o     the Controlled Accumulation Amount over

      o any funds in the excess funding account that are allocable to Series [o] and will be deposited into the principal funding account on that payment date.

      Unless and until an Early Redemption Period that is not terminated as described in this prospectus supplement has occurred, we will use the funds accumulated in the principal funding account, including available funds from the excess funding account that are allocable to Series [o], to pay the outstanding dollar principal amount of the Series [o] notes on the Series [o] Expected Principal Payment Date.

      If the outstanding dollar principal amount of the Series [o] notes is not paid in full on the Series [o] Expected Principal Payment Date, an Early Redemption Event will occur, resulting in the start of an Early Redemption Period. Other Early Redemption Events that will also trigger the start of an Early Redemption Period are described in "-- Early Redemption Events" below.

      An "Early Redemption Period" for the Series [o] notes will be a period beginning on the day on which an Early Redemption Event occurs and terminating on the earliest of:

      o the payment date on which the outstanding dollar principal amount of the Series [o] notes is reduced to zero;

      o     the legal final; and

      o if this Early Redemption Period has commenced before the scheduled termination of the Revolving Period, the day on which the Revolving Period recommences under the limited circumstances described in "-- Early Redemption Events" below.

      On each payment date with respect to the Early Redemption Period, the Series [o] noteholders will receive payments of Monthly Principal and Monthly Interest.

      Monthly Principal is the amount of principal that we will pay to or accumulate for the Series [o] noteholders on a monthly basis. The "Monthly Principal" for any payment date relating to the Accumulation Period or any Early Redemption Period will equal the Series [o] share of principal collections for the related collection period less any portion thereof that is applied to pay interest on the Series [o] notes on that payment date. However, for each payment date with respect to the Accumulation Period, Monthly Principal will not exceed the Controlled Deposit Amount for that payment date plus any Controlled Deposit Amount for a prior payment date that has not been previously deposited into the principal funding account. Also, Monthly Principal in any event will not exceed the nominal liquidation amount of the Series [o] notes. Consequently, if the nominal liquidation amount of the Series [o] notes is reduced by reallocations of the Series [o] share of principal collections to pay interest on the Series [o] notes or by charge-offs due to uncovered defaulted receivables and is not reinstated, you will incur a loss on your Series [o] notes.

                            Early Redemption Events

      The early redemption events (each, an "Early Redemption Event") with respect to the Series [o] notes will include each of the following events.

      1. a failure on the part of DCWR, the servicer or DCFS (if DCFS is no longer the servicer), as applicable,

            o to make any payment or deposit required by the sale and servicing agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring two business days after the date that payment or deposit is required to be made; or

            o to deliver a Monthly Noteholders' Statement or payment instruction within five business days after the required delivery date; or

            o to comply with its covenant not to create any lien on a Receivable; or

            o to observe or perform in any material respect any other covenants or agreements set forth in the sale and servicing agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of that failure;

      2. any representation or warranty made by DCFS in the Receivables Purchase Agreement or by DCWR in the sale and servicing agreement or any information required to be given by DCWR to the issuing entity to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the noteholders are materially and adversely affected -- an Early Redemption Event, however, shall not be deemed to occur if DCWR has repurchased the related receivables or all of the receivables, if applicable, during that period in accordance with the provisions of the sale and servicing agreement;

      3. the occurrence of certain events of bankruptcy, insolvency or receivership relating to DCWR, DCFS or DaimlerChrysler;

      4. a failure by DCWR to convey receivables in Additional Accounts to the issuing entity within five business days after the day on which it is required to convey those receivables under the sale and servicing agreement;

      5. on any payment date, the Primary Series [o] overcollateralization amount is reduced to an amount less than the Required Primary Series [o] overcollateralization amount on that payment date after giving effect to the reductions, reinstatements and distributions to be made on that payment date[; provided that, for the purpose of determining whether an Early Redemption Event has occurred pursuant to this clause 5, any reduction of the Primary Series [o] overcollateralization amount resulting from reallocations of the Series [o] Available Principal Amounts to pay interest on the Series [o] notes in the event LIBOR is equal to or greater than the prime rate upon which interest on the receivables is calculated on the applicable LIBOR Determination Date will be considered an Early Redemption Event only if LIBOR remains equal to or greater than such prime rate for the next 30 consecutive days following such LIBOR Determination Date];

      6.    any Service Default occurs;

      7. on any Determination Date, as of the last day of the preceding collection period, the aggregate amount of principal receivables relating to Used Vehicles exceeds [20%] of the Pool Balance on that last day;

      8. on any Determination Date, the average of the Monthly Payment Rates for the three preceding collection periods, is less than [20%];

      9. the outstanding dollar principal amount of the Series [o] notes is not repaid by the Series [o] Expected Principal Payment Date;

      10. DCWR or the issuing entity becomes an investment company within the meaning of the Investment Company Act of 1940, as amended; and

      11. the occurrence of an event of default with respect to the Series [o] notes under the indenture.

      In the case of any event described in clause 1, 2 or 6 above, an Early Redemption Event with respect to Series [o] will be deemed to have occurred only if, after the applicable grace period described in those clauses, if any, either the indenture trustee or holders of Series [o] notes evidencing more than 50% of the outstanding dollar principal amount of the Series [o] notes by written notice to the depositor, the servicer and the indenture trustee, if given by Series [o] noteholders, declare that an Early Redemption Event has occurred as of the date of that notice. In the case of any event described in clause 3, 4, 5, 7, 8, 9, 10 or 11 above, an Early Redemption Event with respect to Series [o] will be deemed to have occurred without any notice or other action on the part of the indenture trustee or the Series [o] noteholders immediately upon the occurrence of that event.

      The Early Redemption Period begins upon the occurrence of an Early Redemption Event. Under limited circumstances, an Early Redemption Period which commences before the scheduled end of the Revolving Period may terminate and the Revolving Period recommence. If an Early Redemption Period results from the failure by DCWR to convey receivables in Additional Accounts to the issuing entity, as described in clause 4 above, during the Revolving Period, no other Early Redemption Event that has not been cured or waived as described in this prospectus supplement has occurred and the rating agencies have confirmed that recommencing the Revolving Period will not cause their ratings of the Series [o] notes to be withdrawn or lowered, the Early Redemption Period resulting from that failure will terminate and the Revolving Period will recommence as of the end of the first collection period during which the depositor would no longer be required to convey receivables to the issuing entity. However, the Revolving Period will not recommence if the scheduled termination date of the Revolving Period has occurred. The depositor may no longer be required to convey receivables as described above as a result of a reduction in the Aggregate Series Nominal Liquidation Amount due to principal payments made in respect of any notes during the Early Redemption Period or as a result of the subsequent addition of receivables to the issuing entity. However, if any Early Redemption Event, other than an Early Redemption Event described in clause 3 or 10 above, occurs, the Revolving Period will recommence following receipt of:

      o written confirmation by Standard & Poor's that its rating of the Series [o] notes will not be withdrawn or lowered as a result of the recommencement; and

      o holders of Series [o] notes evidencing more than 50% of the outstanding dollar principal amount of the Series [o] notes consent to the recommencement of the Revolving Period;

so long as no other Early Redemption Event that has not been cured or waived as described in this prospectus supplement has occurred and the scheduled termination of the Revolving Period has not occurred.

                   Optional Redemption by the Issuing Entity

      Under the indenture, the servicer has the right, but not the obligation, to cause the issuing entity to redeem the Series [o] notes in whole but not in part on any day on or after the day on which the nominal liquidation amount of the Series [o] notes is reduced to $[o] or less. This redemption option is referred to as a clean-up call.

      If the servicer elects to cause the issuing entity to redeem the Series [o] notes, the servicer will cause the issuing entity to notify the registered holders at least 30 days prior to the redemption date. The redemption price of the Series [o] notes will equal 100% of the outstanding dollar principal amount of the Series [o] notes, plus accrued but unpaid interest on the Series [o] notes to but excluding the date of redemption.

      If the issuing entity is unable to pay the redemption price in full on the redemption date, monthly payments on the Series [o] notes will thereafter be made until either the principal of and accrued interest on those notes are paid in full or the legal final occurs, whichever is earlier. Any funds in the principal funding account and interest funding account for the Series [o] notes will be applied to make the principal and interest payments on the Series [o] notes on the redemption date.


--------------------------------------------------------------------------------

                       Deposit and Application of Funds

--------------------------------------------------------------------------------

      The servicer will deposit collections into the Collection Account at the times and in the manner described under "Description of the Sale and Servicing Agreement -- Allocation of Collections; Deposits in Collection Account" in the prospectus. The indenture trustee will then allocate those collections among each series of notes as described in this prospectus supplement. The Series [o] share of those collections is the only source of funds for payments on the Series [o] notes.

      As more fully described under this heading "Deposit and Application of Funds," we will apply the interest collections allocable to Series [o] to pay interest on the Series [o] notes, to pay the servicing fee and to cover charge-offs from defaults on the receivables that are allocable to Series [o]. The Series [o] share of interest collections will be comprised of those interest collections allocable to the nominal liquidation amount of the Series [o] notes and the Series [o] overcollateralization amount. If the Series [o] share of interest collections for any payment date is insufficient to make these payments or to cover the Series [o] share of charge-offs, we will use any excess available interest collections not required by other series of notes to make up the shortfalls. If there remains any unpaid interest on the Series [o] notes after the application of excess available interest collections from other series of notes, we will then use the Series [o] share of principal collections to do so. When it is time to pay principal to Series [o] noteholders or to accumulate principal collections for that purpose, we will use the Series [o] share of principal collections. The Series [o] share of principal collections will be comprised of those principal collections allocable to the nominal liquidation amount of the Series [o] notes and the Series [o] overcollateralization amount. Under some circumstances, we may use principal collections allocated to one or more other series of notes to the extent that such amounts are not then needed by those series.

      The preceding paragraph is a very simplified description of the primary allocations and uses of collections in respect of the receivables. The following descriptions in this prospectus supplement contain a more precise description of the calculations of those allocations and the manner, timing and priorities of the application of those collections. Many of the calculations are complex and are described in the definitions of the terms used. The complex defined terms are needed in order to tell you more precisely the amount that will be available to make a specified payment. The section called "Glossary of Principal Terms for Prospectus Supplement" at the end of this prospectus supplement contains many of these definitions. However, for convenience we often include the definition where its subject is being discussed.

                  Application of Series [o] Available Amounts

Series Available Interest Amount

      We describe how we will allocate the interest collections for each collection period among each series of notes under "-- Allocation Percentages" below. On each payment date, the amount of interest collections that has been allocated to Series [o] will be supplemented by certain additional funds in the following manner:

      o any net investment earnings on funds in the principal funding account will be withdrawn from the principal funding account and added to the Series [o] share of interest collections;

      o if the amount of interest at the Series [o] rate on funds in the principal funding account exceeds the net investment earnings described in the preceding bullet point, the amount of this excess will be deducted from collections otherwise allocable to the depositor and added to the Series [o] share of interest collections;

      o the Series [o] share of any net investment earnings on funds in the excess funding account will be withdrawn from the excess funding account and added to the Series [o] share of interest collections; and

      o any shared excess interest collections from other series will be added to the Series [o] share of interest collections to the extent described in "-- Shared Excess Available Interest Amounts" below.

      The Series [o] share of interest collections, together with the additional funds described in the above four bullet points, are collectively referred to as the "Series [o] Available Interest Amount." On each payment date, the indenture trustee, at the direction of the administrator, will apply the Series [o] Available Interest Amount for that payment date in the following order:

      o first, if DCFS or any of its affiliates is not the servicer, the indenture trustee will apply funds to pay the servicing fee;

      o second, the indenture trustee will deposit into the interest funding account (i) accrued and unpaid interest on the Series [o] notes due on that payment date and (ii) to the extent lawful, interest at the Series [o] rate on any unpaid delinquent interest on the Series [o] notes;

      o third, if DCFS or any of its affiliates is the servicer, the indenture trustee will apply funds to pay the servicing fee;

      o fourth, if the Series [o] Available Interest Amount exceeds the amounts payable in clauses first, second and third, then we will add that excess to the Series [o] share of principal collections for the related collection period to the extent of:

            -- the amount of charge-offs on defaulted receivables that are allocable to Series [o] for the related collection period; and

            --    the Series [o] nominal liquidation amount deficit, if any;
                  and

      o fifth, any Series [o] Available Interest Amount that remains after giving effect to clauses first, second, third and fourth and reimbursement of waived servicing fees, if any, will be treated as part of the "Shared Excess Available Interest Amount" for that payment date and will be applied to cover shortfalls or deficits of other series of notes or, to the extent not needed to cover shortfalls or deficits of other series, paid to the issuing entity for distribution to the depositor.

      The "Series [o] nominal liquidation amount deficit" is the sum of (i) the nominal liquidation amount deficit of the Series [o] notes and (ii) the Series [o] overcollateralization amount deficit. The "nominal liquidation amount deficit of the Series [o] notes" is the amount, if any by which (x) the outstanding dollar principal amount of the Series [o] notes less the amount (other than investment earnings) in the principal funding account and the Series [o] share of the amount (other than investment earnings) in the excess funding account exceeds (y) the nominal liquidation amount of the Series [o] notes. The "Series [o] overcollateralization amount deficit" is the amount, if any, by which (a) the aggregate of reallocations and reductions of the Series [o] overcollateralization amount to cover charge-offs and interest shortfalls exceeds (b) the aggregate amount of reimbursements of such reallocations and reductions.

      [If there is third party credit enhancement, insert here a description of the amount that is payable and the manner of payment to the indenture trustee.]

      The annual Servicing Fee Rate is 1.0%. The monthly servicing fee for all series of notes in the aggregate is 1/12 of 1.0% of the aggregate series nominal liquidation amounts of all outstanding series of notes. A portion of that monthly servicing fee will be allocated to each series of notes pro rata on the basis of the series nominal liquidation amount of each series. If the servicer, in its sole discretion, elects to waive any portion of its servicing fee for a payment date, the servicer will receive such servicing fee on a future payment date out of the amount, if any, available pursuant to clause fifth above.

Fees and Expenses of the Issuing Entity

      As set forth above under the subheading "Series Available Interest Amount", the issuing entity is obligated to pay the servicing fee to the servicer after it pays any interest due on the Series [o] notes. The Servicer in turn is obligated to pay the fees and expenses of the indenture trustee and the owner trustee, the fees and expenses of the accountants in delivering their annual attestation report and the fee of the administrator. The following table illustrates this arrangement.

           Recipient                            Source of Payment                                Fees and Expenses Payable
-----------------------------      --------------------------------------------------      ------------------------------------
Servicer                           Collections on the receivables allocable to Series      The servicing fee as described above
                                   [o] before any payment on the Series [o] notes

Indenture Trustee                  Servicer                                                $[_______] per annum plus reasonable
                                                                                           expenses

Owner Trustee                      Servicer                                                $[_______] per annum plus reasonable
                                                                                           expenses

Any other expenses or liabilities of the issuing entity would be payable by the issuing entity prior to any payments due on the Series [o] notes.

Series Available Principal Amount

      We describe how we will allocate the principal collections for each collection period among each series of notes under "-- Allocation Percentages" below. On each payment date, the amount of principal collections that has been allocated to Series [o] will be supplemented by certain additional funds in the following manner:

      o the amount of any Series [o] Available Interest Amount used to cover the Series [o] share of any charge-offs on defaulted receivables or to cover any Series [o] nominal liquidation amount deficit (as described in clause fourth of the second paragraph under "-- Series Available Interest Amount" above) will be added to the Series [o] share of principal collections; and

      o the amount of any Miscellaneous Payments allocated to Series [o] will be added to the Series [o] share of principal collections;

      The Series [o] share of principal collections, together with the additional funds described in the above two bullet points, are collectively referred to as the "Series [o] Available Principal Amount." On each payment date, the indenture trustee, at the direction of the administrator, will apply the Series [o] Available Principal Amount for that payment date in the following order:

      o first, if the Series [o] Available Interest Amount is not enough to cover the full amount of interest owed on the Series [o] notes on that payment date, the indenture trustee will deposit into the interest funding account the amount of the shortfall in an amount not to exceed the Series [o] nominal liquidation amount (after taking into account any reductions due to charge-offs from uncovered defaulted receivables);

      o second, if Series [o] is in its Accumulation Period, the indenture trustee will deposit the Controlled Deposit Amount, to the extent of the amount of the Series [o] Available Principal Amount after application pursuant to clause first of this paragraph, into the principal funding account and will treat any remaining Series [o] Available Principal Amount as part of the "Shared Excess Available

            Principal Amount" for that payment date to be used to satisfy the principal funding requirements of other series of notes or to be reinvested in receivables;

      o third, if Series [o] is in an Early Redemption Period, the indenture trustee will deposit any remaining Series [o] Available Principal Amount, to the extent of the Series [o] nominal liquidation amount (after taking into account any reductions due to charge-offs of uncovered defaulted receivables and any application pursuant to clause first of this paragraph), into the principal funding account for payment to the Series [o] noteholders;

      o fourth, if Series [o] is not in its Accumulation Period or an Early Redemption Period, we will treat any remaining Series [o] Available Principal Amount as part of the Shared Excess Available Principal Amount for that payment date to be used as described in clause second of this paragraph; and

      o fifth, if Series [o] is in its Accumulation Period or an Early Redemption Period and the nominal liquidation amount of the Series [o] notes has been deposited into the principal funding account, we will treat any remaining Series [o] Available Principal Amount as part of the Shared Excess Available Principal Amount for that payment date to be used as described in clause second of this paragraph. The amount in this clause fifth will represent the Series [o] overcollateralization amount.

      The use of any Series [o] Available Principal Amount under clause first above to pay interest on the Series [o] notes will result in a reduction in the Series [o] nominal liquidation amount as described under "-- Reduction and Reinstatement of Nominal Liquidation Amounts" below.

      If the Series [o] noteholders cause the issuing entity to sell receivables as described below under "-- Sale of Receivables," we will pay the proceeds of such sale to the Series [o] noteholders to the extent of the interest due on the Series [o] notes and the nominal liquidation amount of the Series [o] notes, and the Series [o] noteholders will not receive any further collections on the receivables or other assets of the issuing entity.

                   Shared Excess Available Interest Amounts

      The amount of any Series [o] Available Interest Amount that is not needed to make payments or deposits for Series [o] on any payment date will be available for allocation to other series of notes. Such excess will be treated as part of the Shared Excess Available Interest Amount and will be used for the benefit of other outstanding series to cover any required payments or deposits in respect of those series that, before giving effect to the Shared Excess Available Interest Amount, have not been covered by the respective series available interest amounts for those other series. If these interest shortfalls exceed the Shared Excess Available Interest Amount for any payment date, the amount of the Shared Excess Available Interest Amount will be allocated pro rata among the applicable series based on their respective interest shortfalls. To the extent that the Shared Excess Available Interest Amount for any payment date exceeds those interest shortfalls, the balance will be paid to the issuing entity for application under the sale and servicing agreement.

                   Shared Excess Available Principal Amounts

      The amount of any Series [o] Available Principal Amount that is not needed to make payments or deposits for Series [o] on any payment date will be available for allocation to other series of notes. Such excess will be treated as part of the Shared Excess Available Principal Amount and will be used for the benefit of other outstanding series to cover any required payments or deposits in respect of those series that, before giving effect to the Shared Excess Available Principal Amount, have not been covered by the respective series available principal amounts for those other series. If these principal shortfalls exceed the Shared Excess Available Principal Amount for any payment date, the amount of the Shared Excess Available Principal Amount will be allocated pro rata among the applicable series based on their respective principal shortfalls. Any reallocation of the Series [o] Available Principal Amount for this purpose will not reduce the nominal liquidation amount of the Series [o] notes. To the extent that the Shared Excess Available Principal Amount for any payment date exceeds those principal shortfalls, the balance will be paid to the issuing entity for application under the sale and servicing agreement.

          Reduction and Reinstatement of Nominal Liquidation Amounts

      The calculation of a series nominal liquidation amount is described under "The Notes -- Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes" in the prospectus. That section contains a description of reductions and reinstatements of the series nominal liquidation amount other than on account of principal payments or deposits into the principal funding account.

      The Series [o] nominal liquidation amount at the Series [o] Cut-Off Date is the sum of:

      o the $[o] initial nominal liquidation amount of the Series [o] notes (which equals the initial outstanding dollar principal amount of the Series [o] notes) plus

      o the $[o] Series [o] overcollateralization amount at the initial issuance of the Series [o] notes.

      The Series [o] nominal liquidation amount will be calculated on each payment date. Generally, the Series [o] nominal liquidation amount for each payment date will be an amount equal to the Series [o] nominal liquidation amount as calculated on the prior determination date, decreased by certain reductions since that date and increased by certain reinstatements since that date. We describe these reductions and reinstatements below.

Reductions

      The Series [o] nominal liquidation amount will be reduced on any payment date by the following amounts allocated on that payment date:

      o the amount of any Series [o] Available Principal Amount used to pay interest on the Series [o] notes as described above under "-- Application of Series [o] Available Amounts -- Series Available Principal Amount"; and

      o the amount of charge-offs on defaulted receivables in the related collection period that are allocated to Series [o], to the extent that they are not covered by the portion of the Series [o] Available Interest Amount that is applied to cover such charge-offs as described above under "-- Application of Series [o] Available Amounts -- Series Available Interest Amount."

      In addition, the portion of the Series [o] nominal liquidation amount constituting the nominal liquidation amount of the Series [o] notes will be
(i) reduced by (x) the amount of any funds (other than investment earnings) deposited into the principal funding account since the prior date on which the Series [o] nominal liquidation amount was calculated and (y) the amount (other than investment earnings) deposited into the excess funding account since the prior calculation date in connection with a reduction in principal receivables that is allocable to Series [o] and (ii) increased by amounts (other than investment earnings) that are withdrawn from the excess funding account since such prior calculation date in connection with the purchase of additional principal receivables and are allocable to Series [o].

      On each payment date, we will allocate the amount of any reduction in the Series [o] nominal liquidation amount due to the above two bullet points in the following order:

      o first, we will reduce the Series [o] overcollateralization amount by the amount of such reduction until the Series [o] overcollateralization amount reaches zero; and

      o second, we will reduce the nominal liquidation amount of the Series [o] notes by any remaining amount of such reduction until the nominal liquidation amount of the Series [o] notes reaches zero.

      When we reduce the Series [o] overcollateralization amount as described in clause first above, we will apply such reduction to the portion of the Series [o] overcollateralization amount constituting the Primary Series [o] overcollateralization amount. Initially, the Primary Series [o] overcollateralization amount equals the Series [o] overcollateralization percentage of the initial nominal liquidation amount of the Series [o] notes. In general, if the Primary Series [o] overcollateralization amount on any payment date (after giving effect to any reductions and reinstatements) is reduced below the then-required level, an Early Redemption Event will occur. This required level, referred to as the "Required Primary Series [o] overcollateralization amount," will be calculated on each payment date to be an amount equal to the product of the Series [o] overcollateralization percentage and the nominal liquidation amount of the Series [o] notes on that payment date, after giving effect to all allocations and distributions on that date (but without giving effect to any reductions or reinstatements described under this heading except for reductions due to deposits to the principal funding account and reductions and increases related to deposits to and withdrawals from the excess funding account).

      While we will reduce the nominal liquidation amount of the Series [o] notes due to reallocations and charge-offs as described above, the outstanding dollar principal amount of the Series [o] notes will not be similarly reduced for these amounts. Consequently, if the Series [o] overcollateralization amount is reduced to zero and the nominal liquidation amount of the Series [o] notes is thereafter reduced by charge-offs or reallocations as described above and not reinstated as described below, then the issuing entity will not have sufficient assets allocable to your series to pay the outstanding dollar principal amount of the Series [o] notes in full. In this case, you will incur a loss on your notes.

Reinstatements

      The Series [o] nominal liquidation amount will be reinstated on any payment date by the amount of the Series [o] Available Interest Amounts that we apply to cover the Series [o] nominal liquidation amount deficit pursuant to clause fourth under "-- Application of Series [o] Available Amounts -- Series Available Interest Amount" above. We will allocate the amount of that reinstatement on that payment date in the following order:

      o first, if the nominal liquidation amount of the Series [o] notes has been reduced by charge-offs or reallocations as described above and not fully reinstated, we will allocate the reinstatement amount to the nominal liquidation amount of the Series [o] notes until it equals the outstanding dollar principal amount of the Series [o] less any amounts (other than investment earnings) in the principal funding account, any principal payments made to the Series [o] noteholders and the Series [o] share of amounts (other than investment earnings) in the excess funding account; and

      o second, we will allocate any remaining reinstatement amount to the Series [o] overcollateralization amount until the Series [o] overcollateralization amount has been fully reinstated.

      We will apply any reinstatement allocated to the Series [o] overcollateralization amount, as described in clause second above, to the portion of the Series [o] overcollateralization amount constituting the Primary Series [o] overcollateralization amount.

      The nominal liquidation amounts of other series of notes will be subject to similar reductions and reinstatements.

                    Series [o] Overcollateralization Amount

      The Series [o] overcollateralization amount is intended to provide additional collections to protect Series [o] noteholders against the reduction in the Series [o] Available Interest Amount and the Series [o] Available Principal Amount because of losses and delinquencies on the receivables.

      The Series [o] overcollateralization amount will equal the sum of (i) the Primary Series [o] overcollateralization amount and (ii) the incremental overcollateralization amount. Each of these component amounts may fluctuate from time to time as described below.

      The "Primary Series [o] overcollateralization amount" initially will equal the Series [o] overcollateralization percentage of the initial nominal liquidation amount of the Series [o] notes. Afterwards, the Primary Series [o] overcollateralization amount will be calculated on each payment date to be the product of (i) the Series [o] overcollateralization percentage times (ii) the nominal liquidation amount of the Series [o] notes on that payment date (after giving effect to all allocations, deposits and payments), which product will be decreased by all reductions that have been allocated to the Series [o] overcollateralization amount, as described above under "-- Reduction and Reinstatement of Nominal Liquidation Amounts," and increased by all reinstatements that have been allocated to the Series [o] overcollateralization amount, as described under the same heading. However, if an Early Redemption Period has commenced and the Revolving Period has not recommenced, the nominal liquidation amount of the Series [o] notes referred to in clause (ii) above will be the nominal liquidation amount of the Series [o] notes at the commencement of that Early Redemption Period. A more detailed definition of the Primary Series [o] overcollateralization amount is provided in the "Glossary of Principal Terms for Prospectus Supplement" at the end of this prospectus supplement.

      The "Series [o] overcollateralization percentage" is [o]%, except that if the long-term unsecured debt of DaimlerChrysler AG is reduced below BBB- by Standard & Poor's, then the Series [o] overcollateralization percentage will be [o]% until that rating is increased to at least BBB-.

      In general, if the Primary Series [o] overcollateralization amount on any payment date (after giving effect to any reductions and reinstatements) is reduced below the Required Primary Series [o] overcollateralization amount for that payment date, an Early Redemption Event will occur. See "Series Provisions -- Early Redemption Events" above.

      The "incremental overcollateralization amount" on any determination date will equal the product of:

      o a fraction, the numerator of which is the Series [o] nominal liquidation amount (calculated without including the incremental overcollateralization amount), and the denominator of which is the Pool Balance on the last day of the preceding collection period times

      o     the excess, if any, of:

            -- the sum of the Overconcentration Amount and the aggregate amount of Ineligible Receivables on that determination date over

            -- the aggregate amount of Ineligible Receivables and receivables in accounts containing Dealer Overconcentrations, in each case that became Defaulted Receivables during the preceding collection period and are not subject to reassignment from the issuing entity, unless any insolvency event relating to the depositor or DCFS has occurred, as further described in the sale and servicing agreement.

      The terms used in this definition are defined in the "Glossary of Principal Terms for Prospectus" at the end of the prospectus.

      As of the Series [o] Cut-Off Date, the Series [o] overcollateralization amount was $[o].

      The issuing entity may change the Series [o] overcollateralization amount, including the component amounts comprising the Series [o] overcollateralization amount, at any time without any notice to or consent of any noteholder so long as:

      o the issuing entity receives confirmation from the rating agencies that the change will not result in a reduction or withdrawal of the rating of the Series [o] notes; and

      o the issuing entity delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax and Michigan income and franchise tax purposes (1) the change will not adversely affect in any material respect the characterization of the notes of any outstanding series, class or subclass as debt,
            (2) the change will not cause a taxable event to holders of any outstanding notes and (3) following the change, the issuing entity will not be an association, or a publicly traded partnership, taxable as a corporation.


                                 [Reserve Fund

      If the Series [o] notes have the benefit of a reserve fund, describe the reserve fund here.]


                            Allocation Percentages

      We will allocate to Series [o] all collections on the receivables, any charge-offs on defaulted receivables and any Miscellaneous Payments for each collection period on the basis of various percentages. Which percentage we use depends on the amount that we are allocating and, in the case of principal collections, on whether the principal collections are received in the Revolving Period, the Accumulation Period or an Early Redemption Period.

      We will make allocations among each series of notes (including Series [o]) as follows:

      o interest collections and charge-offs on defaulted receivables will be allocated to each series of notes based on its series floating allocation percentage;

      o principal collections will be allocated to each series based on its series principal allocation percentage; and

      o Miscellaneous Payments will be allocated to each series of notes based on its series miscellaneous allocation percentage.

      The series floating allocation percentage effects, in general, a pro rata allocation based on the series nominal liquidation amount of each series. The series floating allocation percentage for Series [o], referred to as the "Series [o] floating allocation percentage," for any collection period will be the percentage equivalent, which shall never exceed 100%, of a fraction:

      o the numerator of which is the Series [o] nominal liquidation amount as of the last day of the immediately preceding collection period (or the Series [o] issuance date in the case of the first collection period); and

      o the denominator of which is the Pool Balance as of the last day of the immediately preceding collection period (or the Series [o] Cut-Off Date in the case of the first collection period).

      The series principal allocation percentage is, in general, based on the series nominal liquidation amount of each series, which will be fixed for any series at the end of its revolving period. Consequently, even though we are distributing or accumulating principal collections for the noteholders of a series, the numerator used for the calculation for that series will not decline. The series principal allocation percentage for Series [o], referred to as the "Series [o] principal allocation percentage," for any collection period will be the percentage equivalent, which shall never exceed 100%, of a fraction:

      o the numerator of which is the Series [o] nominal liquidation amount as of the last day of the immediately preceding collection period (or the Series [o] issuance date in the case of the first collection period), except that if the Accumulation Period or an Early Redemption Period has commenced, the numerator will be the Series [o] nominal liquidation amount as of the last day of the collection period ending prior to the commencement of the Accumulation Period or Early Redemption Period, as applicable; and

      o the denominator of which is the greater of (i) the Pool Balance as of the last day of the immediately preceding collection period (or the Series [o] Cut-Off Date in the case of the first collection period) and (ii) the sum of the numerators used to calculate the percentages for allocating principal collections to all outstanding series of notes (including the Series [o] notes) for that collection period.

      This Series [o] principal allocation percentage will adjust if the Series [o] notes or any other series of notes has entered into an early redemption period since the prior collection period.

      The series miscellaneous allocation for Series [o], referred to as the "Series [o] miscellaneous allocation percentage," for any collection period will be the percentage equivalent, which shall never exceed 100%, of a fraction:

      o the numerator of which is the Series [o] nominal liquidation amount as of the last day of the immediately preceding collection period; and

      o the denominator of which is the Aggregate Series Nominal Liquidation Amount as of that last day.

                       Required Participation Percentage

      As described under "Description of the Sale and Servicing Agreement -- Addition of Accounts" in the prospectus, the depositor will be required to add to the issuing entity the receivables of Additional Accounts if the Pool Balance at the end of a collection period is less than the Required Participation Amount for the following payment date. The calculation of the Required Participation Amount is a function of the Required Participation Percentage. The "Required Participation Percentage" for Series [o] is [103]%. However, if either (a) the aggregate amount of principal receivables due from either AutoNation, Inc. and its affiliates or United Auto Group, Inc. and its affiliates on the close of business on the last day of any collection period is greater than 4% of the Pool Balance on that day or (b) the aggregate amount of principal receivables due from any other dealer at such time is greater than 1.5% of the Pool Balance on that day, then the Required Participation Percentage, as of that last day and with respect to that collection period and the immediately following collection period only, will be 104%. Furthermore, the depositor may, upon ten days' prior notice to the indenture trustee and the rating agencies and without any notice to or consent of any noteholder, reduce the Required Participation Percentage to not less than 100%, so long as the rating agencies shall not have notified the depositor or the servicer that such reduction will result in a reduction or withdrawal of the rating of the Series [o] notes or any other outstanding series or class of notes.

                            Excess Funding Account

      Unless and until an Early Redemption Event has occurred or the Accumulation Period has commenced, the indenture trustee will keep the Series [o] share of the funds on deposit in the excess funding account in this trust account. The indenture trustee will generally invest funds on deposit in the excess funding account at the direction of the servicer in Permitted Investments. Those investments must mature on or prior to the next payment date unless the rating agencies confirm that a longer maturity will not result in the downgrade or withdrawal of their ratings of the Series [o] notes.

      We will pay funds on deposit in the excess funding account to the depositor or allocate them to one or more series of notes that are in amortization or accumulation periods, but only to the extent of any increases in the Pool Balance as a result of the addition of receivables to the issuing entity, certain reductions in the Seller's Interest, or certain reductions in the nominal liquidation amount of any other series of notes. We will deposit additional amounts in the excess funding account on a payment date to the extent described under "Description of the Sale and Servicing Agreement -- Excess Funding Account Deposits and Withdrawals" in the prospectus.

      On each payment date, we will treat the Series [o] share of all net investment income received on amounts in the excess funding account since the prior payment date as part of the Series [o] Available Interest Amount.

      At the end of the Revolving Period, we will transfer the Series [o] share of any funds (other than investment income) on deposit in the excess funding account to the principal funding account. No funds allocable to Series [o] will be deposited in the excess funding account during any Early Redemption Period.

                              Sale of Receivables

      Receivables may be sold upon the insolvency of the depositor, DCFS or DaimlerChrysler, an acceleration of the Series [o] notes after an event of default and on the legal final of the Series [o] notes. If such an insolvency occurs or the Series [o] notes are accelerated after an event of default, each holder of Series [o] notes may notify the indenture trustee that it desires to exercise the put feature that is part of its Series [o] notes. The "put feature" will be deemed to be exercised only if at least one of the following conditions is met:

      o the holders of at least 90% of the outstanding dollar principal amount of the Series [o] notes have notified the indenture trustee that they desire to exercise the put feature in respect of their Series [o] notes; or

      o the holders of a majority of the outstanding dollar principal amount of the Series [o] notes have notified the indenture trustee that they desire to exercise the put feature in respect of their Series [o] notes and the net proceeds of the sale of Receivables pursuant to such exercise (as described below) plus amounts on deposit in the principal funding account would be sufficient to pay all amounts due on the Series [o] notes; or

      o     both:

            -- the indenture trustee determines that the funds to be allocated to the Series [o] notes, including (1) the Series [o] Available Interest Amounts and Series [o] Available Principal Amounts and (2) amounts on deposit in the principal funding account, may not be sufficient on an ongoing basis to make payments on the Series [o] notes as such payments would have become due if such obligations had not been declared due and payable and

            -- holders of at least 66 2/3% of the outstanding dollar principal amount of the Series [o] notes have notified the indenture trustee that they desire to exercise the put feature in respect of their Series [o] notes.

      If the put feature is deemed to be exercised as provided in the preceding sentence, it will be deemed to be exercised by all holders of the Series [o] notes, whether or not they have actually given notice of their desire to exercise the put feature. Upon such deemed exercise of the put feature, the indenture trustee will cause the issuing entity to sell principal receivables and the related non-principal receivables (or interests therein) in the amount described below. The holders of the Series [o] notes will maintain their rights in their Series [o] notes until such sale proceeds have been applied to payment of the amounts due on the Series [o] notes and shall deliver their Series [o] notes to the issuing entity as part of their exercise of the put feature. We will pay any remaining amount to the depositor.

      If principal of or interest on the Series [o] notes has not been paid in full on the legal final (after giving effect to any adjustments, deposits and payments to be made on that date), the sale will automatically take place on that date. We will apply proceeds from the sale to the payment of the amounts due on the Series [o] notes. We will pay any excess to the depositor.

      In the case of any such sale, the amount of receivables sold will be in an amount not exceeding the Series [o] nominal liquidation amount. The nominal liquidation amount of the Series [o] notes will be automatically reduced to zero upon the sale. After the sale, we will not allocate any further interest collections or principal collections to the Series [o] notes.

      The amount of proceeds from the sale of receivables for the Series [o] notes may be less than the outstanding dollar principal amount of the Series [o] notes. This deficiency can arise if the Series [o] nominal liquidation amount was reduced below the outstanding dollar principal amount of the Series [o] notes before the sale of receivables or if the sale price for the receivables was less than the outstanding dollar principal amount of the Series [o] notes. These types of deficiencies will not be reimbursed.

      Any amount remaining on deposit in the interest funding account when the Series [o] notes have received final payment as described in "-- Final Payment of the Series [o] Notes" after a sale of receivables will be treated as interest collections and be allocated and applied as described in "-- Application of Series [o] Available Amounts."

                     Final Payment of the Series [o] Notes

      Series [o] noteholders will be entitled to payment of principal in an amount equal to the outstanding dollar principal amount of the Series [o] notes. However, the Series [o] Available Principal Amount will be available to pay principal on the Series [o] notes only up to the Series [o] nominal liquidation amount, which may be reduced for charge-offs due to uncovered defaults on principal receivables and reallocations of any portion of the Series [o] Available Principal Amount to pay interest on the Series [o] notes. In addition, if a sale of receivables to pay outstanding amounts on the Series [o] notes occurs (as described in "-- Sale of Receivables"), the amount of receivables sold will be limited to the Series [o] nominal liquidation amount. If the Series [o] nominal liquidation amount has been reduced below the outstanding dollar principal amount of the Series [o] notes and has not been reinstated to that amount as described in this prospectus supplement, Series [o] noteholders will not receive full payment of the outstanding dollar principal amount of their notes.

      On the date of a sale of receivables following acceleration of the Series [o] notes or on the legal final of the Series [o] notes, the proceeds of such sale, but only up to the Series [o] nominal liquidation amount, will be available to pay the outstanding dollar principal amount of the Series [o] notes.

      The Series [o] notes will be considered to be paid in full, the holders of the Series [o] notes will have no further right or claim, and the issuing entity will have no further obligation or liability for principal or interest, on the earliest to occur of:

      o the date of the payment in full of the stated principal amount of and all accrued interest on the Series [o] notes;

      o the date on which the outstanding dollar principal amount of the Series [o] notes is reduced to zero, and all accrued interest on the Series [o] notes is paid in full;

      o the legal final of the Series [o] notes, after giving effect to all deposits, allocations, reallocations, sales of receivables and payments to be made on that date; and

      o the date on which a sale of receivables in respect of Series [o] has taken place, as described in "-- Sale of Receivables."


--------------------------------------------------------------------------------

                            [The Swap Counterparty]

--------------------------------------------------------------------------------

      [[________________] is the swap counterparty. It is organized as a [______________] under the laws of [_________________]. [To be inserted:
description of the general character of the business of the swap counterparty].

      [The long-term credit rating assigned to the swap counterparty by [____________] is currently "[______]" and by [__________________] is currently "[_______]".

      [Upon the occurrence of an event of default or termination event specified in the interest rate swap, the interest rate swap agreement may be replaced with a replacement interest rate swap as described above under "Payments on the [Notes] [Securities] -- Interest Rate Swap."]

      [Based on a reasonable good faith estimate of maximum probable exposure, the significant percentage in respect of the interest rate swap is less than 10%].]


      [Insert any additional disclosure regarding the swap counterparty as required by Item 1115 of Regulation AB.]


--------------------------------------------------------------------------------

    [Information Regarding the Credit Enhancer and the Credit Enhancement]

--------------------------------------------------------------------------------

      [Insert disclosure regarding the credit enhancement and the credit enhancer as required by Item 1114 of Regulation AB.]


--------------------------------------------------------------------------------

                      Owner Trustee and Indenture Trustee

--------------------------------------------------------------------------------

                                 Owner Trustee

      Deutsche Bank Trust Company Delaware is the owner trustee under the trust agreement, succeeding Chase Bank USA, National Association in such capacity on September 22, 2006. Deutsche Bank Trust Company Delaware is a Delaware banking corporation and an affiliate of Deutsche Bank Trust Company Americas, a

New York corporation, which provides support services on its behalf in this transaction. Its principal offices are located at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805.

      Deutsche Bank Trust Company Delaware has acted as owner trustee on numerous asset-backed transactions (with Deutsche Bank Trust Company Americas providing administrative support), including acting as owner trustee on various auto loan and auto lease securitization transactions. While the structures of the transactions referred to in the preceding sentence may differ among these transactions, Deutsche Bank Trust Company Delaware, and Deutsche Bank Trust Company Americas on its behalf, is experienced in administering transactions of this kind.

      We describe the duties and responsibilities of the owner trustee under the trust agreement in "The Issuing Entity - The Owner Trustee" in the accompanying prospectus.

                               Indenture Trustee

      The Bank of New York, a New York banking corporation, is the indenture trustee under the indenture for the notes, and has been the indenture trustee since creation of the issuing entity. Its principal corporate trust office is located at 101 Barclay Street, New York, New York 10286. The Bank of New York has acted, and is currently acting, as indenture trustee and trustee for a number of securitization transactions and programs involving pools of auto dealer floorplan receivables. The Bank of New York is one of the largest corporate trust providers of trust services on securitization transactions.

      We describe the duties and responsibilities of the indenture trustee under the indenture in "The Indenture - The Indenture Trustee" in the accompanying prospectus.


--------------------------------------------------------------------------------

        Affiliation and Certain Relationships and Related Transactions

--------------------------------------------------------------------------------

      DaimlerChrysler Financial Services Americas LLC, as sponsor, created the issuing entity (DaimlerChrysler Master Owner Trust). DaimlerChrysler Financial Services Americas LLC is also the originator and servicer of the receivables. DaimlerChrysler Wholesale Receivables LLC is the depositor and is indirectly wholly-owned by DaimlerChrysler Financial Services Americas LLC. The owner trustee and the indenture trustee are banking corporations that the sponsor and its affiliates may have other banking relationships with directly or with their affiliates in the ordinary course of their businesses. In some instances the owner trustee and the indenture trustee will be acting in similar capacities for other asset-backed transactions of the sponsor for similar or other asset types. The owner trustee and the indenture trustee charge fees for their services and such fees are paid by the servicer and not out of the cash flows of the issuing entity.

--------------------------------------------------------------------------------

                                 Underwriting

--------------------------------------------------------------------------------

      Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to each of the underwriters named below, and each underwriter has severally agreed to purchase, Series [o] notes in the principal amount indicated opposite its name:

-------------------------------------------------------------------------------

    ---------------------------------------------------------------------------
                                                          Principal Amount
                         Underwriters                     of Series [o] notes
    -------------------------------------------------------------------------

    [Underwriters]....................................... $              [o]
    -------------------------------------------------------------------------
             Total....................................... $              [o]
    -------------------------------------------------------------------------

-------------------------------------------------------------------------------

      [In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Series [o] notes offered hereby if any of these notes are purchased.

      The underwriters propose initially to offer the Series [o] notes to the public at the public offering price shown on the cover page of this prospectus supplement, and to securities dealers at that price less concessions not greater than [o]% of the principal amount of the Series [o] notes. The underwriters may allow, and the securities dealers may reallow to other securities dealers, concessions not greater than [o]% of the principal amount of the Series [o] notes. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.]

      [Distribution of the Series [o] notes will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor will be [o]% of the aggregate principal amount of the Series [o] notes plus accrued interest from [o], before deducting expenses estimated to be $[o]. In connection with the purchase and sale of the Series [o] notes, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discount.]

      In the ordinary course of its business, the underwriters and their affiliates have engaged and may engage in investment banking transactions with the depositor and its affiliates.

      The underwriters intend to make a secondary market in the Series [o] notes, but have no obligation to do so. We cannot assure you that a secondary market for the Series [o] notes will develop or, if it does develop, that it will continue or that it will provide holders of the Series [o] notes with a sufficient level of liquidity of the Series [o] notes.

--------------------------------------------------------------------------------

                                 Legal Matters

--------------------------------------------------------------------------------

      Certain legal matters relating to the Series [o] notes will be passed upon for DCWR by Sidley Austin LLP, New York, New York, and for the underwriters by Sidley Austin LLP. Federal income tax and ERISA matters will be passed upon for DCWR and the issuing entity by Sidley Austin LLP. In addition to representing the underwriters, Sidley Austin LLP from time to time represents DaimlerChrysler Financial Services Americas LLC and its affiliates on other matters. See "Legal Matters" in the prospectus.

--------------------------------------------------------------------------------

                                 Note Ratings

--------------------------------------------------------------------------------


     This issuing entity will issue the Series [o] notes only if they are rated ["Aaa"] by Moody's and ["AAA"] by Standard & Poor's and Fitch at the time of issuance.


     The depositor has requested that each rating agency maintain ongoing surveillance of its ratings assigned to the Series [o] notes in accordance with the rating agency's policy, but we cannot assure you that a rating agency will continue its surveillance of the ratings assigned to the Series [o] notes.

      The rating agencies and their ratings only address the likelihood that you will timely receive interest payments due and the likelihood that you will ultimately receive all of your required principal payments by the legal final. The rating agencies and their ratings do not address the likelihood you will receive principal payments on a scheduled date or whether you will receive any principal on your Series [o] notes prior to or after the Series [o] expected principal payment date.

      The ratings assigned to the Series [o] notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency.

--------------------------------------------------------------------------------

             Glossary of Principal Terms for Prospectus Supplement

--------------------------------------------------------------------------------

      "Accumulation Period" means the period beginning on the Accumulation Period Commencement Date and terminating on the earlier of:

      o the payment date on which the outstanding dollar principal amount of the Series [o] notes is reduced to zero; and

      o the close of business on the day immediately preceding the day on which an Early Redemption Period commences.

      If an Early Redemption Period that is not terminated, as described under "Series Provisions -- Early Redemption Events" in this prospectus supplement, has commenced before the Accumulation Period Commencement Date, the Series [o] notes will not have an Accumulation Period.

      "Accumulation Period Commencement Date" means [o] or, if the issuing entity, acting directly or through the administrator, elects to delay the start of the Accumulation Period, a later date selected by the issuing entity. In selecting an Accumulation Period Commencement Date, the issuing entity must satisfy the conditions described under "Series Provisions -- Principal" in this prospectus supplement.

      "Accumulation Period Length" means the number of full collection periods between the Accumulation Period Commencement Date and the Series [o] Expected Principal Payment Date.

      "administrator" means DCFS acting as an administrative agent for the issuing entity pursuant to an administration agreement with the issuing entity and the indenture trustee.

      "Calculation Agent" means, initially, the indenture trustee.

      "collection period" means, for any payment date, the calendar month preceding the month in which that payment date occurs.

      "Controlled Accumulation Amount" means an amount equal to the outstanding dollar principal amount of the Series [o] notes as of the Accumulation Period Commencement Date, divided by the Accumulation Period Length.

      "Controlled Deposit Amount" means, for a payment date, the excess of:

      o     the Controlled Accumulation Amount over

      o any funds in the excess funding account that are allocable to Series [o] and will be deposited into the principal funding account on that payment date.

      "DaimlerChrysler" means DaimlerChrysler Corporation and its successors.

      "DCFS" means DaimlerChrysler Financial Services Americas LLC and its successors.

      "DCWR" means DaimlerChrysler Wholesale Receivables LLC and its successors.

      "depositor" means DCWR.

      "Early Redemption Events" are described under "Series Provisions -- Early Redemption Events" in this prospectus supplement.

      "Early Redemption Period" means a period beginning on the day on which an Early Redemption Event occurs and terminating on the earliest of:

      o the payment date on which the outstanding dollar principal amount of the Series [o] notes is reduced to zero;

      o     the legal final; and

      o if this Early Redemption Period has commenced before the scheduled termination of the Revolving Period, the day on which the Revolving Period recommences under the limited circumstances described under "Series Provisions -- Early Redemption Events" in this prospectus supplement.

      "Excluded Dealers" means the dealers that are in voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation or that, subject to limitations, are being voluntarily removed by the depositor from the issuing entity.

      "Excluded Receivables" means principal receivables with respect to Excluded Dealers.

      "incremental overcollateralization amount" is described under "Deposit and Application of Funds -- Series [o] Overcollateralization Amount" in this prospectus supplement.

      "interest funding account" means a Qualified Trust Account maintained in the name of the indenture trustee for the benefit of the Series [o] noteholders and in which interest is deposited for payment to the Series [o] noteholders.

      "Interest Period" means, with respect to any payment date, the period from and including the preceding payment date to but excluding that payment date, or, in the case of the first payment date, from and including the Series [o] issuance date to but excluding the first payment date.

      "issuing entity" means DaimlerChrysler Master Owner Trust and its successors.

      "legal final" means the payment date in [o], which is the payment date on which the Series [o] notes are required to be paid.

      ["LIBOR" means, with respect to any Interest Period, the rate established by the Calculation Agent, which will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Determination Date. However, if on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks, which shall be four major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on that date. If at least two reference banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all the quotations. If on that date fewer than two of the reference banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New

York City time, on that date to leading European banks for United States dollar deposits for one month. If, however, those banks are not quoting as described above, LIBOR for that date will be LIBOR applicable to the Interest Period immediately preceding that Interest Period.]

      ["LIBOR Business Day" means a day that is both a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.]

      ["LIBOR Determination Date" means, with respect to any Interest Period, the second LIBOR Business Day prior to that Interest Period.]

      "Monthly Interest" means, for any payment date, the amount of interest accrued in respect of the Series [o] notes during the Interest Period for that payment date.

      "Monthly Principal" means, for any payment date relating to the Accumulation Period or any Early Redemption Period will equal the Series [o] share of principal collections for the related collection period less any portion thereof that is applied to pay interest on the Series [o] notes on that payment date. However, for each payment date with respect to the Accumulation Period, Monthly Principal will not exceed the Controlled Deposit Amount for that payment date plus any Controlled Deposit Amount for a prior payment date that has not been previously deposited into the principal funding account. Also, Monthly Principal in any event will not exceed the nominal liquidation amount of the Series [o] notes.

      "nominal liquidation amount of the Series [o] notes" means the outstanding dollar principal amount of the Series [o] notes (which upon initial issuance will be $[o]), minus the reductions in the nominal liquidation amount of the Series [o] notes described under "Deposit and Application of Funds -- Reduction and Reinstatement of Nominal Liquidation Amounts" in this prospectus supplement, plus the increases in the nominal liquidation amount of the Series [o] notes described under that heading.

      "nominal liquidation amount deficit of the Series [o] notes" is described under "Deposit and Application of Funds -- Application of Series [o] Available Amounts -- Series Available Interest Amount" in this prospectus supplement.

      "payment date" means the [15th] day of each month (or if that [15th] day is not a business day, the next following business day), commencing on [o].

      "Primary Series [o] overcollateralization amount" means, initially, the Series [o] overcollateralization percentage of the initial nominal liquidation amount of the Series [o] notes. Afterwards, the Primary Series [o] overcollateralization amount will be calculated on each payment date to be an amount equal to, without duplication:

      o the product of (i) the Series [o] overcollateralization percentage times (ii) the nominal liquidation amount of the Series [o] notes on that payment date (after giving effect to all allocations, deposits and payments); minus

      o all reductions that have been allocated to the Series [o] overcollateralization amount, as described under "Deposit and Application of Funds -- Reduction and Reinstatement of Nominal Liquidation Amounts," due to the use of Series [o] Available Principal Amounts to pay interest on the Series [o] notes; minus

      o all reductions resulting from uncovered charge-offs that have been allocated to the Series [o] overcollateralization amount, as described under the same heading; plus

      o all reinstatements that have been allocated to the Series [o] overcollateralization amount, as described under the same heading, due to the application of Series [o] Available Interest Amounts to cover the Series [o] nominal liquidation amount deficit.

      However, if an Early Redemption Period has commenced and the Revolving Period has not recommenced, the nominal liquidation amount of the Series [o] notes referred to in clause (ii) of the first bullet point above will be the nominal liquidation amount of the Series [o] notes at the commencement of that Early Redemption Period.

      "principal funding account" means a Qualified Trust Account maintained in the name of the indenture trustee for the benefit of the Series [o] noteholders and in which principal is accumulated for payment to the Series [o] noteholders.

      "put feature" is described under "Deposit and Application of Funds -- Sale of Receivables" in this prospectus supplement.

      "rating agencies" means, with respect to the Series [o] notes, each of [Moody's, Standard & Poor's and Fitch].

      "Required Participation Percentage" means [103%]. However, if either (a) the aggregate amount of principal receivables due from either AutoNation, Inc. and its affiliates or United Auto Group, Inc. and its affiliates on the close of business on the last day of any collection period is greater than 4% of the Pool Balance on that day or (b) if the aggregate amount of principal receivables due from any other dealer at such time is greater than 1.5% of the Pool Balance on that day, the Required Participation Percentage shall mean, as of that last day and with respect to that collection period and the immediately following collection period only, [104%]. Furthermore, the depositor may, upon ten days' prior notice to the indenture trustee and the rating agencies and without any notice to or consent of any noteholder, reduce the Required Participation Percentage to not less than 100%, so long as the rating agencies shall not have notified the depositor or the servicer that such reduction will result in a reduction or withdrawal of the rating of the Series [o] notes or any other outstanding series or class of notes.

      "Required Primary Series [o] overcollateralization amount" means, for any payment date, the product of the Series [o] overcollateralization percentage and the nominal liquidation amount of the Series [o] notes on that payment date, after giving effect to all allocations and distributions on that date (but without giving effect to any reductions or reinstatements described under "Deposit and Application of Funds -- Reduction and Reinstatement of Nominal Liquidation Amounts," except for reductions due to deposits to the principal funding account and reductions and increases related to deposits to and withdrawals from the excess funding account).

      "Revolving Period" means the period beginning at the close of business on the Series [o] Cut-Off Date and terminating on the earlier of:

      o the close of business on the day immediately preceding the Accumulation Period Commencement Date; and

      o the close of business on the day immediately preceding the day on which an Early Redemption Period commences.

      The Revolving Period, however, may recommence upon the termination of an Early Redemption Period as described under "Series Provisions -- Early Redemption Events" in this prospectus supplement.

      "Series [o] Available Interest Amount" is described under "Deposit and Application of Funds -- Application of Series [o] Available Amounts -- Series Available Interest Amount" in this prospectus supplement.

      "Series [o] Available Principal Amount" is described under "Deposit and Application of Funds -- Application of Series [o] Available Amounts -- Series Available Principal Amount" in this prospectus supplement.

      "Series [o] Cut-Off Date" means [o].

      "Series [o] Expected Principal Payment Date" means the [o] payment date.

      "Series [o] floating allocation percentage" means, for any collection period, the percentage equivalent, which shall never exceed 100%, of a fraction:

      o the numerator of which is the Series [o] nominal liquidation amount as of the last day of the immediately preceding collection period (or the Series [o] issuance date in the case of the first collection period); and

      o the denominator of which is the Pool Balance as of the last day of the immediately preceding collection period (or the Series [o] Cut-Off Date in the case of the first collection period).

      "Series [o] issuance date" means the date on which the Series [o] notes are initially issued.

      "Series [o] miscellaneous allocation percentage" means, for any collection period, the percentage equivalent, which shall never exceed 100%, of a fraction:

      o the numerator of which is the Series [o] nominal liquidation amount as of the last day of the immediately preceding collection period; and

      o the denominator of which is the Aggregate Series Nominal Liquidation Amount as of that last day.

      "Series [o] nominal liquidation amount" means the sum of:

      o     the nominal liquidation amount of the Series [o] notes; plus

      o     the Series [o] overcollateralization amount.

      "Series [o] nominal liquidation amount deficit" is described under "Deposit and Application of Funds -- Application of Series [o] Available Amounts -- Series Available Interest Amount" in this prospectus supplement.

      "Series [o] notes" means the issuing entity's [Floating Rate] Auto Dealer Loan Asset Backed Notes, Series [o].

      "Series [o] overcollateralization amount" is described under "Deposit and Application of Funds -- Series [o] Overcollateralization Amount" in this prospectus supplement.

      "Series [o] overcollateralization amount deficit" is described under "Deposit and Application of Funds -- Application of Series [o] Available Amounts -- Series Available Interest Amount" in this prospectus supplement.

      "Series [o] overcollateralization percentage" means [9.89]%, except that, if the long-term unsecured debt of DaimlerChrysler AG is reduced below BBB- by Standard & Poor's, the Series [o] overcollateralization percentage will be [11.11]% until that rating is increased to at least BBB-.

      "Series [o] principal allocation percentage" means, for any collection period, the percentage equivalent, which shall never exceed 100%, of a fraction:

      o the numerator of which is the Series [o] nominal liquidation amount as of the last day of the immediately preceding collection period (or the Series [o] issuance date in the case of the first collection period), except that if the Accumulation Period or an Early Redemption Period has commenced, the numerator will be the Series [o] nominal liquidation amount as of the last day of the collection period ending prior to the commencement of the Accumulation Period or Early Redemption Period, as applicable; and

      o the denominator of which is the greater of (i) the Pool Balance as of the last day of the immediately preceding collection period (or the Series [o] Cut-Off Date in the case of the first collection period) and (ii) the sum of the numerators used to calculate the percentages for allocating principal collections to all outstanding series of notes (including the Series [o] notes) for that collection period.

      This Series [o] principal allocation percentage will adjust if the Series [o] notes or any other series of notes has entered into an early redemption period since the prior collection period.

      "Series [o] rate" means the per annum rate equal to [the applicable LIBOR plus [o]%].

      "Shared Excess Available Interest Amount" means, for any payment date, the sum of, for each series of notes, the series available interest amount for that series that are not required to be applied in respect of that series pursuant to the indenture supplement for that series.

      "Shared Excess Available Principal Amount" means, for any payment date, the sum of, for each series of notes, the series available principal amount for that series that are not required to be applied in respect of that series pursuant to the indenture supplement for that series.

      "Telerate Page 3750" means the display page so designated on the Moneyline Telerate Service (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks for U.S. dollar deposits) as reported by Bloomberg Financial Markets Commodities News Service.

      "underwriter" means any of [o].

      "underwriting agreement" means the underwriting agreement among the underwriters, DCWR and DCFS dated [o].

                                                                       Annex I

--------------------------------------------------------------------------------

                             Other Series of Notes

--------------------------------------------------------------------------------

     This Annex I sets forth the principal characteristics of the [five] outstanding series of Auto Dealer Loan Asset Backed Notes previously issued by the issuing entity. For more specific information with respect to any of these series of notes, prospective investors should contact DCWR at (248) 427-2565. DCWR will provide, without charge, to prospective investors, a copy of that series' disclosure document or indenture supplement.

1.    Series 2004-A notes

      o   Series issuance date...............................  January 16, 2004

      o   Stated Principal Amount of
          Series 2004-A notes................................  $1,000,000,000

      o   Initial nominal liquidation
          amount of Series 2004-A notes......................  $1,000,000,000

      o   Initial Series 2004-A
          overcollateralization amount.......................  $98,901,099

      o   Initial Series 2004-A nominal
          liquidation amount.................................  $1,098,901,099

      o   Scheduled interest payment dates...................  15th day of each month (or if that 15th day is not a business day, the next following business day)

      o   Required participation percentage..................  103%, subject to increase or decrease

      o   Series 2004-A
          overcollateralization percentage...................  9.89% (or, so long as the long-term unsecured debt of
                                                               DaimlerChrysler AG is rated below BBB- by Standard & Poor's,
                                                               11.11%)

      o   Current outstanding dollar
          principal amount...................................  $1,000,000,000

      o   Revolving period...................................  December 31, 2003 to the commencement of the earlier of the related accumulation period or an early redemption period

      o   Expected principal payment date....................  January 2007 payment date

      o   Legal final........................................  January 2009 payment date

2.    Series 2004-B notes

      o   Series issuance date...............................  August 31, 2004

      o   Stated Principal Amount of
          Series 2004-B notes................................  $1,000,000,000

      o   Initial nominal liquidation
          amount of Series 2004-B notes......................  $1,000,000,000



                                     A-1

      o   Initial Series 2004-B
          overcollateralization amount.......................  $98,901,099

      o   Initial Series 2004-B nominal
          liquidation amount.................................  $1,098,901,099

      o   Scheduled interest payment dates...................  15th day of each month (or if that 15th day is not a business day, the next following business day)

      o   Required participation percentage..................  103%, subject to increase or decrease

      o   Series 2004-B
          overcollateralization percentage...................  9.89% (or, so long as the long-term unsecured debt of
                                                               DaimlerChrysler AG is rated below BBB- by Standard & Poor's,
                                                               11.11%)

      o   Current outstanding dollar
          principal amount...................................  $1,000,000,000

      o   Revolving period...................................  July 31, 2004 to the commencement of the earlier of the related accumulation period or an early redemption period

      o   Expected principal payment date....................  August 2007 payment date

      o   Legal final........................................  August 2009 payment date

3.    Series 2005-A notes

      o   Series issuance date...............................  April 26, 2005

      o   Stated Principal Amount of
          Series 2005-A notes................................  $1,700,000,000

      o   Initial nominal liquidation
          amount of Series 2005-A notes......................  $1,700,000,000

      o   Initial Series 2005-A
          overcollateralization amount.......................  $168,131,868

      o   Initial Series 2005-A nominal
          liquidation amount.................................  $1,868,131,868

      o   Scheduled interest payment dates...................  15th day of each month (or if that 15th day is not a business day, the next following business day)

      o   Required participation percentage..................  103%, subject to increase or decrease

      o   Series 2005-A
          overcollateralization percentage...................  9.89% (or, so long as the long-term unsecured debt of
                                                               DaimlerChrysler AG is rated below BBB- by Standard & Poor's,
                                                               11.11%)

      o   Current outstanding dollar
          principal amount...................................  $1,700,000,000

      o   Revolving period...................................  March 31, 2005 to the commencement of the earlier of the related accumulation period or an early redemption period



                                     A-2

      o   Expected principal payment date....................  April 2008 payment date

      o   Legal final........................................  April 2010 payment date

4.    Series 2005-B notes*

      o   Series issuance date...............................  July 6, 2005

      o   Subsequent increase date...........................  October 27, 2005

      o   Stated Principal Amount of
          Series 2005-B notes as of subsequent
          increase date......................................  $1,500,000,000

      o   Nominal liquidation amount of Series
          2005-B notes as of subsequent increase date........  $1,500,000,000

      o   Series 2005-B overcollateralization
          amount as of subsequent increase date..............  $148,351,648

      o   Series 2005-B nominal liquidation
          amount as of subsequent increase date..............  $1,648,351,648

      o   Scheduled interest payment dates...................  15th day of each month (or if that 15th day is not a business day, the next following business day)

      o   Required participation percentage..................  103%, subject to increase or decrease

      o   Series 2005-B overcollateralization percentage.....  9.89% (or, so long as the long-term unsecured debt of
                                                               DaimlerChrysler AG is rated below BBB- by Standard & Poor's,
                                                               11.11%)

      o   Current outstanding dollar principal amount........  $1,500,000,000

      o   Revolving period...................................  June 30, 2005 to the commencement of the earlier of the related accumulation period or an early redemption period

      o   Expected principal payment date....................  July 2007 payment date

      o   Legal final........................................  July 2009 payment date

  * The Series 2005-B notes are a series of variable funding notes, the outstanding dollar principal amount of which may be increased or decreased from time to time during the revolving period, subject to a maximum amount of $1,500,000,000. The outstanding dollar principal amount of the Series 2005-B notes was initially $1,000,000,000 and was subsequently increased on October 27, 2005 to $1,500,000,000.

5.    Series 2005-C notes

      o     Series issuance date.............................  December 15, 2005



                                     A-3

      o   Stated Principal Amount of
          Series 2005-C notes................................  $1,500,000,000

      o   Initial nominal liquidation
          amount of Series 2005-C notes......................  $1,500,000,000

      o   Initial Series 2005-C
          overcollateralization amount.......................  $148,351,648

      o   Initial Series 2005-C nominal
          liquidation amount.................................  $1,648,351,648

      o   Scheduled interest payment dates...................  15th day of each month (or if that 15th day is not a business day, the next following business day)

      o   Required participation percentage..................  103%, subject to increase or decrease

      o   Series 2005-C
          overcollateralization percentage...................  9.89% (or, so long as the long-term unsecured debt of
                                                               DaimlerChrysler AG is rated below BBB- by Standard & Poor's,
                                                               11.11%)

      o   Current outstanding dollar
          principal amount...................................  $1,500,000,000

      o   Revolving period...................................  November 30, 2005 to the commencement of the earlier of the related accumulation period or an early redemption period

      o     Expected principal payment date..................  December 2008 payment date

      o     Legal final......................................  December 2010 payment date

DAIMLERCHRYSLER                                                       PROSPECTUS

                      DAIMLERCHRYSLER MASTER OWNER TRUST
                                Issuing Entity

                      Auto Dealer Loan Asset Backed Notes
                   DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC
                             Seller and Depositor

                DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC
                       Sponsor, Originator and Servicer


The issuing entity--

      o may periodically issue asset backed notes in one or more series with one or more classes; and

      o     will own

            -- receivables arising from a portfolio of automobile dealer revolving floorplan financing agreements;

            --    collections on those receivables; and

            -- other property, if any, described in this prospectus and in the prospectus supplement.

The notes--

      o     will be obligations of the issuing entity only;

      o     will be paid only from the assets of the issuing entity;

      o will represent the right to payments in the amounts and at the times described in the prospectus supplement for those notes;

      o will be rated in an investment grade rating category at the time of issuance by at least one nationally recognized rating agency; and

      o may have the benefit of one or more forms of credit or cash flow enhancement.

--------------------------------------------------------------------------------
Before you decide to invest in any of the notes, please read this prospectus and the related prospectus supplement. There are material risks in the notes. Please read the risk factors beginning on page [10] of this prospectus and any risk factors in the prospectus supplement. The notes will be obligations of the issuing entity only and neither the notes nor the assets of the issuing entity will represent interests in or obligations of DaimlerChrysler Wholesale Receivables LLC, DaimlerChrysler AG, DaimlerChrysler Corporation, DaimlerChrysler Financial Services Americas LLC, any of their respective affiliates or any other person.

The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus or the attached prospectus supplement. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                      The date of this prospectus is [o].

                        Reading this Prospectus and the
                      Accompanying Prospectus Supplement

      We provide information on your notes in two separate documents that offer varying levels of detail:

      o this prospectus provides general information, some of which may not apply to a particular series of notes, including your notes and

      o the accompanying prospectus supplement provides a summary of the specific terms of your notes.

      Whenever information in the applicable prospectus supplement is more specific than or different from the information in this prospectus, you should rely on the information in that prospectus supplement.

      We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

      Forward-looking Statements. This prospectus and a prospectus supplement may contain forward-looking statements. Whenever we use words like "intends," "anticipates" or "expects," or similar words in this prospectus or in a prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of uncertainties and circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus or in a prospectus supplement speak only as of the date of this prospectus or the date of the prospectus supplement, as applicable. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus or a prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                      Where You Can Find More Information

      The depositor has filed a Registration Statement (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC") with respect to the notes offered by this prospectus. This prospectus, which forms part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the exhibits to the Registration Statement.

      The Registration Statement may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 (telephone 1-800-SEC-0330). You may obtain information about the public reference facilities by calling the SEC at 1-800-SEC-0330.

      Also, the SEC maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                    Incorporation of Documents by Reference


      All distribution reports on Form 10-D and current reports on Form 8-K filed by DaimlerChrysler Wholesale Receivables LLC, as depositor of the issuing entity, subsequent to the date of this prospectus and prior to the termination of the offering of the notes are incorporated by reference in this prospectus.


      Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.


Copies of the Documents

      You will receive a free copy of any or all of the documents incorporated in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

      o     you received this prospectus and

      o you requested the copies from Assistant Secretary, DaimlerChrysler Financial Services Americas LLC, 1000 Chrysler Drive, CIMS 485-14-78, Auburn Hills, Michigan 48326 (telephone: 248-512-3990).

This offer only includes the exhibits to the documents, if the exhibits are specifically incorporated by reference in the documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington D.C., referred to previously.

--------------------------------------------------------------------------------
                               Table of Contents
--------------------------------------------------------------------------------

----------------------------------------------------
                 Section                    Page
----------------------------------------------------
 Summary
----------------------------------------------------
 Risk Factors
----------------------------------------------------
o     Your ability to resell notes is limited
----------------------------------------------------
o     Risk factors relating to the receivables
----------------------------------------------------
o     Credit enhancement for a series of notes is
      limited. If the credit enhancement is
      exhausted, you may incur a loss
----------------------------------------------------
o     Credit ratings of the notes reflect the rating
      agency's assessment of the likelihood that you
      will receive your payments of interest and
      principal
----------------------------------------------------
o     Book-entry registration may limit your ability
      to resell or pledge your notes
----------------------------------------------------
o     Only some of the assets of the issuing entity
      are available for payments on any series or
      class of notes
----------------------------------------------------
o     Allocations of charged-off receivables and
      reallocations of principal collections could
      reduce payments to you
----------------------------------------------------
o     You may receive principal payments earlier or
      later than the expected principal payment date
----------------------------------------------------
o     Class B notes and Class C notes bear losses
      before Class A notes bear any losses
----------------------------------------------------
o     Payment of Class B notes and Class C notes may
      be delayed due to the subordination provisions
----------------------------------------------------
o     You may not be able to reinvest any early
      redemption proceeds in a comparable security
----------------------------------------------------
o     Issuance of additional notes may affect the
      timing and amount of payments to you
----------------------------------------------------
o     You may have limited control of actions under
      the indenture and the sale and servicing
      agreement
----------------------------------------------------
o     Your remedies upon default may be limited
----------------------------------------------------
Seller and Depositor
----------------------------------------------------
The Issuing Entity
----------------------------------------------------
o     General
----------------------------------------------------
o     Assets of the Issuing Entity
----------------------------------------------------
o     The Owner Trustee
----------------------------------------------------
o     Amendments to the Trust Agreement
----------------------------------------------------
Sponsor, Originator and Servicer
----------------------------------------------------
Use of Proceeds
----------------------------------------------------
The Dealer Floorplan Financing Business
----------------------------------------------------
o     General
----------------------------------------------------
o     Creation of Receivables
----------------------------------------------------
o     Credit Underwriting Process
----------------------------------------------------
o     Billing, Collection Procedures and Payment
      Terms
----------------------------------------------------
o     Revenue Experience
----------------------------------------------------
o     Relationship with DaimlerChrysler
----------------------------------------------------


----------------------------------------------------
                 Section                    Page
----------------------------------------------------
o     Dealer Monitoring
----------------------------------------------------
o     "Dealer Trouble Status" and DCFS's Write-Off
      Policy
----------------------------------------------------
o     Additional Information
----------------------------------------------------
The Accounts
----------------------------------------------------
The Notes
----------------------------------------------------
o     Interest
----------------------------------------------------
o     Principal
----------------------------------------------------
o     Stated Principal Amount, Outstanding Dollar
      Principal Amount and Nominal Liquidation
      Amount of Notes
----------------------------------------------------
o     Subordination of Principal
----------------------------------------------------
o     Other Enhancements
----------------------------------------------------
o     Limitations on Overcollateralization and Other
      Enhancements
----------------------------------------------------
o     Allocation of Collections
----------------------------------------------------
o     Trust Accounts of the Issuing Entity
----------------------------------------------------
o     Sale of Receivables
----------------------------------------------------
o     Limited Recourse to the Issuing Entity;
      Security for the Notes
----------------------------------------------------
o     Redemption and Early Redemption of Notes
----------------------------------------------------
o     Issuances of New Series, Classes and
      Subclasses of Notes
----------------------------------------------------
o     Payments on Notes; Paying Agent
----------------------------------------------------
o     Book-Entry Notes
----------------------------------------------------
The Indenture
----------------------------------------------------
o     Indenture Trustee
----------------------------------------------------
o     Issuing Entity Covenants
----------------------------------------------------
o     Events of Default
----------------------------------------------------
o     Events of Default Remedies
----------------------------------------------------
o     Early Redemption Events
----------------------------------------------------
o     Meetings
----------------------------------------------------
o     Voting
----------------------------------------------------
o     Amendments to the Indenture and Indenture
      Supplements
----------------------------------------------------
o     Tax Opinions for Amendments
----------------------------------------------------
o     Addresses for Notices
----------------------------------------------------
o     Issuing Entity's Annual Compliance Statement
----------------------------------------------------
o     Indenture Trustee's Annual Report
----------------------------------------------------
o     List of Noteholders
----------------------------------------------------
o     Reports
----------------------------------------------------

----------------------------------------------------
                 Section                    Page
----------------------------------------------------
Description of the Sale and Servicing Agreement
----------------------------------------------------
o     Conveyance of Receivables and Collateral
      Security
----------------------------------------------------
o     Representations and Warranties
----------------------------------------------------
o     Eligible Accounts and Eligible Receivables
----------------------------------------------------
o     Ineligible Receivables and the
      Overconcentration Amount
----------------------------------------------------
o     Addition of Accounts
----------------------------------------------------
o     Removal of Accounts
----------------------------------------------------
o     Seller's Interest
----------------------------------------------------
o     Miscellaneous Payments
----------------------------------------------------
o     Excess Funding Account Deposits and
      Withdrawals
----------------------------------------------------
o     Allocation of Collections; Deposits in
      Collection Account
----------------------------------------------------
o     Defaulted Receivables and Recoveries
----------------------------------------------------
o     Termination
----------------------------------------------------
o     Indemnification; Limitation on Liability
----------------------------------------------------
o     Collection and Other Servicing Procedures
----------------------------------------------------
o     Servicer Covenants
----------------------------------------------------
o     Servicing Compensation and Payment of Expenses
----------------------------------------------------
o     Matters Regarding the Servicer
----------------------------------------------------
o     Service Default
----------------------------------------------------
o     Reports to Noteholders
----------------------------------------------------
o     Reports to be Filed with the SEC
----------------------------------------------------
o     Evidence as to Compliance
----------------------------------------------------
o     Amendments
----------------------------------------------------


----------------------------------------------------
                 Section                    Page
----------------------------------------------------
Description of the Receivables Purchase Agreement
----------------------------------------------------
o     Sale or Transfer of Receivables
----------------------------------------------------
o     Representations and Warranties
----------------------------------------------------
o     Covenants
----------------------------------------------------
o     Amendments
----------------------------------------------------
o     Termination
----------------------------------------------------
Description of the Administration Agreement
----------------------------------------------------
Affiliations and Certain Relationships and Related
Transactions
----------------------------------------------------
Legal Aspects of the Receivables
----------------------------------------------------
o     Transfer of Receivables
----------------------------------------------------
o     Matters Relating to Bankruptcy
----------------------------------------------------
Tax Matters
----------------------------------------------------
o     Federal Income Tax Consequences
----------------------------------------------------
o     State and Local Tax Consequences
----------------------------------------------------
ERISA Considerations
----------------------------------------------------
o     General
----------------------------------------------------
Plan of Distribution
----------------------------------------------------
Ratings
----------------------------------------------------
Legal Matters
----------------------------------------------------
Glossary of Principal Terms for Prospectus
----------------------------------------------------
Annex A: Global Clearance, Settlement and Tax
Documentation Procedures
----------------------------------------------------

--------------------------------------------------------------------------------
                                    Summary
--------------------------------------------------------------------------------

      The following summary describes the main structural features that a series or class of notes may have. For this reason, this summary does not contain all the information that may be important to you or that describes all of the terms of a note. You will find a detailed description of the possible terms of a note following this summary. Refer to the "Glossary of Principal Terms for Prospectus" for the definitions of each capitalized term used in this summary and elsewhere in this prospectus.

----- ----------------- --------------------------------
                           Parties
      --------------------------------------------------
           Party                  Description
      ----------------- --------------------------------

      Issuing Entity    o   DaimlerChrysler Master
                            Owner Trust (the "issuing
                            entity")
      ----------------- --------------------------------
      Seller and        o   DaimlerChrysler Wholesale
      Depositor             Receivables LLC ("DCWR"),
                            an indirectly owned
                            subsidiary of
                            DaimlerChrysler Financial
                            Services Americas LLC
                            ("DCFS")
      ----------------- --------------------------------
      Sponsor,          o   DCFS, a wholly owned
      Originator and        subsidiary of
      Servicer              DaimlerChrysler
                            Corporation
                            ("DaimlerChrysler"), the
                            successor to Chrysler
                            Corporation
                        o   Successor by merger to
                            DaimlerChrysler Services
                            North America LLC ("DCS")
                        o   Administrator of the
                            issuing entity
      ----------------- --------------------------------
      Indenture         o   The Bank of New York
      Trustee
      ----------------- --------------------------------


      Owner             o   Deutsche Bank Trust
      Trustee               Company Delaware
      ----------------- --------------------------------


----- ----------------- --------------------------------

                              Title of Securities

      Auto Dealer Loan Asset Backed Notes (the "notes").

                              The Issuing Entity

      The issuing entity is governed by a trust agreement between DCWR and the owner trustee. The primary assets of the issuing entity include:

      o receivables generated under the accounts from time to time as well as receivables generated under any accounts added to the issuing entity from time to time, in each case exclusive of any accounts that become removed accounts;

      o all funds collected or to be collected in respect of the receivables;

      o     all funds on deposit in the trust accounts of the issuing entity;

      o any other credit or cash flow enhancement provided with respect to any particular series or class; and

      o a security interest in motor vehicles and, in many cases, in non-vehicle collateral, such as parts inventory, equipment, fixtures, service accounts, chattel paper, instruments, franchise rights and, in some cases, realty and/or a personal guarantee securing the receivables.

                                 The Accounts

      The accounts under which the receivables have been or will be generated are revolving credit agreements entered into with DCFS, directly or as successor to an affiliate, by dealers to finance the purchase of their automobile and light duty truck and other vehicle inventory. Accounts may be added to, or removed from, the issuing entity. See "The Accounts," "Description of the Sale and

Servicing Agreement -- Eligible Accounts and Eligible Receivables," "-- Addition of Accounts" and " -- Removal of Accounts."

                                The Receivables


      The receivables consist of advances made by DCFS to domestic motor vehicle dealers to purchase the vehicles. The vehicles consist primarily of new automobiles, light duty trucks and other vehicles. The principal amount of an advance in respect of a vehicle typically is equal to the wholesale purchase price of the vehicle plus destination charges and, subject to exceptions, is due upon the retail sale or lease of the vehicle. See "The Dealer Floorplan Financing Business -- Creation of Receivables" and "-- Billing, Collection Procedures and Payment Terms."


      The receivables bear interest at a floating rate. See "The Dealer Floorplan Financing Business -- Revenue Experience."

                            Addition and Removal of
                           Accounts and Receivables

      The depositor is required to add accounts, from which the issuing entity will purchase the receivables, when the aggregate amount of the principal balances of the receivables is less than the required amount or the depositor's interest in the issuing entity is below a specified amount. The depositor also has the right to designate from time to time additional accounts from which the issuing entity will purchase receivables. The issuing entity's designation of additional accounts is subject to various conditions, including, among others, that (i) the additional accounts are eligible accounts, (ii) the depositor represents and warrants that the addition, in the depositor's reasonable belief, will not cause an early redemption and (iii) each rating agency confirms that the addition will not cause it to reduce or withdraw the rating of any notes rated by it. Under certain circumstances, the issuing entity may automatically add accounts without satisfying those conditions but subject to certain volume limitations.

      The depositor may from time to time remove eligible accounts from the issuing entity, but not the receivables therein at the time of removal. In connection with a removal, the depositor must represent and warrant that, among other things, the removal will not, in its reasonable belief, cause an early redemption event to occur or cause the aggregate principal balance of the remaining receivables to be less than the required amount and that the removal will not cause the rating of any series or class of notes to be reduced or withdrawn. The depositor is required to remove accounts that become ineligible accounts, though the issuing entity will continue to own the receivables in that ineligible account that arose before its removal. Also, subject to certain conditions, the depositor may remove accounts and the receivables in those accounts from the issuing entity. We describe the addition and removal of accounts provisions in detail under the "Description of the Sale and Servicing Agreement -- Addition of Accounts" and "-- Removal of Accounts" sections.

                             Form and Denomination
                             of Notes; Record Date

      You may purchase notes in book-entry form only and in $1,000 increments (or such higher amounts as may be specified in the prospectus supplement). The record date for payments on the notes will be the day preceding the related payment date. In the unlikely event that the issuing entity issues notes in definitive form, the record date will be a date at least 15 days prior to the payment date.

                                   Interest

      The issuing entity will pay interest on the notes in a series with the frequency specified in the prospectus supplement. Each series or class of notes will have its own interest rate, which may be fixed, variable, contingent or adjustable or have any combination of these characteristics and will be specified in the prospectus supplement. The issuing entity's sources of funds for the payment of interest on a series of notes will include:

      o interest and principal collections on the receivables allocated to that series; and

      o     any available credit or cash flow enhancement for that series.

Only the amounts allocated to a series are available to make payments on that series.

                                   Principal

      The issuing entity will make principal payments on a series of notes on one or more dates specified in the prospectus supplement. We will specify in the prospectus supplement the sources of funds that the issuing entity will use to pay principal. Typically, these sources will include:

      o all or a portion of the principal collections on the receivables allocable to that series;

      o all or a portion of the interest collections on the receivables allocable to that series remaining after the issuing entity has made interest payments on that series; and

      o     any available credit or cash flow enhancement for that series.

Only the amounts allocated to a series are available to make payments on that series.

      We will set forth in the prospectus supplement for a series the manner in which the issuing entity will accumulate or apply available funds toward principal payments on that series of notes.

      Each series of notes will have a revolving period during which we will make no principal payments on that series of notes. We may structure principal payments for a class of notes in the following ways, among others:

      o a single expected principal payment date, on which we will repay all principal at once; or

      o an amortization period, during which we will repay principal on each specified payment date until we have repaid all principal.

      If a series has more than one class of notes, we may repay principal differently for the various classes.

      However, it is possible that principal payments on a class or series of notes will begin earlier than the date we specify in the prospectus supplement. If an early redemption event or event of default for a series of notes occurs, the issuing entity will apply all principal collections allocated to that series to the repayment of the outstanding principal of notes in that series, unless we provide in the prospectus supplement that those funds will be set aside for payment on a later date. An early redemption event or an event of default will likely cause us to repay principal on the notes earlier than the expected date we specified in the prospectus supplement for that series. Also, an early redemption event or an event of default may result in delays or reductions in the payments on your notes.

      The servicer or other designated person may have the option to purchase the outstanding notes of a series when its stated principal amount is reduced to a specified level.

                         Overcollateralization Amount;
                              Other Enhancements

      Unless we otherwise specify in the related prospectus supplement, the overcollateralization amount for a series will be subordinated to the rights of the noteholders of that series to the extent described in the related prospectus supplement. If the overcollateralization amount for a series is reduced to zero through allocable charge-offs and reallocations of principal to pay interest, then the holders of the notes of that series may expect to incur a loss on their investment in the notes. Also, we may provide other enhancements. See "The Notes -- Other Enhancements" for additional information on enhancements.

                                  Tax Matters

      In the opinion of Sidley Austin LLP, special U.S. federal income tax counsel for the depositor and the issuing entity,

      o the notes of each series will be characterized as debt for federal income tax purposes; and

      o the issuing entity will not be classified as an association, or a publicly traded partnership, taxable as a corporation under federal income tax law.


By your acceptance of a note, you will agree to treat your note as indebtedness of the depositor for federal, state and local income and franchise tax purposes and single business tax purposes. We might issue the notes with original issue discount. See "Tax Matters" for additional information concerning the application of federal and Michigan tax laws.


                             ERISA Considerations

      If you are an employee benefit plan, you should review the considerations discussed under "ERISA Considerations" in this prospectus and consult counsel before investing in the notes. In general, subject to those considerations and to the conditions described in that section and unless otherwise specified in the prospectus supplement, you may purchase notes of any series.

                                 Note Ratings

      We will issue the notes of a series only if they are rated in an investment grade rating category by at least one nationally recognized rating agency.

      The rating agencies and their ratings do not address whether you will receive any principal on your notes prior to or after the expected principal payment date.

                                 Risk Factors

      An investment in any series of notes involves material risks. See "Risk Factors" in this prospectus and in the accompanying prospectus supplement.

--------------------------------------------------------------------------------
                                 Risk Factors
--------------------------------------------------------------------------------

      In this section and in the related prospectus supplement under the heading "Risk Factors," we discuss the principal risk factors for an investment in the notes.

                   Your ability to resell notes is limited.

      There may be no secondary market for your notes. Underwriters may participate in making a secondary market in the notes, but are under no obligation to do so. We cannot assure you that a secondary market will develop. If a secondary market does develop, we cannot assure you that it will continue or that you will be able to resell your notes. Also, your notes will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, you will not have the liquidity that might be provided by that kind of listing or quotation.

                   Risk factors relating to the receivables.

      The primary assets of the issuing entity are the receivables. Consequently, the factors that affect the collectibility of the receivables affect the issuing entity's ability to make payments on your notes.

      Various legal aspects may cause delays in your receiving payments or may result in reduced payments or losses on your notes.

      This risk factor discusses various ways in which a third party may become entitled to receive collections on the receivables instead of the issuing entity. If that happens, you will experience delays in payments on your notes and may experience reductions in payments on your notes. Ultimately, you may incur a loss on your notes.

      There are limited circumstances under the Uniform Commercial Code and applicable federal law in which prior or subsequent transferees of receivables could have an interest in the receivables with priority over the issuing entity's interest. See "Legal Aspects of the Receivables -- Transfer of Receivables."


      DCFS and the depositor have and will treat the transfer of receivables to the issuing entity described in this prospectus as a sale of the receivables to the depositor and then to the issuing entity. However, DCFS and/or the depositor may become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself may take the position that the sale of receivables to the depositor or to issuing entity should be recharacterized as a pledge of the receivables to secure a borrowing of the debtor or that the assets of the depositor or the issuing entity should be consolidated with those of DCFS for bankruptcy purposes. In either case, the issuing entity could experience delays in payments of collections of receivables to it or, should the court rule in favor of any trustee, debtor or creditor, reductions in the amount of the payments could result. Also, if the transfer of receivables to the depositor is recharacterized as a pledge or such consolidation is effected, a tax or government lien on the property of DCFS, including liabilities to the Pension Benefit Guaranty Corporation, arising before any receivables come into existence may have priority over the depositor's interest in the receivables. Notwithstanding the treatment by DCFS and the depositor of their transfers of receivables as a legal sale, accounting principles that are expected to apply to DCFS and/or the depositor at some point in the future may require these transfers of receivables to be treated as financings for accounting purposes. Also, the servicer may commingle collections on the receivables that it receives and may invest those collections at its own risk and for its own benefit. The issuing entity is exposed to the risk that the servicer is for any reason, including its insolvency, unable to pay these funds to the issuing entity. See "Legal Aspects of the Receivables -- Matters Relating to Bankruptcy."

      At the time a vehicle is sold, DCFS's security interest in the vehicle will terminate. Therefore, if a dealer fails to remit to DCFS amounts owed with respect to vehicles that have been sold, the related receivables will no longer be secured by vehicles.

           The timing of payments on the receivables will determine whether we will pay principal on the notes when intended.


      Dealers pay receivables upon the retail sale or lease of the underlying vehicle. The timing of those sales and leases is uncertain. Also, we cannot assure you that there will be additional receivables created under the accounts allocated to the issuing entity or that any particular pattern of dealer repayments will occur. The payment of principal on the notes depends on dealer repayments. As a result, you may not receive your principal when you expected because:


      o the notes of your series or class may not be fully amortized by its expected payment date, if any, or

      o the payment of principal to noteholders or the deposit of principal in a principal funding account during an accumulation period, if any, with respect to your series or class of notes may not equal the controlled accumulation amount or controlled deposit amount, if any, with respect to the series or class.

        Social, economic and other factors will affect the level of the collections on the receivables and therefore payments on the notes.


      Payments of the receivables are largely dependent upon the retail sale or lease of the related vehicles. The level of retail sales and leases of cars and light duty trucks may change as the result of a variety of social and economic factors. Economic factors include:

      o     interest rates,

      o     unemployment levels,

      o     the rate of inflation, and

      o     consumer perception of economic conditions generally.

The use of incentive programs, e.g., manufacturers' rebate programs, may affect retail sales and leases. However, we cannot predict whether or to what extent economic or social factors will affect the level of vehicle sales or leases.


  The ability of the issuing entity to make payments on the notes depends in part on the ability of DaimlerChrysler and DCFS to generate receivables and the ability of DCFS to perform its obligations under the sale and servicing agreement.


      Neither DCFS nor DaimlerChrysler is obligated to make any payments in respect of the receivables or any notes. However, the issuing entity depends completely upon DCFS to generate new receivables. The ability of DCFS to generate receivables depends in turn to a large extent on the sales and leases of automobiles and light duty trucks and other vehicles manufactured or distributed by DaimlerChrysler. We cannot assure you that DCFS will continue to generate receivables at the same rate as receivables were generated in prior years. If the amount of principal receivables held by the issuing entity falls below the amount required under the sale and servicing agreement in order to collateralize the notes, excess principal collections that would have been released to the depositor will instead be accumulated in a trust account called the excess funding account. Funds in the excess funding account will be invested in short-term, highly liquid permitted investments that will earn interest at lower rates than the receivables, resulting in a reduction in the interest collections available to the issuing entity. While the credit enhancement for your series may be used to offset these reductions in interest collections, if the rates at which new receivables are generated do not subsequently increase, the credit enhancement for your series may be exhausted. In this case, an early redemption event or an event of default could occur. See "Description of the Sale and Servicing Agreement -- Excess Funding Account Deposits and Withdrawals."


      DCFS services the receivables under the sale and servicing agreement. If DCFS were to cease acting as servicer, delays in processing payments on the receivables and information in respect of the receivables could occur and result in delays in payments to you. DCFS also makes representations and warranties with respect to the characteristics of the receivables. In some cases, DCFS would be required to repurchase those receivables affected by a breach of these representations and warranties. If DCFS fails to make a required repurchase, the issuing entity may have less funds available for payments on the notes. In addition, subject to limitations, DCFS has the ability to change the terms of the accounts, including the rate and the credit line, as well as change its underwriting procedures. These changes could reduce the amount of collections received on the receivables and therefore reduce the amount of funds received by the issuing entity.


      Under agreements between DaimlerChrysler and DaimlerChrysler-franchised dealers, DaimlerChrysler is committed to purchase unmiled vehicles from the dealers upon dealer termination. If DaimlerChrysler is not able to repurchase the new vehicles under the repurchase provision of new vehicles in the dealer agreements, losses with respect to the receivables may be adversely affected. See "The Dealer Floorplan Financing Business -- Relationship with DaimlerChrysler." Also, because a substantial number of the vehicles to be sold by the dealers are manufactured or distributed by DaimlerChrysler, if DaimlerChrysler were temporarily or permanently no longer manufacturing or distributing vehicles, the rate of sales and leases of DaimlerChrysler-manufactured vehicles owned by the dealers would decrease. In that case, payment rates and the loss experience with respect to the receivables will be adversely affected. See "The Dealer Floorplan Financing Business."


             Credit enhancement for a series of notes is limited.
         If the credit enhancement is exhausted, you may incur a loss.

      We may provide credit enhancement of each series of notes by creating an overcollateralization amount to the extent described in the related prospectus supplement. The amount of credit enhancement, if any, in any form will be limited and will be reduced from time to time as described in the related prospectus supplement. If the credit enhancement is exhausted, you are much more likely to incur a loss. See "The Notes -- Subordination of Principal," "-- Other Enhancements" and "-- Limitations on Overcollateralization and Other Enhancements."

  Credit ratings of the notes reflect the rating agency's assessment of the likelihood that you will receive your payments of interest and principal.

      Unless we specify otherwise in the related prospectus supplement, it will be a condition to the issuance of the notes of each series offered by this prospectus that they be rated in an investment grade rating category by at least one nationally recognized rating agency. Any rating assigned to the notes of a series or a class by a rating agency

      o will reflect the rating agency's assessment of the likelihood that noteholders of the series or class will receive the payments of interest and principal required to be made under the indenture and

      o will be based primarily on the value of the receivables, the overcollateralization amount and the availability of any other enhancement with respect to the series or class.

The rating will not be a recommendation to buy, hold or sell notes of the series or class, and the rating will not comment as to the market price or suitability for a particular investor. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not reduce or withdraw a rating in the future if in its judgment circumstances in the future so warrant. A reduction in the rating of your notes may reduce the market value of your notes.

Book-entry registration may limit your ability to resell or pledge your notes.

      Unless we otherwise specify in the prospectus supplement relating to a series of notes, the notes of each series will initially be book-entry notes and will not be registered in your name or your nominee's name. Accordingly, you will not be recognized by the indenture trustee as the "noteholder." You will only be able to exercise the rights of a noteholder indirectly through DTC and its participating organizations, and, if applicable, through Euroclear or Clearstream and their respective participating organizations. Such book-entry registration may limit your ability to resell or pledge your securities. See "The Notes" and "-- Book-Entry Notes."

                 Only some of the assets of the issuing entity are available for payments on any series or class of notes.

      The sole source of payment of principal of or interest on a series or class of notes is provided by:

      o the portion of the principal collections and interest collections received by the issuing entity on the receivables and available to that series or class of notes after giving effect to all allocations and reallocations;

      o     the applicable trust accounts for that series or class of notes;
            and

      o payments received under any applicable credit or cash flow enhancement for that series or class of notes.

As a result, you must rely only on the particular assets allocated to your series or class as security for your series or class for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of the issuing entity or any other person for payment of your notes.

      A further restriction applies if the holders of a series or class of notes direct the issuing entity to sell receivables following an insolvency of the depositor, DCFS or DaimlerChrysler, an event of default and acceleration or on the applicable legal maturity date, as described in "The Notes -- Sale of Receivables." In that case, that series or class of notes has recourse only to the proceeds of that sale and investment earnings on those proceeds.

    Allocations of charged-off receivables and reallocations of principal collections could reduce payments to you.

      The servicer will charge off the receivables arising in the accounts allocated to the issuing entity's portfolio if the receivables become uncollectible. Each series of notes will be allocated a portion of these charged-off receivables. If the amount of charged-off receivables allocated to your series of notes exceeds the amount of funds available for reimbursement of those charge-offs, the nominal liquidation amount of your notes may be reduced. The nominal liquidation amount of your notes may also be reduced as the result of reallocations of principal collections to pay interest on the notes of your series. If any of these reductions to the nominal liquidation amount of your notes are not reimbursed from excess interest collections, you will not receive full repayment of your notes. See "The Notes -- Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes."

                      You may receive principal payments
          earlier or later than the expected principal payment date.

      We cannot assure that you will receive the principal amount of your notes by their expected principal payment date. An early redemption event is an event that indicates that we may not be able to make payments on your notes as we had intended. See "The Indenture -- Early Redemption Events." If an early redemption event or an event of default for a series occurs, the issuing entity will apply all distributions of principal allocated to that series to the repayment of the principal of the notes of that series, unless we otherwise specify in the related prospectus supplement. The occurrence of an early redemption event or an event of default will likely cause us to begin payment of principal earlier than the related expected principal payment date. However, such events may result in delays or reductions in the payment of principal and could result in a loss on your notes.

                  Class B notes and Class C notes bear losses
                     before Class A notes bear any losses.

      A series may include Class B notes and/or Class C notes. Class B notes of a series will be subordinated in right of payment of principal to Class A notes of that series, and Class C notes of a series will be subordinated in right of payment of principal to Class A notes and Class B notes of that series. In general, unless we specify otherwise in the related prospectus supplement, interest payments on a class of notes of a series will not be subordinated in right of payment to interest payments on any other class of notes of that series.

      In all series with subordinated classes of notes, principal collections that are allocable to the subordinated classes of notes may be reallocated to pay interest on senior classes of notes of that series. Also, unless we specify otherwise in the related prospectus supplement, losses on charged-off receivables are allocated first to the subordinated classes of a series. See "The Notes -- Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes -- Nominal Liquidation Amount of Notes" and "-- Subordination of Principal." If these reallocations and losses are not reimbursed from excess interest collections, the full stated principal amount of the subordinated classes of notes may not be repaid.

      If there is a sale of the receivables after a default by the servicer, the net proceeds of the sale allocable to principal that are allocable to a series will generally be used first to pay amounts due to Class A noteholders of that series, next to pay amounts due to Class B noteholders, if any, of that series, and lastly, for amounts due to Class C noteholders, if any, of that series. This could cause a loss to Class C noteholders or the Class B noteholders.

                  Payment of Class B notes and Class C notes
              may be delayed due to the subordination provisions.

      In general, no payment of principal of Class B notes, if any, of a series will be made until all principal of Class A notes of that series has been paid, and no payment of principal of Class C notes, if any, of that series will be made until all principal of Class A notes and Class B notes of that series has been paid, even if the subordinated notes have reached their expected principal payment date, or have had an early redemption event, event of default or other optional or mandatory redemption. See "The Notes -- Subordination of Principal."

                        You may not be able to reinvest
            any early redemption proceeds in a comparable security.

      If your notes are redeemed at a time when prevailing interest rates are relatively low, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate as high as that of your notes.

                    Issuance of additional notes may affect
                   the timing and amount of payments to you.

      The issuing entity expects to issue additional series of notes from time to time. New notes may be issued without notice to existing noteholders and without their consent, and may have different terms from outstanding notes, including without limitation different early redemption events or different provisions that permit amortizing or accumulating principal. For a description of the conditions that must be met before the issuing entity can issue new notes, see "The Notes -- Issuance of New Series, Classes and Subclasses of Notes."

      The issuance of a new series of notes could adversely affect the timing and amount of payments on outstanding notes. For example, if notes issued after your notes have a higher interest rate than your notes, the result could be that there is a smaller amount of shared excess interest collections available to pay interest on your notes. Also, when new notes are issued, the voting rights of your notes may be diluted. See "Risk Factors -- You may have limited control of actions under the indenture and the sale and servicing agreement."

                    You may have limited control of actions
           under the indenture and the sale and servicing agreement.

      Under the indenture, some actions require the vote of noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of notes of a series, class or subclass or all the notes. These actions include accelerating the payment of principal of the notes or consenting to amendments to the indenture. In the case of votes by series or votes by holders of all of the notes of a series that has subordinated notes, the Class A outstanding dollar principal amount will generally be substantially greater than the Class B or Class C outstanding dollar principal amounts. Consequently, the Class A noteholders will generally have the ability to determine whether and what actions should be taken and may be expected to act solely in their interest. The Class B and Class C noteholders will generally need the concurrence of the Class A noteholders to cause actions to be taken.

                  Your remedies upon default may be limited.

      Your remedies may be limited if an event of default under your class of notes occurs. After an event of default affecting your class of notes, any funds in the principal funding account and the interest funding account with respect to the related series or that class of notes will be applied to pay principal of and interest on those notes or reallocated or retained for the benefit of any senior classes of notes of that series. Then, in each following month, principal collections and interest collections allocated to those notes will either be deposited into the applicable principal or interest funding account and applied to make monthly principal and interest payments on those notes or reallocated or retained for the benefit of any senior classes of notes of that series until the earlier of the date those notes are no longer necessary to provide subordination protection for those senior classes of notes or until the legal maturity date of those notes.

      Any funds in the applicable principal funding account for a series that are not reallocated to other classes of that series and any funds in the applicable interest funding account will be available to pay principal of and interest on that class of notes. However, if your notes are Class B notes or Class C notes, you generally will receive full payment of principal of those notes only to the extent provided in the related prospectus supplement.

      Following an insolvency of the depositor, DCFS or DaimlerChrysler, an event of default and acceleration, and on the applicable legal final maturity date, holders of notes will have the ability to cause a sale of receivables, or a sale of interests in receivables, only under the limited circumstances as described in "The Indenture -- Events of Default Remedies" and "The Notes -- Sale of Receivables." Even if a sale of receivables is permitted, we cannot assure you that the proceeds of the sale will be enough to pay unpaid principal of and interest on your notes.

      You can find a "Glossary of Principal Terms for Prospectus" beginning on page [96] in this prospectus.


--------------------------------------------------------------------------------
                             Seller and Depositor
--------------------------------------------------------------------------------

      DCWR is a limited liability company formed under the laws of the State of Delaware on February 4, 2000 as a wholly owned subsidiary of the predecessor of DCFS, for the limited purpose of purchasing wholesale, retail and other receivables from DCFS and transferring the receivables to third parties or issuing indebtedness secured by receivables to third parties. Prior to December 16, 2004, DCWR purchased receivables from the predecessor of DCFS and sold them pursuant to a pooling and servicing agreement to a trust governed by that pooling and servicing agreement. We refer to that trust as the "CARCO receivables trust." DCWR was the successor by transfer to two other affiliates of the predecessor of DCFS that used to purchase receivables from predecessors of DCFS and sell them to the CARCO receivables trust.

      Prior to December 16, 2004, the issuing entity owned an investor certificate issued by the CARCO receivables trust. That investor certificate represented a fractional undivided interest in the receivables owned by the CARCO receivables trust and the collections thereon. The issuing entity used the distributions on that investor certificate to make payment on its notes. Each series of notes was only entitled to its proportionate share of available distributions on the investor certificate. DCWR owned the remaining interest in the CARCO receivables trust. On December 16, 2004, the issuing entity transferred the investor certificate to the CARCO receivables trust in exchange for all of the receivables owned by the CARCO receivables trust as of November 30, 2004 (the "Initial Cut-Off Date"), and the CARCO receivables trust was dissolved. Since December 16, 2004, the issuing entity has been using the amounts collected in respect of the receivables to make payments on the notes as described in this prospectus and the related prospectus supplements. DCWR owns the Seller's Interest in the issuing entity and is selling receivables to the issuing entity pursuant to the sale and servicing agreement. DCFS is servicing the receivables pursuant to the sale and servicing agreement.

      Obligations transferred to and assumed by DCWR include each of its predecessors' obligations with respect to the subordinated notes held by DCFS, the proceeds of which were used to fund a portion of the purchase price of receivables arising in the Accounts. DCFS may make additional subordinated loans to DCWR in the future.

      The depositor has taken steps in structuring the transactions contemplated by this prospectus that are intended to insure that the voluntary or involuntary application for relief by DCFS under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the consolidation of the assets and liabilities of the depositor with those of DCFS. These steps include the creation of the depositor as a separate, limited-purpose, indirect subsidiary under a limited liability company agreement containing limitations on the nature of the depositor's business, as described above, and on the depositor's ability to commence a voluntary case or proceeding under any Insolvency Law without the consent of the two independent directors of one of its members. However, we cannot assure you that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of DCFS in a proceeding under any Insolvency Law. See "Risk Factors -- Risk factors relating to the receivables -- Various legal aspects may cause delays in your receiving payments or may result in reduced payments or losses on your notes" and "Legal Aspects of the Receivables -- Matters Relating to Bankruptcy."

      Also, tax and other statutory liabilities, including liabilities to the Pension Benefit Guaranty Corporation relating to the underfunding of pension plans, of DaimlerChrysler, DCFS or their affiliates can be asserted against the depositor. To the extent that any of those liabilities arise after the transfer of receivables to the issuing entity, the issuing entity's interest in the receivables would be prior to the interest of the claimant with respect to the liabilities.

      However, the existence of a claim against the depositor could permit the claimant to subject the depositor to an involuntary proceeding under the Bankruptcy Code or other Insolvency Law. See "Risk Factors -- Risk factors relating to the receivables -- Various legal aspects may cause delays in your receiving payments or may result in reduced payments or losses on your notes" and "-- Risk factors relating to the receivables -- The ability of the issuing entity to make payments on the notes depends in part on the ability of DaimlerChrysler and DCFS to generate receivables and the ability of DCFS to perform its obligations under the sale and servicing agreement" and "Legal Aspects of the Receivables -- Matters Relating to Bankruptcy."

      We describe the duties of the depositor under the sale and servicing agreement under the "Description of the Sale and Servicing Agreement" section.

      DCWR's executive offices are located at 27777 Inkster Road, Farmington Hills, Michigan 48334, and its telephone number is (248) 427-2625.


--------------------------------------------------------------------------------
                              The Issuing Entity
--------------------------------------------------------------------------------

                                    General

      DaimlerChrysler Master Owner Trust will be the issuing entity of the notes. It is a Delaware statutory trust that exists for the exclusive purposes of:

      o acquiring and holding the receivables and other assets, including the proceeds of these assets;

      o     issuing series of notes;

      o     making payments on the notes; and

      o engaging in other activities that are necessary or incidental to accomplish these limited purposes.

      The issuing entity is operated pursuant to a trust agreement between DCWR and the owner trustee. The indenture and the indenture supplements also govern the operation of the issuing entity. The issuing entity does not have any officers or directors. Its administrator is DCFS. As administrator of the issuing entity under an administration agreement, DCFS will generally direct the administrative actions to be taken by the issuing entity. The issuing entity does not have the discretion to engage in activities other than those described above. We describe the conditions to the issuing entity's issuance of additional series of notes under "The Notes--Issuances of New Series, Classes and Subclasses of Notes." The fiscal year end of the issuing entity is December 31.

                         Assets of the Issuing Entity

      The assets of the issuing entity consist primarily of:

      o     the receivables existing in the Accounts as of Initial Cut-Off
            Date;

      o all receivables generated in the Accounts from time to time after the Initial Cut-Off Date as well as receivables generated in any Additional Accounts added to the issuing entity from time to time, but excluding receivables in any Accounts that are removed from the issuing entity from time to time after the Initial Cut-Off Date;

      o the issuing entity's rights and remedies under the sale and servicing agreement;

      o an assignment of all the seller's rights and remedies under the Receivables Purchase Agreement;

      o all funds collected or to be collected in respect of the receivables;

      o     all funds on deposit in the trust accounts of the issuing entity;

      o any other credit or cash flow enhancement provided with respect to any particular series or class of notes; and

      o a security interest in the vehicles and any other collateral security.

The issuing entity does not expect to have any other significant assets. Under the sale and servicing agreement, the depositor will be allowed, subject to limitations and conditions, and in some circumstances will be obligated:

      o to designate from time to time Additional Accounts to be included as Accounts and to convey the receivables of the Additional Accounts to the issuing entity; and

      o to designate from time to time Accounts to be removed and, in some cases, to require the indenture trustee to convey receivables in the Removed Accounts to the depositor.

See "Description of the Sale and Servicing Agreement -- Addition of Accounts" and "-- Removal of Accounts." See "Description of the Receivables Purchase Agreement" for a summary of terms of the Receivables Purchase Agreement.

      The Seller's Interest in the assets of the issuing entity is held by DCWR and is evidenced by the Seller's Certificate issued under the trust agreement. DCWR may in the future, without any notice to or consent of any noteholder, transfer portions of the Seller's Interest to other persons or entities through the issuance of Supplemental Certificates to these persons or entities. DCWR also may, without any notice to or consent of any noteholder, transfer and assign the entire Seller's Interest and all of its rights and obligations in respect of the issuing entity to a Designated Affiliate of DCFS. These transfers of the Seller's Interest by DCWR are subject to the satisfaction of the conditions described in "Description of the Sale and Servicing Agreement -- Seller's Interest."

                               The Owner Trustee

      The owner trustee's liability is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The depositor will reimburse and indemnify the owner trustee for all liabilities, losses, damages and expenses that are incurred by the owner trustee, or arise out of its actions, in connection with the trust agreement or any related document, except where such liabilities, losses, damages or expenses arise from the owner trustee's willful misconduct, bad faith or negligence. The owner trustee will not be liable for any error of judgment made in good faith and will not be liable for any action taken at the direction of the depositor. The owner trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as owner trustee if the owner trustee has reasonable grounds to believe that repayment to it of such funds or adequate indemnity against such risk or liabilities is not reasonably assured.

      The owner trustee may resign at any time, in which event the depositor will be obligated to appoint a successor owner trustee. The depositor may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. In such circumstances, the depositor will be obligated to appoint a successor owner trustee. Any resignation or removal of an owner trustee will not become effective until acceptance of the appointment by the successor owner trustee. The administrator will be responsible for the expenses of changing an owner trustee.

      To be eligible to be an owner trustee a financial institution must (i) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on a trust business in Delaware, (ii) comply with applicable requirements of the Delaware Statutory Trust Act, (iii) have a combined capital and surplus of not less than $50,000,000 and (iv) have (or have a parent which has) a rating of at least Baa3 by Moody's, at least BBB- by Standard & Poor's or, if not rated, otherwise satisfactory to each rating agency rating the notes.

      The owner trustee is not required to give any noteholder or other person notice of any event of default under any of the documents relating to the issuing entity.

      The depositor may direct the actions to be taken by the owner trustee so long as such actions are not contrary to the provisions of the trust agreement or any document to which the issuing entity is a party.

      Under the administration agreement DCFS, as administrator, is obligated to perform on behalf of the owner trustee all of the administrative obligations of the owner trustee under the trust agreement. The owner trustee shall not have any liability for those obligations that the administrator has agreed to perform.

      The owner trustee is a financial institution with which the depositor and its affiliates may have other banking relationships in the ordinary course of their businesses. In some instances the owner trustee may be acting in similar capacities for other asset-backed transactions of the depositor or its affiliates for similar or other asset types. The owner trustee will charge fees for its services as such and such fees will be payable by the servicer.



                       Amendments to the Trust Agreement

      DCWR and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the issuing entity delivers to the indenture trustee an officer's certificate to the effect that the issuing entity reasonably believes that the amendment will not adversely affect in any material respect the interests of the noteholders, and the indenture trustee receives written confirmation from each rating agency that the amendment will not result in the reduction or withdrawal of the ratings of any outstanding notes rated by that rating agency. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.

      The trust agreement may also be amended with the consent of the indenture trustee and holders of at least 66 2/3% of the outstanding dollar principal amount of the notes affected by the amendment in any material respect. However, an amendment to the trust agreement that increases or reduces the amount of, or accelerates or delays the timing of, collections of payments in respect of the receivables or distributions to the noteholders requires the consent of all noteholders affected by the amendment.

      In addition, no amendment may be made to the trust agreement that would adversely affect in any material respect the interests of any holder of the Seller's Certificate or of any Supplemental Certificates, without the consent of the holders of a majority of the interests evidenced by these certificates. However, an amendment to the trust agreement that increases or reduces the amount of, or accelerates or delays the timing of, distributions to the holders of these certificates requires the consent of all holders of these certificates affected by the amendment.

--------------------------------------------------------------------------------
                       Sponsor, Originator and Servicer
--------------------------------------------------------------------------------

      DaimlerChrysler Financial Services Americas LLC ("DCFS"), a Michigan limited liability company, originates the accounts and receivables, sells the receivables to the depositor and services the receivables on behalf of the issuing entity. DCFS's predecessors caused the creation of the depositor and the issuing entity. DCFS is a wholly-owned subsidiary of DaimlerChrysler Corporation ("DaimlerChrysler") and engages in providing consumer and dealer automotive financing for the products of DaimlerChrysler and other manufacturers, including retail and lease financing for vehicles and dealer inventory and other financing needs. DaimlerChrysler is an indirectly owned subsidiary of DaimlerChrysler AG ("DaimlerChrysler AG"), a German corporation. DCFS's executive offices are located at 27777 Inkster Road, Farmington Hills, Michigan 48334, and its telephone number is (248) 427-3000.


      DCFS's business is substantially dependent upon the operations of DaimlerChrysler. In particular, lower levels of production and sale or lease of DaimlerChrysler's automotive products could result in a reduction in the level of finance and insurance operations of DCFS.


      Prior to January 1, 2006, DCFS was a wholly-owned subsidiary of DaimlerChrysler Services North America LLC, a Michigan limited liability company ("DCS"). On January 1, 2006, DCS merged into DCFS, with DCFS being the surviving legal entity. Immediately following the merger, DCFS became the RPA seller under the Receivables Purchase Agreement, the servicer under the sale and servicing agreement and the administrator under the administration agreement, and had substantially the same assets and liabilities and substantially the same personnel that DCFS had prior to the merger. All references in this prospectus or any prospectus supplement to DCFS that relate to the time prior to that merger are, in effect, to DCS as predecessor to DCFS.

      DCFS began its automotive financing operations in 1964 through a predecessor company. Though it has owned subsidiaries involved with financing other asset types, its primary financing activities from the beginning have been retail and lease automotive financing to consumers and wholesale automotive inventory financing for dealerships so as to support the sale of automobiles by its parent corporation. DCFS has been publicly securitizing its retail automotive installment contracts since 1986 and its wholesale automotive dealer inventory accounts since 1991.

      DCFS's dealer floorplan financing business is described under "The Dealer Floorplan Financing Business" section.

      Retail financing takes the form of DCFS purchasing retail installment contracts entered into between retail customers and automotive dealers on DCFS's preprinted retail installment contracts. The dealers assign the retail contracts to DCFS. Contract amount, length and payment terms are decided upon between the retail customer and dealer, subject by DCFS's approval. The motor vehicle serves as collateral for the retail contract and a lien in favor of DCFS is noted on the certificate of title for the vehicle. The retail customer makes monthly payments to DCFS for the life of the retail contract. DCFS is the servicer of the retail contracts that it securitizes.

      DCFS has sponsored over 30 public wholesale receivables securitizations since 1991. There have been no defaults or performance trigger events in any of its public dealer floorplan securitizations. DCFS has also sponsored over 70 public retail receivables securitizations since 1986. There have been no defaults or performance trigger events in any of its public retail receivables securitizations. DCFS has not taken any actions outside of its ordinary performance to prevent any such events.

      In the normal course of its servicing operations, DCFS outsources certain of its administrative functions to third party providers. With respect to DaimlerChrysler Master Owner Trust, DCFS remains responsible to the issuing entity for DCFS's obligations under the sale and servicing agreement regardless of whether the performance of an obligation has been outsourced to a third party. DCFS believes that such third parties can be replaced with other providers of such services.

      DCFS relies to a large extent on its retail receivables and wholesale receivables securitization programs for its funding needs. It also privately sells retail receivables to its own single-seller commercial paper conduit, to multi-seller commercial paper programs administered by commercial banks and to investment banks and institutional investors in the form of whole loans. In addition, DCFS receives funding via intercompany loans from an affiliate as part of the DaimlerChrysler North America capital funding program.

      DCFS engages investment banks for organizing its dealer floorplan securitization transactions and selling the notes issued by the issuing entity to investors.

      We describe the continuing obligations of DCFS in its capacity as servicer under "Servicing." We describe the obligations of DCFS as seller of the receivables to the depositor under "Description of the Receivables Purchase Agreement." We describe the obligations of DCFS in its capacity as administrator under "The Administration Agreement."


      DCFS's business depends substantially upon DaimlerChrysler's operations. In particular, lower levels of production and sale or lease of DaimlerChrysler's automotive products could reduce the level of DCFS's finance and insurance operations. See "Risk Factors -- Risk Factors relating to the receivables -- The ability of the issuing entity to make payments on the notes depends in part on the ability of DaimlerChrysler and DCFS to generate receivables and the ability of DCFS to perform its obligations under the sale and servicing agreement."



--------------------------------------------------------------------------------
                                Use of Proceeds
--------------------------------------------------------------------------------

      Unless we otherwise provide in the related prospectus supplement:

      o we will pay the net proceeds from the sale of the notes of a series offered by this prospectus to DCWR;


      o DCWR will use the portion of the proceeds paid to it, together with the subordinated loan from DCFS described under "Seller and Depositor," to purchase receivables from DCFS or to repay amounts previously borrowed to purchase receivables; and


      o DCFS will use the portion of the proceeds paid to it for general corporate purposes.


--------------------------------------------------------------------------------
                    The Dealer Floorplan Financing Business
--------------------------------------------------------------------------------

                                    General

      The receivables transferred to the issuing entity under the sale and servicing agreement were or will be selected from extensions of credit and advances, known as "wholesale" or "floorplan" financing, made by DCFS to domestic motor vehicle dealers. These funds are used by dealers to purchase new and used vehicles manufactured or distributed by DaimlerChrysler and other manufacturers pending sale to retail buyers. As described in this prospectus, receivables transferred to the issuing entity are secured by the vehicles and, in many cases, parts inventory, equipment, fixtures, service accounts, chattel paper, instruments and franchise rights of the vehicle dealers. In some cases, the receivables are also secured by realty owned by, and/or a personal guarantee of, a vehicle dealer.

      DCFS, as successor to DCS, Chrysler Financial Company L.L.C. ("CFC LLC"), Chrysler Financial Corporation ("CFC Corp.") and Chrysler Credit Corporation ("CCC"), is the primary wholesale financing source for DaimlerChrysler-franchised dealers in the United States. DaimlerChrysler vehicles for which DCFS provides wholesale financing include primarily vehicles manufactured under the CHRYSLER, DODGE and JEEP trademarks. Information as to the size and growth of DCFS's portfolio of auto dealer floorplan receivables is set forth under "The Dealer Floorplan Financing Business" and "The Accounts" in the prospectus supplement.

      DCFS, directly or as successor to DCS, CFC LLC, CFC Corp. or CCC, has extended credit lines to DaimlerChrysler-franchised dealers that may also operate non-DaimlerChrysler franchises and to non-DaimlerChrysler dealers. DCFS services the accounts of domestic dealers financed by it (the "U.S. Wholesale Portfolio") through its Farmington Hills Support office located in Farmington Hills, Michigan and through a network of Chrysler Financial business centers and Mercedes-Benz regional offices located throughout the United States.

      Vehicles financed by any dealer under the floorplan program are categorized by DCFS, under its policies and procedures, as New Vehicles or Used Vehicles based on whether the vehicles qualify for the new or used wholesale and retail interest rate chargeable to the dealer in connection with the vehicles financed. Currently, "New Vehicles" consist of:

      o     current and prior model year unmiled vehicles;

      o current model year miled vehicles purchased at a closed auction conducted by DaimlerChrysler; and

      o     prior model year and two year old miled vehicles.

Currently, "Used Vehicles" consist of previously owned vehicles, other than current model year miled vehicles purchased at a closed auction conducted by DaimlerChrysler and prior model year and two year old miled vehicles. Vehicles purchased by a dealer at a closed auction conducted by DaimlerChrysler are referred to, collectively, as "Auction Vehicles." New Vehicles and Used Vehicles may be categorized differently in the future based on DCFS's practices and policies.

      The receivables transferred to the issuing entity will not include any "Fleet Receivables," which are receivables originated in connection with multiple new vehicle orders of at least five vehicles by specified dealers. Accordingly, the terms "receivables" and "principal receivables" as used in this prospectus will not refer to Fleet Receivables.

                            Creation of Receivables

      DCFS finances 100% of the wholesale invoice price of New Vehicles, including destination charges. DaimlerChrysler originates receivables in respect of DaimlerChrysler-manufactured vehicles and other vehicles distributed by DaimlerChrysler franchised dealers concurrently with the shipment of the vehicles to the financed dealer.

      Once a dealer has commenced the floorplanning of a manufacturer's vehicles through DCFS, DCFS will finance all purchases of vehicles by the dealer from the manufacturer. DCFS will cancel this arrangement, however, if a dealer's inventory is considered by DCFS to be seriously overstocked, if a dealer is experiencing financial difficulties or if a dealer requests controlled vehicle releases. In those circumstances, known as "Finance Hold," the applicable local business center or regional office of DCFS assumes control of vehicle releases to the dealer. DCFS makes special arrangements to finance inter-dealer sales of vehicles.


      The floorplan financing arrangements grant DCFS a security interest in the related vehicles. Generally, the security interest granted in a vehicle terminates as a matter of law upon the retail sale or lease of the vehicle by the dealer. In connection with their vehicle credit lines, some dealers also grant to DCFS a security interest in non-vehicle collateral, such as parts inventory, equipment, fixtures, service accounts, chattel paper, instruments, franchise rights and, in some cases, realty and/or a personal guarantee. Pursuant to the Receivables Purchase Agreement, DCFS assigns its security interests in the vehicles and in any non-vehicle collateral to DCWR and represents that DCWR will have a first-priority perfected ownership interest in such property. These security interests are then assigned by DCWR to the issuing entity pursuant to the sale and servicing agreement.


      In its other lending activities, DCFS may make capital, equipment, real estate or other loans to a dealer (or its parent holding company or other affiliates) that may also be secured by the dealer's vehicles and non-vehicle collateral. In the Receivables Purchase Agreement, DCFS has agreed that it will not assert its security interest in any such common vehicle or non-vehicle collateral until the issuing entity (as transferee of DCWR) has been paid in full on the receivables. DCFS has also agreed that if it transfers any such capital, equipment, real estate or other loans to a transferee, it will require the transferee to agree that it acquires these loans subject to the issuing entity's prior security interest in all common vehicle and non-vehicle collateral. It is expected that DCFS will transfer some of its capital, real estate and other loans, together with its funding obligations under some of these loans, to an affiliated Utah industrial bank (the "Bank") that will be regulated by the Utah Department of Financial Institutions and the Federal Deposit Insurance Corporation. In the event of the insolvency of the Bank, the Bank would be subject to receivership and possession by the Utah Commissioner of Financial Institutions or the Federal Deposit Insurance Corporation, and its agreements would be subject to the powers of any such receiver or liquidator. Furthermore, although the issuing entity will have a first-priority perfected security interest in any common vehicle or non-vehicle collateral, a default by a dealer (or by its parent holding company or other affiliates) under a capital, equipment, real estate or other loan may result in a default on the dealer's receivables that have been transferred to the issuing entity.

                          Credit Underwriting Process

      DCFS extends credit to dealers from time to time based upon established credit lines. Dealers may establish lines of credit to finance purchases of new, used and auction vehicles. All DaimlerChrysler-franchised dealers that have a new vehicle line of credit are also eligible for a used vehicle and an auction vehicle credit line. A new vehicle credit line relates to New Vehicles, other than current model year miled vehicles purchased at a closed auction conducted by DaimlerChrysler, and a used vehicle credit line relates to Used Vehicles. An auction vehicle credit line relates to Auction Vehicles.

      A newly franchised dealer requesting the establishment of a new vehicle credit line must submit an application to the applicable DCFS business center or regional office. After receipt of the application, the business center or regional office investigates the prospective dealer. The business center or regional office reviews the prospective dealer's credit reports and bank references and evaluates the dealer's marketing capabilities and start-up financial resources and credit requirements. When an existing dealer requests the establishment of a wholesale new vehicle credit line, the business center or regional office reviews the dealer's credit reports, including the experience of the dealer's current financing source, and bank references. Further, the business center or regional office investigates the dealer's current state of operations and management, including evaluating a factory reference, and marketing capabilities. For credit lines within a business center's or regional office's approval limits, the business center or regional office either approves or disapproves the dealer's request. For credit lines in excess of a business center's or regional office's approval limits, the business center or regional office transmits the requisite documentation to the Farmington Hills Support Dealer

Credit Department for approval or disapproval. DCFS applies the same underwriting standards for dealers franchised by other manufacturers.

      Upon approval, dealers execute a series of financing agreements with DCFS and, in the case of DaimlerChrysler-franchised dealers, DaimlerChrysler. These agreements provide DCFS a first priority security interest in the vehicles and other collateral Under these agreements, DCFS requires all dealers to maintain insurance coverage for each vehicle for which it provided floorplan financing, with DCFS designated as loss payee to the extent required by DCFS.

      The size of a credit line initially offered to a dealer is based upon the dealer's sales record, or, in the case of a prospective dealer, expected annual sales, and the dealer's effective net worth. The amount of a dealer's credit line for new vehicles is adjusted quarterly by DCFS. The adjustment is based upon the dealer's average new vehicle sales during the prior 180 days and is, typically, in an amount sufficient to finance a 75-day supply of vehicles. The amount of a dealer's credit line for used vehicles is also adjusted periodically. This adjustment is based upon the dealer's average used vehicle sales for the prior 180 days and is, typically, in an amount sufficient to finance 50% of a 30 to 45-day supply of vehicles. DCFS determines the size of a dealer's auction vehicle credit line on a case by case basis and makes adjustments periodically based on DCFS's practices and procedures.

      The aggregate amount advanced for each Used Vehicle is equal to the National Automotive Dealers Association's Official Wholesale Used Car Trade-in Guide wholesale book value for the vehicle. However, the aggregate amount of the credit line for the used vehicles may not exceed 50% of the value of the dealer's total inventory of used vehicles. The amount advanced for New Vehicles and all Auction Vehicles is equal to the amount invoiced with respect to the vehicles and the auction purchase price, including auction fees, of the Auction Vehicles, respectively.

               Billing, Collection Procedures and Payment Terms


      DCFS prepares and distributes each month to each dealer a statement setting forth billing and related account information. DCFS generates and mails each dealer's bill on the sixth and seventh calendar day of the month. Interest and other nonprincipal charges must be paid by the end of the month in which they are billed. DCFS bills interest and handling fees in arrears, but bills insurance costs in advance. Upon the sale or lease of a vehicle for which it has provided floorplan financing, DCFS is entitled to receive payment in full of the related advance. Dealers remit payments by check directly to DCFS's local business centers and regional offices or electronically via an electronic funds transfer system maintained by the Farmington Hills Support office.


                              Revenue Experience

      DCFS charges dealers interest at a floating rate based on the rate (the "prime rate") designated as the "prime rate" from time to time by financial institutions selected by DCFS, plus a designated spread ranging from 0.00% to 1.00% on New Vehicles. The prime rate is reset by DCFS on the first and sixteenth days of every month and is applied to all balances outstanding during the applicable period. The actual spread for each dealer is determined according to the total amount of the dealer's credit lines. DCFS typically increases the spreads charged on Used Vehicle balances by an additional 0.75%. Previously owned vehicles, however, purchased at a DaimlerChrysler closed auction are financed at the applicable New Vehicle rate. In the case of a few larger dealers, DCFS charges the dealers interest at a floating rate based on LIBOR plus 2.75% up to the prime rate plus 0.25%.

                       Relationship with DaimlerChrysler


      DaimlerChrysler provides to some DaimlerChrysler-franchised dealers financial assistance in the form of working capital loans and other loans. In addition, DaimlerChrysler provides floorplan assistance to all DaimlerChrysler-franchised dealers through a number of formal and informal programs. On all new vehicle financings, DaimlerChrysler reimburses dealers directly for the finance costs for a specified period from the date of shipment. DaimlerChrysler also has a supplemental floorplan assistance program. In this program, DaimlerChrysler reimburses dealers at the time of retail sale or lease, for a specified amount depending upon the vehicle model.

      Under an agreement between DaimlerChrysler and each DaimlerChrysler-franchised dealer, DaimlerChrysler commits to repurchase unsold new vehicles in inventory upon dealership termination, at the vehicles' wholesale prices less a specified margin. DaimlerChrysler only repurchases current model year vehicles that are new, undamaged and unused. DaimlerChrysler also agrees to repurchase from dealers, at the time of franchise termination, parts inventory at specified percentages of the invoice price. If DCFS takes possession of a dealer's parts inventory, DaimlerChrysler is only obligated to pay DCFS 55% of the invoice price of the inventory. All of the assistance, however, is provided by DaimlerChrysler for the benefit of its dealers, and does not relieve the dealers of any of their obligations to DCFS.

      Much of the assistance is provided at the option of DaimlerChrysler, which may terminate any of the optional programs in whole or in part at any time. If DaimlerChrysler is unable to or elects not to provide the assistance, the loss experience of DCFS in respect of the U.S. Wholesale Portfolio may be adversely affected. In addition, because a substantial number of the vehicles sold by the dealers are manufactured or distributed by DaimlerChrysler, if DaimlerChrysler were temporarily or permanently no longer in that business, the rate of sales and leases of DaimlerChrysler-manufactured vehicles would decrease. This would adversely affect payment rates and the loss experience of the U.S. Wholesale Portfolio. See "Risk Factors -- Risk factors relating to the receivables -- The ability of the issuing entity to make payments on the notes depends in part on the ability of DaimlerChrysler and DCFS to generate receivables and the ability of DCFS to perform its obligations under the sale and servicing agreement."

      Under the terms of agreements entered into by DCFS with manufacturers and distributors other than DaimlerChrysler, DCFS provides private-label automotive financing to some dealers that are similar to those offered to DaimlerChrysler-franchised dealers. In connection with these and other agreements with non-DaimlerChrysler manufacturers or distributors, some of the manufacturers or distributors agree to repurchase unsold vehicles in the dealer's inventory upon termination of the dealer's franchise, whether voluntary or otherwise. The agreements vary, but typically provide for repurchase of unused, current models that are new, undamaged and untitled. This assistance is provided for the benefit of the dealer in the event of a voluntary termination and for the benefit of DCFS in the event of an involuntary termination. Many of these types of assistance are provided at the option of non-DaimlerChrysler manufacturers and distributors and may be terminated by the manufacturers and distributors in whole or in part at any time. If these manufacturers and distributors are unable or elect not to provide assistance to the applicable dealers, the loss experience of DCFS in respect of its U.S. Wholesale Portfolio may be adversely affected. In addition, if a manufacturer or distributor that supplies vehicles to these dealers exited the vehicle business temporarily or permanently, the rate of sale or lease of its vehicles would decrease and the payment rates and loss experience of the U.S. Wholesale Portfolio may be adversely affected.


                               Dealer Monitoring

      DCFS's local business centers and regional offices monitor the level of each dealer's wholesale credit line on a periodic basis. Dealers are permitted to exceed those lines on a temporary basis. For example, a dealer may, immediately prior to a seasonal sales peak, purchase more vehicles than it is otherwise permitted to finance under its existing credit lines. As another example, because of slow inventory turnover, a dealer's credit lines may be reduced prior to its liquidating a sufficient portion of its vehicle inventory. If at any time DCFS learns that a dealer's balance exceeds its approved credit lines, DCFS will evaluate the dealer's financial position and may temporarily increase the dealer's credit lines or place the dealer in Finance Hold. See "-- Creation of Receivables."

      Personnel from the business centers and regional offices conduct audits of dealer vehicle inventories on a regular basis. The timing of each visit is varied and no advance notice is given to the audited dealer. Auditors review dealers' financial records and conduct a physical inventory of the vehicles on the dealers' premises. Through the audit process, DCFS reconciles each dealer's physical inventory with its records of financed vehicles. Audits are intended to identify instances where a dealer sold vehicles but did not immediately repay the related advances. The audit process also aids DCFS in determining in those instances whether a dealer received sale proceeds but diverted the proceeds to uses other than the repayment of the obligations to DCFS.

              "Dealer Trouble Status" and DCFS's Write-Off Policy

      Under some circumstances, DCFS will classify a dealer under "Dealer Trouble status." The circumstances include:

      o     failure to remit any principal or interest payment when due;

      o     any notifications of liens, levies or attachments; and

      o     a general deterioration of its financial condition.

Once a dealer is assigned to Dealer Trouble status, DCFS determines any more extension of credit on a case-by-case basis.

      DCFS attempts to work with dealers to resolve instances of Dealer Trouble status. If, however, a dealer remains on that status, it can result in one of the following:


      o an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales or leases to retail customers;


      o a forced liquidation in which DCFS repossesses the dealer's inventory and, in the case of DaimlerChrysler-franchised dealers, closes the franchise;

      o a voluntary surrender of the dealer's inventory and, in the case of DaimlerChrysler-franchised dealers, franchise closure; or

      o     a forced sale of the dealership.

DCFS typically works with franchised dealers to find third parties to purchase a troubled dealership. The proceeds of the sales are used to repay amounts due to DCFS. Once liquidation has begun, DCFS performs an analysis of its position, writes off any amounts identified at that time as uncollectible and attempts to liquidate all possible collateral remaining. During the course of a liquidation, DCFS may recognize additional losses or recoveries.

                            Additional Information

      We will set forth in the prospectus supplement for each series additional information with respect to the Dealer Floorplan Financing Business.


--------------------------------------------------------------------------------
                                 The Accounts
--------------------------------------------------------------------------------

      The receivables held by the issuing entity arise in the revolving financing arrangements (the "Accounts") with domestic motor vehicle dealers ("dealers") franchised by DaimlerChrysler and/or other automobile manufacturers. DCFS selected the Accounts from all the wholesale accounts in the U.S. Wholesale Portfolio that are Eligible Accounts (the "Eligible Portfolio"). Each Account in the Eligible Portfolio must be an account established by DCFS, directly or as successor to DCS, CFC LLC, CFC Corp. or CCC, in the ordinary course of business and meet other criteria provided in the sale and servicing agreement. See "Description of the Sale and Servicing Agreement -- Representations and Warranties." DCFS and the depositor have represented that each believes that the Accounts will be representative of the accounts in the Eligible Portfolio and that the inclusion of the Accounts, as a whole, will not represent an adverse selection from the Eligible Portfolio.

      The Accounts may contain special subaccounts relating to financing provided by DCFS other than for dealers' vehicle inventories. For example, these special subaccounts may relate to capital loans, equipment loans or other advances or relate to financing for fleet purchases. These special subaccounts are not included when the Account is designated for the issuing entity. Accordingly, any right to receive payments in respect of these special subaccounts are not transferred to the issuing entity.

      From time to time, dealers deposit funds with DCFS in cash management accounts, limited in amount to the amount of the wholesale accounts. DCFS applies funds deposited by a dealer in its cash management account to reduce the dealer's outstanding principal receivables balance. Under some circumstances, a dealer may reborrow the funds. Any such reborrowing will be treated as a new advance to the dealer, resulting in a corresponding increase in the dealer's outstanding principal receivables balance.

      Under the sale and servicing agreement, the depositor, and under the Receivables Purchase Agreement, DCFS has the right, subject to limitations and conditions, and in some circumstances is obligated, to choose from time to time additional qualifying wholesale accounts to be included as Accounts and to convey to the issuing entity some of the receivables of the Additional Accounts, including receivables created after the conveyance. These accounts must meet the eligibility criteria set forth above as of the date the accounts are designated as Additional Accounts. DCFS will convey the receivables then existing, with exceptions, or later created under the Additional Accounts to the depositor. The depositor will then convey them to the issuing entity. See "Description of the Sale and Servicing Agreement -- Addition of Accounts." In addition, as of any Additional Cut-Off Date in respect of Additional Accounts and the date any new receivables are generated, DCFS will represent and warrant to the depositor, and the depositor will represent and warrant to the issuing entity, that the receivables meet the eligibility requirements set forth in the sale and servicing agreement. See "Description of the Sale and Servicing Agreement -- Conveyance of Receivables and Collateral Security." Under some circumstances specified in the sale and servicing agreement, the depositor has the right to remove Accounts, and the receivables arising from the Accounts, from the issuing entity. See "Description of the Sale and Servicing Agreement -- Removal of Accounts." The Accounts from which the receivables arise will be the same Accounts designated by the depositor on the Initial Cut-Off Date plus any Additional Accounts, minus any Accounts removed from the issuing entity.

      We will provide additional information about the Accounts in each prospectus supplement.

--------------------------------------------------------------------------------
                                   The Notes
--------------------------------------------------------------------------------

      The notes will be issued pursuant to the indenture. The indenture does not limit the aggregate stated principal amount of notes that may be issued.

      The notes will be issued in series. Each series of notes will consist of Class A notes (or a single class of notes) and may also consist of Class B notes and Class C notes or other classes of notes. Each class of notes may have subclasses. Whenever a "class" of notes is referred to in this prospectus or any supplement to this prospectus, it also includes all subclasses of that note class, unless the context otherwise requires.

      The issuing entity may offer notes denominated in any foreign currency. We will describe the specific terms of any note denominated in a foreign currency in the applicable supplement to this prospectus.


      If we so specify in a supplement to this prospectus, the noteholders of one or more classes will have the benefit of additional enhancements in the form of one or more agreements or arrangements described under "-Other Enhancements" below for the exclusive benefit of that class or those classes. We will describe any derivative or other agreement for the benefit of a class and the financial institution that provides it in the applicable supplement to this prospectus.


      The issuing entity will pay principal of and interest on a class of notes solely from the portion of interest collections and principal collections on the receivables that are available to that class of notes after giving effect to all allocations and reallocations, amounts in any of the issuing entity's trust accounts relating to that class of notes, and amounts received under any enhancement relating to that class of notes. If those sources are not sufficient to pay the notes of that class, those noteholders will have no recourse to any other assets of the issuing entity or the assets of any other entity for the payment of principal of or interest on those notes.

      We will include the following terms of the notes in a supplement to this prospectus:

      o     the series designation;

      o the rate per annum at which the notes will bear interest, if any, or the formula or index on which that rate will be determined and the date from which interest will accrue;

      o     the payment dates, if any, for the notes;

      o the stated principal amount of each Class of notes and, if there is more than one class of notes, whether they are Class A notes, Class B notes, Class C notes or other class of notes or a subclass of any of those classes;

      o     the overcollateralization amount, if any, for that class of notes;

      o the currency of payment of principal of and interest on the notes, if other than U.S. dollars;

      o     the expected principal payment date of the notes;

      o     the legal final maturity date (the "legal final") of the notes;

      o the times at which the notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of those redemptions;

      o any additional events of default or early redemption events for the notes of that series;

      o if the notes have the benefit of any other credit or cash flow enhancement, the terms of that enhancement and the provider of the enhancement; and

      o     other terms of the notes.

      Holders of notes of any outstanding series or class will not have the right to review or consent to any subsequent issuance of notes. A series or class of notes may be issued privately, which series or class would therefore not be offered pursuant to this prospectus and a prospectus supplement.

      The issuing entity may, without the consent of any noteholders, issue additional notes of an existing class of notes. Any such issuance of additional notes must satisfy the applicable conditions under "-- Issuances of New Series, Classes and Subclasses of Notes" below.

                                   Interest

      Each note, except zero-coupon discount notes, will bear interest at either a fixed rate or a floating rate, which will be specified in the related prospectus supplement. A floating interest rate will be adjusted on the basis of an index and a spread, each of which will be specified in the related prospectus supplement. Adjustments will be made periodically as described in the prospectus supplement, which may include monthly, quarterly, semi-annually, annually or other adjustments. The calculation agent named in the prospectus supplement will determine the interest rate at each adjustment. We will specify the interest accrual period in the related prospectus supplement. Until the expected principal payment date for a discount note, accreted principal will be capitalized as part of the principal of the note and reinvested in the receivables. The applicable supplement to this prospectus will specify the interest rate to be borne by a discount note after an event of default or after its expected principal payment date.

      If interest collections allocable to a series of notes are less than expected, principal collections allocable to (i) the overcollateralization amount for the applicable series or (ii) the notes of that series may be used to pay interest on the notes of that series. However, this reallocation of principal would reduce the overcollateralization amount or the nominal liquidation amount of the specified classes of notes of that series. Reductions of these amounts would have the effect of reducing principal collections and interest collections on the receivables that are allocable to that series, unless these reductions are reimbursed from excess interest collections.

      If interest on a note is not paid within five business days after it is due, or such longer period of time specified in the prospectus supplement, an event of default will occur with respect to that note. See "The Indenture -- Events of Default."

                                   Principal

      We will specify the timing and the amount of payments of principal of a note in the related supplement to this prospectus.

      For some notes, the issuing entity expects to pay the stated principal amount of each note in one payment on that note's expected principal payment date, and the issuing entity is obligated to do so if funds are available for that purpose. It is not an event of default if the principal of a note is not paid on its expected principal payment date because no funds are available for that purpose.

      Principal of a note may be paid earlier than its expected principal payment date if an early redemption event or an event of default occurs. See "The Indenture -- Early Redemption Events" and "-- Events of Default."

      Principal of a note may be paid later than its expected principal payment date if sufficient funds are not allocable under the indenture to the series or class of notes to be paid. If the stated principal amount of a note is not paid in full on its legal final maturity date, an event of default will occur with respect to that note. See "The Indenture -- Events of Default."

      A series of notes may provide for the variable funding and amortization of those notes from time to time.

      See "Risk Factors -- You may receive principal payments earlier or later than the expected principal payment date" for a discussion of factors that may affect the timing of principal payments on the notes.

       Stated Principal Amount, Outstanding Dollar Principal Amount and
                      Nominal Liquidation Amount of Notes

      Each note will have:

      o     a stated principal amount;

      o     an outstanding dollar principal amount; and

      o     a nominal liquidation amount.

Stated Principal Amount

      The stated principal amount of a note is the amount that is stated on the face of the note to be payable to its holders. It may be denominated in U.S. dollars or in a foreign currency.

Outstanding Dollar Principal Amount

      For U.S. dollar notes (other than discount notes), the outstanding dollar principal amount is the same as the stated principal amount, less principal payments to the noteholders. For foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the stated principal amount of the notes, less dollar payments to derivative counterparties with respect to principal. For discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the applicable supplement to this prospectus.

Nominal Liquidation Amount of Notes

      The nominal liquidation amount of a note is a U.S. dollar amount based on the outstanding dollar principal amount of that note, but with some reductions -- including reductions from reallocations of principal collections and allocations of charge-offs of defaulted principal receivables -- and increases described under this heading. The nominal liquidation amount of a note corresponds to the portion of the principal receivables that would be allocated to that note if the receivables were liquidated.

      In most circumstances, the nominal liquidation amount of a note, together with its share of any funds on deposit in the applicable principal funding account and its share of any funds in the excess funding account, will be equal to the outstanding dollar principal amount of that note. However, if there are reductions in the nominal liquidation amount of a note as a result of reallocations of principal collections from that note to pay interest on notes of the same series, or as a result of charge-offs of defaulted principal receivables, there will be a deficit in the nominal liquidation amount of that note. Unless that deficiency is reimbursed through the reinvestment of excess interest collections on the receivables, the stated principal amount of some notes will not be paid in full.

      A subordinated note's nominal liquidation amount is used to calculate the maximum amount of funds that may be reallocated from that subordinated note to pay interest on senior notes of the same series. The nominal liquidation amount of a note is also used to calculate the amount of principal collections that can be allocated for payment of principal to a note, or paid to the counterparty to a derivative agreement, if applicable. This means that if the nominal liquidation amount of a note has been reduced by charge-offs of defaulted principal receivables or by reallocations of principal collections to pay interest on notes, the holders of notes with the reduced nominal liquidation amount may receive less than the full stated principal amount of their notes, either because the amount of U.S. dollars allocated to pay them is less than the outstanding dollar principal amount of the notes, or because the amount of U.S. dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of their notes in full.

      The nominal liquidation amount of a class or series of notes may be reduced as follows:

      o If there are charge-offs of defaulted principal receivables, the portion of charge-offs allocated to a series of notes will reduce the series nominal liquidation amount for that series to the extent these charge-offs are greater than that series' available excess interest collections. For a series that has an overcollateralization amount, we will allocate these reductions first to the overcollateralization amount. Any remaining reductions will be allocated to the nominal liquidation amounts of the notes of that series. If the series has subordinated classes of notes, the reductions allocated to the notes of that series will be initially allocated pro rata to each class of notes based on the nominal liquidation amount of that class. Then we will reallocate these reductions to the subordinated classes of notes of that series in succession, beginning with the most subordinated class. The prospectus supplement for any series of notes may provide for a different allocation of these reductions.

      o If principal collections are reallocated from an overcollateralization amount of a series to the notes of that series, the overcollateralization amount will be reduced by the amount of that reallocation. If principal collections are reallocated from a class of notes of a series to pay interest on a class or classes of notes of that series, the nominal liquidation amount of that class from which the reallocation is made will be reduced by the amount of the reallocations. For example, the amount of the reallocation of principal collections to pay interest on Class A notes will be applied first, to reduce the nominal liquidation amount of Class C notes of the same series to the extent of the required subordinated amount of Class C notes for that class of Class A notes, and second, to reduce the nominal liquidation amount of Class B notes of the same series to the extent of the required subordinated amount of Class B notes for that class of Class A notes. The amount of the reallocation of principal collections to pay interest on Class B notes will be applied to reduce the nominal liquidation amount of Class C notes of the same series to the extent of the required subordination amount of Class C notes for that class of Class B notes. No principal of Class A notes may be reallocated to pay interest on any class of notes if the prospectus supplement so provides. The prospectus supplement for any series of notes may provide for a different allocation of these reductions.

      o The nominal liquidation amount of a series or class of notes will be reduced by the amount on deposit in its principal funding account (other than investment earnings) after giving effect to all allocations, reallocations and payments. This includes principal collections that are deposited directly into that series' or class's principal funding account, or reallocated from the principal funding account for a subordinated class. The nominal liquidation amount of a series or class of notes will also be reduced by its allocable share of deposits to the excess funding account in connection with a reduction in principal receivables.

      o The nominal liquidation amount of a note will be reduced by the amount of all payments of principal of that note without duplicating the reductions due to any related deposits to the principal funding account.

      o If the holders of a class or series of notes direct a sale of receivables after an insolvency of the depositor, DCFS or DaimlerChrysler, an event of default and acceleration or on its legal final maturity date, the nominal liquidation amount of that class or series is automatically reduced to zero. See "The Notes -- Sale of Receivables."

      The nominal liquidation amount of a class or series of notes can be increased as follows:

      o The nominal liquidation amount of a series or class of notes will be increased by its allocable share of withdrawals from the excess funding account in connection with the purchase of an interest in additional principal receivables.

      o For a class of discount notes, the nominal liquidation amount will increase over time as principal accretes, to the extent that interest collections are allocated to that class for that purpose.

      o If excess interest collections are available, we will apply them to reimburse earlier reductions in the nominal liquidation amount from charge-offs of defaulted principal receivables or from reallocations of principal collections from the overcollateralization amount of a series to pay interest on the notes of that series or from subordinated classes of a series to pay interest on senior classes of that series or from the senior class of a series to pay interest on that senior class. These reimbursements will be allocated to each series pro rata based on the sum of all unreimbursed reductions of each class in that series. Within each series, the increases will be allocated in order of seniority of the notes of that series.

      o If principal collections have been reallocated from the principal funding account for a subordinated class to the principal funding account for a senior class of notes of the same series, the nominal liquidation amount of the subordinated class will be increased by the amount of the reallocation, and the nominal liquidation amount of the senior class will be reduced by the same amount.

      If the nominal liquidation amount of your notes has been reduced because of charge-offs or reallocations to pay interest and the reduction has not been reimbursed from excess interest collections, you will not receive repayment of all of your principal.

      The nominal liquidation amount of a note may not be reduced below zero and may not be increased above the outstanding dollar principal amount of that note, less any amounts on deposit in the applicable principal funding account.

      If a note held by DCWR, the issuing entity or any of their affiliates is canceled, the nominal liquidation amount of that note is automatically reduced to zero, with a corresponding automatic reduction in the Aggregate Series Nominal Liquidation Amount.

      The cumulative net amount of reductions of the nominal liquidation amount of any series or class of notes due to reallocation of principal collections to pay interest on notes and charge-offs of principal receivables cannot exceed the initial outstanding dollar principal amount of that series or class of notes.

                          Subordination of Principal

      Credit enhancement for your series or class of notes may be provided through the subordination of principal. If a series of notes has only one class, this form of credit enhancement will be the overcollateralization amount for that series unless otherwise specified in the prospectus supplement. If a series of notes has more than one class, then the subordinate notes of that series will serve as credit enhancement for the senior notes of that series. Such a multi-class series of notes may also have an overcollateralization amount.

Overcollateralization Amount

      The overcollateralization amount for a series of notes constitutes an additional amount of principal receivables that is allocated to that series in excess of the nominal liquidation amount of the related notes. Accordingly, if a series of notes has an overcollateralization amount, its series nominal liquidation amount will equal the sum of the nominal liquidation amount of its notes and the overcollateralization amount, unless we otherwise specify in a prospectus supplement. We will describe the calculation of the overcollateralization amount, if any, for a series of notes in the prospectus supplement.

Subordination Between Classes

      The following paragraphs under this subheading illustrate how the credit enhancement provided by subordinate notes works in the case of a series that has Class A notes, Class B notes and Class C notes. The prospectus supplement for a series may provide for different subordination arrangements among the senior and subordinate classes of a series.

      Principal payments on Class B notes and Class C notes of a series are subordinated to payments on Class A notes of that series. Subordination of Class B notes and Class C notes of a series provides credit enhancement for Class A notes of that series.

      Principal payments on Class C notes of a series are subordinated to payments on Class A notes and Class B notes of that series. Subordination of Class C notes of a series provides credit enhancement for the Class A notes and Class B notes of that series.

      In all series, principal collections that are allocable to subordinated classes of notes may be reallocated to pay interest on senior classes of notes of that series and, if so specified, on designated subordinated classes of notes of that series. In addition, charge-offs of defaulted principal receivables are allocated first to the subordinated classes of a series. See "-- Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes" and "-- Allocation of Collections."

      No principal payments will be made on a subordinated class of notes until all principal of the senior classes of notes of that series has been paid in full. However, there are several exceptions to this rule. Principal may be paid to the holders of subordinated classes while notes of senior classes of that series are still outstanding under the following circumstances:

      o If the nominal liquidation amount of a subordinated class has been reduced as a result of an allocation of charge-offs of defaulted principal receivables to that class or reallocation of principal collections from that class to pay interest on senior classes, and that reduction is later reimbursed from excess interest collections, the amount of that reimbursement is no longer subordinated to the senior classes of that series and may be paid to the holders of the subordinated class while the notes of senior classes are still outstanding.

      o If principal collections have been reallocated from the principal funding account for a subordinated class to the principal funding account for a senior class of notes of the same series, then the subordinated classes of notes of that series may be paid.

                              Other Enhancements


      In addition or in lieu of the overcollateralization or the subordination of principal described immediately above, we may provide other credit or cash flow enhancements with respect to one or more classes of the series. These other enhancements may include one or more of the following:

      o Letter of credit -- The indenture trustee would have the right to draw on a letter of credit issued by a financial institution or other entity to cover losses on the receivables or shortfalls in payments due on specified classes;

      o Surety bond or insurance policy -- A surety bond or insurance policy, issued by a financial guaranty insurer or other insurer, would cover shortfalls in payments due on one or more classes;

      o Cash collateral accounts or reserve funds -- Funds may be deposited in a cash collateral account or a reserve fund at the commencement of a transaction or out of available funds during the transaction, as specified in the prospectus supplement. Funds in such an account or fund may be used to cover shortfalls in the payment of interest or principal on specified classes or shortfalls in the payment of expenses of the issuing entity;

      o Credit or liquidity facilities -- The facility, issued by a financial institution or other entity, would cover specified losses on the receivables or shortfalls in payments due on specified classes;

      o Guaranteed investment contracts -- Specified available funds may be invested under a guaranteed investment contract issued by an insurance company, financial institution or other entity;

      o Swaps and caps -- The issuing entity may enter into an interest rate swap to enable it to pay a fixed or floating rate of interest on one or more specified classes or an interest rate cap to enable it to pay a floating interest rate on one or more specified classes. The issuing entity may enter into a currency swap to enable it to pay one or more classes in a specified currency;

      o Guaranteed rate contracts -- The issuing entity may enter into a guaranteed rate contract with a financial institution or other entity under which, in return for a payment or periodic payments by the issuing entity, it will receive specified payments from the counterparty; or

      o     Any combination of two or more of the above.

      If we so provide in the related prospectus supplement, any of these other enhancements may be available to more than one class or series of notes. In particular, some notes may have the benefit of one or more swaps or caps. The issuing entity will generally receive payments from counterparties to such agreements in exchange for the issuing entity's payments to them, to the extent required under such agreements. Payments received from derivative counterparties with respect to interest payments on dollar-denominated notes of a series will generally be treated as part of the interest collections allocated to that series. We will include the specific terms of any such agreement applicable to a series or class of notes and a description of the related counterparty in the related prospectus supplement.

      The issuing entity may use a currency swap to issue notes payable in a currency other than United States dollars.

          Limitations on Overcollateralization and Other Enhancements

      We intend that the overcollateralization amount or other enhancement, if any, with respect to a series or class of notes will enhance the likelihood of receipt by noteholders of the series or class of the full amount of principal and interest and will decrease the likelihood that the noteholders will experience losses. However, neither overcollateralization nor the other enhancement, if any, will provide protection against all risks of loss or will guarantee repayment of the entire stated principal amount of the notes and interest on the notes. If losses exceed the amount covered by the overcollateralization or any other enhancement, noteholders will bear their allocable share of deficiencies. In addition, if we provide specific enhancement for the benefit of more than one class or series, noteholders of that class or series will be subject to the risk that the enhancement will be exhausted by the claims of noteholders of other classes or series.

                           Allocation of Collections

      The primary source of funds for the payment of principal of and interest on a series of notes will be collections on the receivables that are allocated to that series. The servicer will deposit collections into the Collection Account at the times and in the manner described in "Description of the Sale and Servicing Agreement -- Allocation of Collections; Deposits in Collection Account."

      In this section, we describe how we allocate collections to each series of notes. The balance of collections not allocated to any series will be allocated to the Seller's Interest and generally will not be available to make payments on any series of notes.

Allocation of Interest Collections

      The amount of interest collections on the receivables for any monthly collection period, together with any net investment earnings on funds in the Collection Account, will be allocated pro rata to each series of notes based on a fraction:

      o the numerator of which is the series nominal liquidation amount for that series as of the last day of the immediately preceding collection period (or the issuance date of that series in the case of the first collection period); and

      o the denominator of which is the Pool Balance as of the last day of the immediately preceding collection period (or the cut-off date of that series in the case of the first collection period).

      The amount of defaulted receivables for any collection period will be allocated pro rata to each series of notes based on the same fraction. This fraction for a series when expressed as a percentage will be the "Series Floating Allocation Percentage" for that series unless we specify otherwise in the related prospectus supplement.

      The indenture trustee will apply the amount of interest collections allocated to a series of notes in accordance with the indenture supplement for that series to cover the monthly interest payments or deposits required for that series. We will describe the application of these funds for a series in the related prospectus supplement. In the case of a series of notes having more than one class, we will also describe how interest collections allocated to that series will be allocated and applied to each class.

      If any series of notes has interest collections remaining after the application of these funds in accordance with its indenture supplement, then these excess interest collections will be shared with each other series of notes whose own allocated interest collections are insufficient to cover its monthly interest payments or its other applications of interest collections as specified in the applicable indenture supplement. Any such excess interest collections shared with other series will be applied to these other series pro rata on the basis of their respective shortfalls.

Allocation of Principal Collections

      The amount of principal collections on the receivables for any monthly collection period will be allocated to each series of notes pro rata based on a fraction:

      o the numerator of which is the series nominal liquidation amount for that series as of the last day of the immediately preceding collection period (or the issuance date of that series in the case of the first collection period), except that if the accumulation period or an Early Redemption Period for that series has commenced, the numerator will be the series nominal liquidation amount for that series as of the last day of the collection period ending prior to the commencement of the accumulation period or Early Redemption Period, as applicable; and

      o the denominator of which is the greater of (i) the Pool Balance as of the last day of the immediately preceding collection period (or the cut-off date of that series in the case of the first collection period) and (ii) the sum of the numerators used to calculate the percentages for allocating principal collections to all outstanding series of notes (including the relevant series of notes) for that collection period.

      This fraction for each series will adjust if that series or any other series of notes has entered into an Early Redemption Period since the prior collection period. This fraction for a series when expressed as a percentage will be the "Series Principal Allocation Percentage" for that series unless we specify otherwise in the related prospectus supplement.

      The indenture trustee will apply the amount of principal collections allocated to a series of notes in accordance with the indenture supplement for that series to cover the monthly principal payments or deposits required for that series. We will describe the application of these funds for a series in the related prospectus supplement. In the case of a series of notes having more than one class, we will also describe how principal collections allocated to that series will be allocated and applied to each class.

      If any series of notes has principal collections remaining after the application of these funds in accordance with its indenture supplement, then these excess principal collections will be shared with each other series of notes whose own allocated principal collections are insufficient to cover its monthly principal payments or deposits as specified in the applicable indenture supplement. Any such excess principal collections shared with other series will be applied to these other series pro rata on the basis of their respective shortfalls.

                     Trust Accounts of the Issuing Entity

      The issuing entity has established a Collection Account for the purpose of receiving collections on the receivables. The Collection Account is maintained in the name of the indenture trustee, for the benefit of all the noteholders. Any earnings, net of losses and investment expenses, on funds in the Collection Account will be credited to the Collection Account and treated as part of interest collections.

      The issuing entity has also established an Excess Funding Account in the name of the indenture trustee, for the benefit of all the noteholders. As described in "Description of the Sale and Servicing Agreement -- Excess Funding Account Deposits and Withdrawals," if the Aggregate Series Nominal Liquidation Amount and other available amounts securing the notes were to fall below a minimum threshold, some of the principal collections to be released to the depositor will, instead, be deposited into the Excess Funding Account. All funds, if any, in the Excess Funding Account, together with any related net investment earnings on funds in this trust account, will be allocated to each series of notes pro rata on the basis of the respective series nominal liquidation amounts.

      If we so specify in the related prospectus supplement, the issuing entity may direct the indenture trustee to establish and maintain in the name of the indenture trustee supplemental accounts for any series or class of notes for the benefit of the related noteholders. Most series will have an interest funding account and a principal funding account. Typically, funds will be transferred from the Collection Account to these supplemental accounts in order to make payments of interest on and principal of the notes, to make payments under any applicable enhancement agreements, and for any other purposes as specified in the related prospectus supplement. Each supplemental account for a series may be a subaccount of one master trust account or other trust account for that series.

      The Collection Account, the Excess Funding Account and the supplemental accounts described in this section are referred to as trust accounts. The trust accounts will be Qualified Trust Accounts and amounts deposited into the trust accounts may only be invested in Permitted Investments selected by the issuing entity (or by its administrator on its behalf).

      Except to the extent, if at all, covered under the annual accountants attestation report described under "Description of the Sale and Servicing Agreement--Evidence of Compliance," there will not be any independent audit of any of the issuing entity's trust accounts or the activity in those accounts.

                              Sale of Receivables

      In addition to a sale of receivables following an insolvency of the depositor, DaimlerChrysler or DCFS, if a series or class of notes has an event of default and is accelerated before its legal final maturity date, the issuing entity may sell receivables, or interests therein, if the conditions described in "The Indenture -- Events of Default" and "-- Events of Default Remedies" are satisfied.

      If principal of or interest on a series or class of notes has not been paid in full on its legal final maturity date, the sale will automatically take place on that date. Proceeds from such sale will be immediately paid toward payment on those notes.

      Unless we specify otherwise in the related prospectus supplement, the amount of receivables sold will be up to the series nominal liquidation amount of the series. The nominal liquidation amount of a series or class in respect of which a sale is made will be automatically reduced to zero upon such sale. No more collections will be allocated to those notes. Noteholders will receive the proceeds of such sale in an amount not to exceed the lesser of (i) the outstanding dollar principal amount of those notes, plus unpaid interest on those notes and (ii) the nominal liquidation amount of such series or class, as applicable, plus accrued interest. Notes whose noteholders have caused sales of receivables are no longer outstanding under the indenture once the sale has occurred and the net sale proceeds have been applied.

      After giving effect to a sale of receivables for a series or class of notes, the amount of proceeds on deposit in a principal funding account for that series may be less than the outstanding dollar principal amount of that series or class. This deficiency can arise because the series nominal liquidation amount of that series or class was reduced before the sale of receivables or because the sale price for the receivables was less than the outstanding dollar principal amount. Unless we specify otherwise in the prospectus supplement, these types of deficiencies will not be reimbursed.

        Limited Recourse to the Issuing Entity; Security for the Notes

      The portion of collections allocable to a series or class of notes after giving effect to all allocations and reallocations, funds for that series or class on deposit in the applicable trust accounts, any applicable enhancement for that series or class and proceeds of sales of receivables for that series or class provide the only sources of payment for principal of or interest on that series or class of notes. Noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on the notes.

      The notes of all series are secured by a security interest in the receivables, but each series or class of notes is entitled to the benefits of only that portion of the receivables, collections on the receivables and proceeds of the receivables that is allocated to it under the indenture and the related indenture supplement. Each series or class of notes is also secured by a security interest in any applicable supplemental account and any applicable enhancement.

                   Redemption and Early Redemption of Notes

      Each class of notes will be subject to mandatory redemption on its expected principal payment date.

      If we so specify in the related prospectus supplement, the servicer may, at its option, cause the issuing entity to redeem any note before its expected principal payment date. The prospectus supplement will indicate at what times the servicer may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption. The issuing entity will give notice to holders of the affected notes before any optional redemption date.

      If we so specify in the related prospectus supplement, a noteholder may, at its option, require the issuing entity to redeem the holder's notes before the expected principal payment date. The prospectus supplement will indicate at what times a noteholder may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption.

      In addition, if an early redemption event occurs in respect of a series, the issuing entity will be required to redeem each affected note of that series to the extent funds are available for that purpose. The issuing entity will give notice to holders of the affected notes before an early redemption date. See "The Indenture -- Early Redemption Events" for a description of the early redemption events and their consequences to holders of notes.

      Whenever the issuing entity is required to redeem a note before its legal final maturity date, it will do so only if and to the extent funds are allocated to that note. A noteholder will have no claim against the issuing entity if the issuing entity fails to make a required redemption of notes because no funds are available for that purpose. The failure to redeem before the legal final maturity date under these circumstances will not be an event of default.

      Issuances of New Series, Classes and Subclasses of Notes

      The issuing entity may issue new notes of a series, class or subclass, so long as the conditions of issuance are met. These conditions include:

      o on or before the fifth business day before a new issuance of notes, the issuing entity gives the indenture trustee and the applicable rating agencies notice of the issuance;

      o the issuing entity delivers to the indenture trustee a certificate stating that:

            -- the issuing entity reasonably believes that the new issuance will not at the time of its occurrence or at a future date
                  (1) cause an early redemption event or event of default, (2) adversely affect the amount or timing of payments to holders of notes of any series or (3) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes;

            -- all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the notes;

            -- the form and terms of the notes have been established in conformity with the provisions of the indenture;

            -- all laws and requirements with respect to the execution and delivery by the issuing entity of the notes have been complied with in all material respects;

            -- the issuing entity has the power and authority to issue the notes; and

            -- the notes have been duly authorized, are binding obligations of the issuing entity, and are entitled to the benefits of the indenture;

      o the issuing entity delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax and Michigan income and franchise tax purposes (1) the new issuance will not adversely affect in any material respect the characterization of the notes of any outstanding series, class or subclass as debt, (2) the new issuance will not cause a taxable event to holders of any outstanding notes, (3) following the new issuance, the issuing entity will not be an association, or a publicly traded partnership, taxable as a corporation and (4) following the new issuance, the newly issued notes will be properly characterized as debt;

      o the issuing entity obtains confirmation from each rating agency that the new issuance of notes will not cause a reduction or withdrawal of the rating of any outstanding notes rated by that rating agency; and

      o any other conditions specified in the related prospectus supplement are satisfied.

However, so long as each rating agency has confirmed that the new issuance of notes will not cause a reduction or withdrawal of the rating of any outstanding notes rated by that rating agency, the conditions specified in the first and second bullet points above may be waived by the issuing entity at its option.

                        Payments on Notes; Paying Agent

      The notes will be issued in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under "-- Book-Entry Notes" unless the stated principal amount of the notes is denominated in a foreign currency.

      The issuing entity and the indenture trustee, and any agent of the issuing entity or the indenture trustee, will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

      The issuing entity will make payments on a note to the registered holder of the note at the close of business on the record date established for the related payment date.

      The issuing entity expects to designate the corporate trust office of The Bank of New York, in New York City, as its paying agent for the notes of each series. The issuing entity will identify any other entities appointed to serve as paying agents on notes of a series or class in a prospectus supplement. The issuing entity may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the issuing entity will be required to maintain a paying agent in each place of payment for a series or class of notes.

      After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be repaid to the issuing entity. After funds are repaid to the issuing entity, the holder of that note may look only to the issuing entity for payment of that principal or interest.

Denominations

      The notes offered by this prospectus will be issued in denominations of $1,000 and multiples of $1,000 in excess of that amount (or such higher amounts as may be specified in the prospectus supplement).

Record Date

      If the notes are in book-entry form, the record date for payment of the notes will be the day before the related payment date. If the notes are in definitive form, the record date for a payment date will be the last day of the calendar month ending prior to that payment date.

Governing Law

      The laws of the State of New York will govern the notes and the indenture.

Form, Exchange, and Registration and Transfer of Notes

      The notes offered by this prospectus will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a "book-entry note." For a description of the special provisions that apply to book-entry notes, see "-- Book-Entry Notes."

      A holder of notes may exchange those notes for other notes of the same class of any authorized denominations and of the same aggregate stated principal amount and tenor.

      Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuing entity designates. Holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

      The issuing entity expects to appoint The Bank of New York as the note registrar for the notes. The issuing entity also may at any time designate additional transfer agents for any series or class of notes. The issuing entity may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the issuing entity will be required to maintain a transfer agent in each place of payment for the notes.

                               Book-Entry Notes

      The notes offered by this prospectus will be in book-entry form. This means that, except under the limited circumstances described in this subheading under "-- Definitive Notes," purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

      Each global note will be deposited with a securities depository named The Depository Trust Company and will be registered in its name or the name of its nominee. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

      The registration of the global notes in the name of Cede & Co. or another nominee of DTC will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system is used because it eliminates the need for physical movement of securities.

      Purchasers of notes in the United States can hold interests in the global notes only through DTC, either directly, if they are participants in that system -- such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee -- or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe can hold interests in the global notes only through Clearstream or through Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

      Because DTC will be the only registered owner of the global notes, Clearstream and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

      As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

      The issuing entity, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's or indirect participant's records relating to book-entry notes. The issuing entity, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

      Until definitive notes are issued to the beneficial owners as described in this subheading under "-- Definitive Notes," all references to "holders" of notes means DTC. The issuing entity, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the notes for all purposes.

      Beneficial owners of book-entry notes should realize that the issuing entity will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

      Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant and, if applicable, indirect participant through which that person owns its interest. DTC has advised the issuing entity that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

      Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

      Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving payments on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner's account.

The Depository Trust Company

      DTC is a limited-purpose trust company organized under the New York Banking Law and is a "banking institution" within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. The rules applicable to DTC's participants are on file with the SEC.

      This information about DTC has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream Banking, societe anonyme

      Clearstream is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

      Clearstream's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.

      This information about Clearstream has been provided by Clearstream for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Euroclear System

      Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear Operator is the Euroclear Bank, S.A./N.V. The Euroclear Operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator holds a banking license granted to it, and is regulated by, the Belgian Banking and Finance Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      This information about Euroclear has been provided by Euroclear for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Notes

      The issuing entity will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the issuing entity's paying agent, The Bank of New York, at the office of the paying agent in New York City that the issuing entity designates for that purpose.

      Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants' respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

      Distributions on book-entry notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

      Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, to the extent received by its U.S. depository.

      In the event definitive notes are issued, distributions of principal and interest on definitive notes will be made directly to the holders of the definitive notes in whose names the definitive notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

      Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

      Because of time-zone differences, credits to notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, Clearstream and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

      Beneficial owners of book-entry notes may exchange those notes for definitive notes registered in their name only if:

      o DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered "clearing agency" and the issuing entity is unable to find a qualified replacement for DTC;

      o the issuing entity, in its sole discretion, elects to terminate the book-entry system through DTC; or

      o any event of default has occurred with respect to those book-entry notes, and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that class advise the indenture trustee and DTC that the continuation of a book entry system is no longer in the best interests of those beneficial owners.

      If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive notes are available. The appropriate global note will then be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive notes will be recognized as the "holders" of the notes under the indenture.

Replacement of Notes

      The issuing entity will replace at the expense of the holder any mutilated note, upon surrender of that note to the indenture trustee. The issuing entity will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuing entity and the indenture trustee. In the case of a destroyed, lost or stolen note, the issuing entity and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuing entity before a replacement note will be issued.

Acquisition and Cancellation of Notes by the Issuing Entity and the Depositor

      The issuing entity, the depositor and their affiliates may acquire notes in the open market or otherwise.

      The issuing entity, the depositor and their affiliates may cause the notes acquired by them to be canceled and notes so canceled will no longer be outstanding.


--------------------------------------------------------------------------------
                                 The Indenture
--------------------------------------------------------------------------------

      The notes of a series will be issued pursuant to the terms of the indenture and the related indenture supplement. The discussion under this heading, the discussions under "The Notes" in this prospectus and certain sections in the related prospectus supplement summarize the material terms of the notes, the indenture and the related indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the related indenture supplement.

                               Indenture Trustee




      The indenture trustee may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee. The issuing entity may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture or if the indenture trustee becomes insolvent. In all circumstances, the issuing entity must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment. To be eligible to act as indenture trustee, an entity must satisfy section 310(a) of the Trust Indenture Act of 1939, as amended, have a combined capital and surplus of at least $50,000,000 and have time deposits or other obligations rated at a level that is acceptable to the rating agencies rating the notes. DCFS, as the administrator for the issuing entity, is responsible for the expenses incurred in changing the indenture trustee.

      The indenture trustee is obligated to perform only those duties that are specifically assigned to it in the indenture. If an Event of Default has occurred and is continuing, the indenture trustee is required to exercise such of its rights under the indenture, and use the same degree of care and skill in their exercise, as a fiduciary would exercise or use under the circumstances in the conduct of such person's own affairs. The indenture trustee may conclusively rely, and will be fully protected in relying, on certificates and opinions furnished to it in accordance with the indenture. The indenture does not require the indenture trustee to expend or risk its own funds or otherwise incur financial liability if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The indenture trustee is not liable for any error of judgment made by it in good faith. The indenture trustee will not be liable with respect to any action it takes or omits to take pursuant to directions from the holders of a majority in principal amount of the applicable series or class of notes.

      We describe many of the duties of the indenture trustee under the indenture and the limitations on those duties in this section "The Indenture." Also, upon receipt of instructions from the servicer for a payment date, the indenture trustee will apply the funds in the trust accounts of the issuing entity for a series to pay specified expenses of the issuing entity and to make payments on the notes of that series or, in certain circumstances, other series.

      The issuing entity is obligated to indemnify the indenture trustee against any and all loss, liability and expense incurred without negligence or bad faith on its part in connection with the exercise or performance of its duties under the indenture. Any indemnification payments made by an issuing entity would reduce the amount available to make payments on the notes.

      The indenture trustee is, and any successor may be, a financial institution with which the depositor and its affiliates have other banking relationships in the ordinary course of their businesses. In some instances the indenture trustee may be acting in a similar capacity for other asset-backed transactions of the depositor or its affiliates for similar or other asset types. The indenture trustee will charge fees for its services as such and such fees will be payable by the administrator.

                           Issuing Entity Covenants

      The issuing entity will not, among other things:

      o claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law;

      o     voluntarily dissolve or liquidate; or

      o permit (A) the validity or effectiveness of the indenture to be impaired, or permit the lien created by the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien created by the indenture) to be created on or extend to or otherwise arise upon or burden the collateral for the notes or proceeds thereof or (C) the lien of the indenture not to constitute a valid first priority security interest in the assets of the issuing entity.

      The issuing entity may not engage in any activity other than the activities described in "The Issuing Entity" in this prospectus. The issuing entity will not incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the notes.

      The issuing entity also covenants that if:

      o the issuing entity defaults in the payment of interest on any series or class of notes when such interest becomes due and payable and such default continues for a period of five business days following the date on which such interest became due and payable; or

      o the issuing entity defaults in the payment of the principal of any series or class of notes on its legal final maturity date; and

any such default continues beyond any specified period of grace for such series or class of notes, then the issuing entity will, upon demand of the indenture trustee, pay to the indenture trustee, for the benefit of the holders of the notes of the affected series or class, the whole amount then due and payable on those notes for principal and interest (after giving effect to any allocation requirements described in this prospectus and the related prospectus supplement), with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue installments of interest, at such rate or rates described in the related prospectus supplement. In addition, the issuing entity will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and all other compensation due to the indenture trustee. If the issuing entity fails to pay such amounts upon such demand, the indenture trustee may institute a judicial proceeding for the collection of those unpaid amounts.

                               Events of Default

      Each of the following events is an event of default for any related series or class of notes:

      o the issuing entity's failure, for a period of five business days (or such longer period as may be specified in the prospectus supplement), to pay interest on any note of the related series or class when due;

      o the issuing entity's failure to pay the stated principal amount of any note of the related series or class on its legal final maturity date;

      o the issuing entity's default in the performance, or breach, of any other of its other covenants or warranties in the indenture, for a period of 60 days after either the indenture trustee or the holders of 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series or class have provided written notice requesting remedy of that default or breach, and, as a result of that default or breach, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60 day period;

      o the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuing entity; and

      o any additional events of default specified in the prospectus supplement relating to the series or class.

      Failure to pay the full stated principal amount of a note on its expected principal payment date will not constitute an event of default. An event of default with respect to one series or class of notes will not necessarily be an event of default with respect to any other series or class of notes.

                          Events of Default Remedies

      The occurrence of some events of default involving the bankruptcy or insolvency of the issuing entity results in an automatic acceleration of all of the notes. If other events of default occur and are continuing with respect to any series or class, either the indenture trustee or the holders of a majority in aggregate outstanding dollar principal amount of the notes of that series or class (or of all notes (treated as one class) in the case of certain events of defaults with respect to all notes) may declare the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate outstanding dollar principal amount of outstanding notes of that series or class.

      Within 90 days after the occurrence of any Event of Default (or any event that, with notice or lapse of time or both, would become an Event of Default) known to the indenture trustee with respect to notes of any series or class, the indenture trustee will transmit by mail to all registered noteholders of that series or class notice of such default; provided, however, that, except in the case of a default in the payment of the principal of or interest on any note of such series or class, the indenture trustee will be protected in withholding such notice if and so long as representatives of the Indenture Trustee in good faith determine that the withholding of such notice is in the interests of the noteholders of that series or class.

      If a series or class of notes is accelerated before its legal final maturity date, each holder of the accelerated notes may notify the indenture trustee that it desires to exercise the put feature that is part of its notes. The "put feature" will be deemed to be exercised only if at least one of the following conditions is met:

      o the holders of at least 90% of the outstanding dollar principal amount of the notes of that series or class have notified the indenture trustee that they desire to exercise the put feature in respect of their notes;

      o the holders of a majority of the outstanding dollar principal amount of the notes of that series or class have notified the indenture trustee that they desire to exercise the put feature in respect of their notes and the net proceeds of the sale of receivables pursuant to such exercise (as described below) plus amounts on deposit in the principal funding account would be sufficient to pay all amounts due on the notes of that series or class; or

      o     both:

            -- the indenture trustee determines that the funds to be allocated to the notes of that series or class, including
                  (1) the Series Available Interest Amount and Series Available Principal Amount for that series or class and (2) amounts on deposit in the principal funding account, may not be sufficient on an ongoing basis to make payments on the notes of that series or class as such payments would have become due if such obligations had not been declared due and payable; and

            -- holders of at least 66 2/3% of the outstanding dollar principal amount of the notes of that series or class have notified the indenture trustee that they desire to exercise the put feature in respect of their notes.

If the put feature is deemed to be exercised as provided in the preceding sentence, it will be deemed to be exercised by all holders of the notes of that series or class, whether or not they have actually given notice of their desire to exercise the put feature. Upon such deemed exercise of the put feature, the indenture trustee will cause the issuing entity to sell principal receivables and related non-principal receivables (or interest therein) in the amount described below. The holders of the accelerated notes will maintain their rights in their notes until such sale proceeds have been applied to payment of the amounts due on their notes and shall deliver their notes to the issuing entity as part of their exercise of the put feature.

      If an event of default occurs relating to the failure to pay principal of or interest on a series or class of notes in full on the legal final maturity date, the indenture trustee will automatically sell receivables on the date, as described in "The Notes -- Sale of Receivables."

      If a sale of receivables does not take place following an acceleration of a series or class of notes, then:

      o The issuing entity will continue to hold the receivables, and distributions on the receivables will continue to be applied in accordance with the allocation and application provisions of the indenture and the related indenture supplement.

      o Principal will be paid on the accelerated series or class of notes to the extent funds are received on the receivables and allocated to the accelerated series or class after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes, if any, of the same series.

      o On the legal final maturity date of the accelerated notes, if the notes have not been paid in full, the indenture trustee will sell receivables as provided in the applicable indenture supplement.

      The holders of a majority in aggregate outstanding dollar principal amount of any accelerated series or class of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the related indenture supplement or have a substantial likelihood of involving the indenture trustee in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on its legal final maturity date.

      Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture unless the holders of affected notes offer the indenture trustee reasonable indemnity. Upon acceleration of the maturity of a series or class of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.

      The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the issuing entity or DCWR, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                            Early Redemption Events

      The issuing entity is required to redeem, in whole or in part, to the extent that funds are available for that purpose, each affected series or class of notes upon the occurrence of an early redemption event. Early redemption events include each of the following:

      o     the occurrence of a note's expected principal payment date;

      o the issuing entity becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

      o the occurrence of certain events of bankruptcy, insolvency or receivership relating to the depositor, DCFS or DaimlerChrysler;

      o a failure by the seller to convey receivables in Additional Accounts to the issuing entity within five business days after the day on which it is required to convey those receivables under the sale and servicing agreement; and

      o any additional early redemption events specified in the related prospectus supplement.

      The redemption price of a note so redeemed will be the outstanding dollar principal amount of that note (but not in excess of the nominal liquidation amount of the note), plus accrued interest -- or, in the case of discount notes, principal accreted but unpaid on that note -- to but excluding the date of redemption, which will be the next payment date. If the Series Available Interest Amount and Series Available Principal Amount for the series or class of notes to be redeemed, together with funds on deposit in the applicable principal funding account and interest funding account and any amounts payable to the issuing entity under any applicable enhancement are insufficient to pay the redemption price in full on the next payment date after giving effect to the subordination provisions and allocations to any other notes ranking equally with those notes, monthly payments on the notes to be redeemed will thereafter be made on each payment date until the stated principal amount of the notes (but not in excess of the nominal liquidation amount of the notes) plus all accrued and unpaid interest are paid in full, or the legal maturity date of the notes occurs, whichever is earlier.

      No principal collections on the receivables will be allocated to a series or class of notes with a nominal liquidation amount of zero, even if the stated principal amount of that series or class has not been paid in full. However, any funds previously deposited in the applicable principal funding account or interest funding account and any amounts received from any applicable enhancements will still be available to pay principal of and interest on that series or class of notes. In addition, if any Series Available Interest Amount remains after required interest payments and deposits, the remaining Series Available Interest Amount can be applied to reimburse reductions in the nominal liquidation amount of that series or class resulting from reallocations of any Series Available Principal Amounts to pay interest on classes of notes or from charge-offs of defaulted principal receivables in the issuing entity.

      Payments on redeemed notes will be made in the same priority as described in the related prospectus supplement. The issuing entity will give notice to holders of the affected notes before an early redemption date.

                                   Meetings

      The indenture trustee may call a meeting of the holders of notes of a series or class at any time. The indenture trustee will call a meeting upon request of the issuing entity or the holders of at least 10% in aggregate outstanding dollar principal amount of the outstanding notes of the series or class.

      The quorum for a meeting is a majority of the holders of the outstanding dollar principal amount of the related series or class of notes, as the case may be, unless a higher percentage is specified for approving action taken at the meeting, in which case the quorum is the higher percentage.

                                    Voting

      Any action or vote to be taken by the holders of a majority, or other specified percentage, of any series or class of notes may be adopted by the affirmative vote of the holders of a majority, or the applicable other specified percentage, of the aggregate outstanding dollar principal amount of the outstanding notes of that series or class, as the case may be.

      Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the affected notes or the affected series or class of notes, as the case may be.

      Notes held by the issuing entity, DaimlerChrysler, DCFS or their affiliates will not be deemed outstanding for purposes of voting or calculating quorum at any meeting of noteholders.

             Amendments to the Indenture and Indenture Supplements

      Upon delivery of an issuing entity tax opinion, as described under "-- Tax Opinions for Amendments" below, and upon delivery by the issuing entity to the indenture trustee of an officer's certificate to the effect that the issuing entity reasonably believes that the amendment will not and is not reasonably expected to (i) result in the occurrence of an early redemption event or event of default, (ii) adversely affect the amount of funds available to be distributed to the noteholders of any series or the timing of such distributions, or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the notes, the indenture may be amended, supplemented or otherwise modified without the consent of any noteholders to:

      o evidence the succession of another entity to the issuing entity, and the assumption by such successor of the covenants of the issuing entity in the indenture and the notes;

      o add to the covenants of the issuing entity, or have the issuing entity surrender any of its rights or powers under the indenture, for the benefit of the noteholders of any or all series or classes;

      o add to the indenture certain provisions expressly permitted by the Trust Indenture Act of 1939, as amended;

      o cure any ambiguity, to correct or supplement any provision that may be inconsistent with any other provision, or with the descriptions of these provisions or of the notes contained in this prospectus and the prospectus supplements, or to make any other provisions with respect to matters or questions arising under the indenture;

      o establish any form of note under the indenture, and to provide for the issuance of any series or class of notes (as described under "The Notes -- Issuances of New Series, Classes and Subclasses of Notes") and to set forth the terms thereof, or to add to the rights of the noteholders of any series or class;

      o provide for the acceptance of a successor indenture trustee under the indenture with respect to one or more series or classes of notes and to add to or change any of the provisions of this indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

      o if one or more additional depositors are added to, or replaced under, the sale and servicing agreement, or if one or more additional beneficiaries are added to, or replaced under, the trust agreement, make any necessary changes to the indenture or any other related document;

      o provide for the addition of collateral securing the notes and the issuance of notes backed by any such additional collateral;

      o provide for additional or alternative credit enhancement for any notes; or

      o amend all relevant documents to reflect or facilitate the direct ownership of the receivables by the issuing entity.

      The indenture or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery of an issuing entity tax opinion, as described under "-- Tax Opinions for Amendments" below, for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or any indenture supplement or of modifying in any manner the rights of the holders of the notes under the indenture or any indenture supplement, provided, however, that the issuing entity shall (i) deliver to the indenture trustee an officer's certificate to the effect that the issuing entity reasonably believes that such amendment will not and is not reasonably expected to (a) result in the occurrence of an early redemption event or event of default, (b) adversely affect the amount of funds available to be distributed to the noteholders or any series or class of notes or the timing of such distributions, or (c) adversely affect the security interest of the indenture trustee in the collateral securing the notes and (ii) receive written confirmation from each rating agency that such amendment will not result in the reduction or withdrawal of the ratings of any outstanding notes rated by that rating agency.

      Upon delivery of an issuing entity tax opinion as described under "-- Tax Opinions for Amendments" below, the issuing entity and the indenture trustee may modify and amend the indenture or any indenture supplement, with prior notice to each rating agency and the consent of the holders of not less than 66 2/3% in aggregate outstanding dollar principal amount of the outstanding notes of each series or class affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holder of each note affected by the modification or amendment:

      o a change in any date scheduled for the payment of interest on any note, the expected principal payment date or legal final maturity date of any note;

      o a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the adjusted outstanding dollar principal amount, or the nominal liquidation amount of any note in a manner that is adverse to any noteholder;

      o a reduction of the amount of a discount note payable upon the occurrence of an early redemption event or other optional or mandatory redemption or upon the acceleration of its legal final maturity date;

      o an impairment of the right to institute suit for the enforcement of any payment on any note;

      o a reduction of the percentage in outstanding dollar principal amount of notes of any series or class, the consent of whose holders is required for modification or amendment of the indenture or any indenture supplement or for waiver of compliance with provisions of the indenture or indenture supplement or for waiver of defaults and their consequences;

      o a modification of any of the provisions governing the amendment of the indenture, any indenture supplement or the issuing entity's agreements not to claim rights under any law which would affect the covenants or the performance of the indenture or any indenture supplement, except to increase any percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by such modification;

      o permission being given to create any lien or other encumbrance on the collateral ranking senior to the lien of the indenture;

      o a change in the city or political subdivision so designated with respect to any series or class of notes where any principal of, or interest on, any note is payable; or

      o a change in the method of computing the amount of principal of, or interest on, any note on any date.

      The holders of a majority in aggregate outstanding dollar principal amount of the notes of a series or class may waive, on behalf of the holders of all the notes of that series or class, compliance by the issuing entity with specified restrictive provisions of the indenture or the indenture supplement.

      The holders of a majority in aggregate outstanding dollar principal amount of the notes of an affected series or class may, on behalf of all holders of notes of that series or class, waive any past default under the indenture or the indenture supplement with respect to notes of that series or class. However, the consent of the holders of all outstanding notes of a series or class is required to waive any past default in the payment of principal of, or interest on, any note of that series or class or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series or class.

      No amendment may be made to the indenture or any indenture supplement that would adversely affect in any material respect the interests of the servicer without its consent. Likewise, any amendment to the indenture or any indenture supplement that would adversely affect in any material respect the interests of any holder of the Seller's Certificate or of any Supplemental Certificates will require the prior consent of the holders of a majority of the interests evidenced by these certificates.

                          Tax Opinions for Amendments

      No amendment to the indenture or the trust agreement will be effective unless the issuing entity has delivered to the indenture trustee, the owner trustee and the rating agencies an opinion of counsel that for federal income tax purposes (1) the amendment will not adversely affect the characterization of the notes of any outstanding series or class as debt, (2) the amendment will not cause a taxable event to holders of any outstanding notes and (3) following the amendment, the issuing entity will not be an association, or a publicly traded partnership, taxable as a corporation.

                             Addresses for Notices

      Notices to holders of notes will be given by mail sent to the addresses of the holders as they appear in the note register.

                 Issuing Entity's Annual Compliance Statement

      The issuing entity is required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.

                       Indenture Trustee's Annual Report

      The indenture trustee is required to mail each year to all registered noteholders a report concerning:

      o its eligibility and qualifications to continue as trustee under the indenture;

      o     any amounts advanced by it under the indenture;

      o the amount, interest rate and maturity date or indebtedness owing by the issuing entity to it in the indenture trustee's individual capacity;

      o     the property and funds physically held by it as indenture trustee;

      o any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported; and

      o any action taken by it that materially affects the notes and that has not previously been reported.

                              List of Noteholders

      Three or more holders of notes of any series, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuing entity for purposes of communicating with other noteholders concerning their rights under the indenture or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

                                    Reports

      Monthly reports containing information on the notes and the collateral securing the notes will be filed with the SEC if such reports are required to be filed by applicable law. These reports will not be sent to noteholders. See "Where You Can Find More Information" in this prospectus for information as to how these reports may be accessed.




--------------------------------------------------------------------------------
                Description of the Sale and Servicing Agreement
--------------------------------------------------------------------------------

      DCWR, as depositor, DCFS, as servicer, and the issuing entity, as purchaser, will have entered into a sale and servicing agreement (the "sale and servicing agreement") under which DCWR will sell receivables to the issuing entity and DCFS will service those receivables on behalf of the issuing entity. In the following summary we describe terms of the sale and servicing agreement. This summary is qualified in its entirety by reference to the sale and servicing agreement. We have filed a form of the sale and servicing agreement as an exhibit to the registration statement of which this prospectus is a part. We discuss in general terms the servicer and its experience in originating and servicing dealer floorplan receivables under the "Sponsor and Servicer" section.

      [Unless otherwise stated in the prospectus supplement, there have been no material changes in the servicer's policies or procedures for its servicing of receivables during the three years preceding the date of that prospectus supplement.]

               Conveyance of Receivables and Collateral Security

      DCWR has sold and assigned or will sell and assign to the issuing entity:

      o all of its right, title and interest in and to the receivables and the related Collateral Security as of the Initial Cut-Off Date;

      o all receivables created in the Accounts after the Initial Cut-Off Date, including any Additional Accounts;

      o its interests in the related Collateral Security and the Receivables Purchase Agreement; and

      o     the proceeds of all of the foregoing.

      The "Collateral Security" in respect of the receivables is a security interest in vehicles and, in many cases, parts inventory, equipment, fixtures, service accounts, chattel paper, instruments, franchise rights and, in some cases, realty and a personal guarantee.

      DCWR and DCFS must indicate in their computer records that the receivables in the Accounts and the related Collateral Security have been conveyed to the issuing entity. In addition, the depositor must provide to the issuing entity and the indenture trustee a computer file or microfiche or written list containing a true and complete list showing for each Account, as of the Initial Cut-Off Date and the applicable Additional Cut-Off Date:

      o     its account number;

      o     the outstanding balance of the receivables in the Account; and

      o     the outstanding balance of principal receivables in the Account.

      DCFS will retain and will not deliver to the issuing entity or the indenture trustee any other records or agreements relating to the receivables. Except as set forth above, DCFS has not and will not segregate the records and agreements relating to the receivables from those relating to other accounts of DCFS. DCFS has not and will not stamp or mark the physical documentation relating to the receivables to reflect the transfer of the receivables to the issuing entity or the indenture trustee. The depositor will file one or more financing statements in accordance with applicable state law to perfect the issuing entity's interest in the receivables, the Collateral Security, the Receivables Purchase Agreement and the proceeds of those items. See "Risk Factors" and "Legal Aspects of the Receivables."

      As contemplated above and as described below under "-- Addition of Accounts," the depositor has the right, subject to limitations and conditions, and in some circumstances is obligated, to designate from time to time additional accounts to be included as Additional Accounts, to purchase from DCFS the receivables then existing or created after that time in the Additional Accounts and to convey the receivables to the issuing entity. Each Additional Account must be an Eligible Account. In respect of any conveyance of receivables in Additional Accounts, the depositor will follow the procedures set forth in the two preceding paragraphs, except the list of Accounts will show information for the Additional Accounts as of the date the Additional Accounts are identified and selected (the "Additional Cut-Off Date").

                        Representations and Warranties

      The depositor will represent and warrant to the issuing entity, among other things, that:

      o as of each Series Cut-Off Date, and the date of issuance of any series (a "Series Issuance Date"), or, in the case of the Additional Accounts, as of the Additional Cut-Off Date and the date on which the related receivables are transferred to the issuing entity (an "Addition Date"), each Account or Additional Account was an Eligible Account;

      o as of the Series Cut-Off Date, or as of the Additional Cut-Off Date, in the case of any Additional Accounts, or as of the date any future receivable is generated (a "Receivables Transfer Date"), each receivable is an Eligible Receivable or, if the receivable is not an Eligible Receivable, the receivable is conveyed to the issuing entity as described below under "-- Ineligible Receivables and the Overconcentration Amount";

      o each receivable and all Collateral Security conveyed to the issuing entity on the Receivables Transfer Date or, in the case of Additional Accounts, on the Addition Date, and all of the depositor's right, title and interest in the Receivables Purchase Agreement, have been conveyed to the issuing entity free and clear of any liens, except for liens permitted under the Receivables Purchase Agreement; and

      o all appropriate consents and governmental authorizations required to be obtained by the depositor in connection with the conveyance of each receivable or Collateral Security have been duly obtained.

      If the depositor breaches any representation and warranty described in the preceding paragraph, the issuing entity will reassign the related receivables to the depositor in the manner described in the following paragraph. However, the issuing entity will be entitled to make that reassignment only if:

      o the breach remains uncured for 30 days or a longer period as may be agreed to by the indenture trustee, after the earlier to occur of the discovery of the breach by the depositor or the servicer or receipt of written notice of the breach by the depositor or the servicer; and

      o the breach has a materially adverse effect on the noteholders' interest in the receivable or, in the case of a breach relating to an Account, all receivables in the related Account ("Ineligible Receivables").

      The issuing entity will reassign each Ineligible Receivable to the depositor on or before the end of the collection period in which the reassignment obligation arises by deducting the principal balance of the receivable from the Pool Balance. A deduction may cause the Pool Balance to be less than the sum of the series nominal liquidation amounts for all outstanding series of notes (the "Aggregate Series Nominal Liquidation Amount") for all outstanding series on the second business day preceding the payment date (each second business day preceding a payment date, a "Determination Date"), after giving effect to the allocations, distributions, withdrawals and deposits to be made on the payment date. If the Pool Balance is less than the Aggregate Series Nominal Liquidation Amount as a result of this deduction, the depositor must make a deposit into the Collection Account in immediately available funds in an amount (a "Transfer Deposit Amount") equal to the amount by which the Pool Balance would be less than the Aggregate Series Nominal Liquidation Amount. If the Transfer Deposit Amount is not so deposited, the principal balance of the related Ineligible Receivables will be deducted from the Pool Balance only to the extent the Pool Balance is not reduced below the Aggregate Series Nominal Liquidation Amount. Any principal balance not so deducted will not be reassigned and will remain part of the issuing entity's assets. The reassignment of any receivable to the depositor and the payment of any related Transfer Deposit Amount will be the sole remedy available against the depositor for any breach of the representations and warranties described above in this section with respect to the receivables.

      The depositor will also represent and warrant to the issuing entity that, among other things, as of each Series Issuance Date:

      o it is duly formed as a limited liability company and in good standing, it has the authority to consummate the transactions contemplated by the sale and servicing agreement, and the sale and servicing agreement constitutes a valid, binding and enforceable agreement of the depositor; and

      o the sale and servicing agreement constitutes a valid sale, transfer and assignment to the issuing entity of all right, title and interest of the depositor in the receivables and the Collateral Security, whether then existing or created after that time, the Receivables Purchase Agreement, and the proceeds of those items, subject to the rights of certain purchasers with respect to some of the Collateral Security.

      If a breach of any of the representations and warranties described in the preceding paragraph has a materially adverse effect on the noteholders' interest in the receivables, either the indenture trustee or the holders of a majority in aggregate outstanding principal dollar amount of all outstanding notes, by written notice to the depositor and the servicer, and to the indenture trustee and the provider of any enhancement if given by noteholders, may direct the depositor to accept the reassignment of the noteholders' interest in the receivables within 60 days of the notice, or within a longer period specified in the notice. The depositor must accept the reassignment of the noteholders' interest on a payment date occurring within the 60-day period. However, the reassignment need not be made if at the end of the applicable period, the representations and warranties shall then be true and correct in all material respects and any materially adverse effect caused by the breach shall have been cured. The price for the reassignment will typically be equal to the sum of:

      o the Aggregate Series Nominal Liquidation Amount on the Determination Date preceding the payment date on which the purchase is scheduled to be made; and

      o accrued and unpaid interest on the unpaid principal amount of all notes at the applicable note rate, together with interest on overdue interest, to the extent permitted by law.

      The payment of the reassignment price for all outstanding series will be considered a payment in full of the notes. The indenture trustee will distribute those funds to the applicable noteholders upon presentation and surrender of the notes. If the indenture trustee or the noteholders give a notice as provided in the preceding paragraph, the obligation of the depositor to make any deposit will be the sole remedy respecting a breach of the representations and warranties available to noteholders or the indenture trustee on behalf of the noteholders.

      DCWR will be deemed to have made all the representations and warranties of the depositor in the sale and servicing agreement and in any indenture supplement with respect to any series or class of notes.

                  Eligible Accounts and Eligible Receivables

      As discussed under "-- Representations and Warranties" above, the depositor represents that, as of specified times, the Accounts are Eligible Accounts and the receivables are Eligible Receivables.

      An "Eligible Account" is a wholesale financing line of credit extended by DCFS to a dealer, which, as of its date of determination:

      o is established by DCFS in the ordinary course of business under a floorplan financing agreement;

      o     is in favor of an Eligible Dealer;

      o     is in existence and maintained and serviced by DCFS; and

      o in respect of which no amounts have been charged off as uncollectible or are classified as past due or delinquent.

      An "Eligible Dealer" is a dealer:

      o which is located in the United States of America, including its territories and possessions;

      o which has not been identified by the servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or in voluntary or involuntary liquidation;

      o in which DaimlerChrysler or any affiliate of DaimlerChrysler does not have an equity investment; and

      o which has not been classified by the servicer as being under Dealer Trouble status.

      An "Eligible Receivable" is a receivable:

      o which was originated or acquired by DCFS in the ordinary course of business, except that if the receivable was acquired by DCFS from a person or entity that is not DaimlerChrysler or any of its Affiliates, the applicable rating agencies shall have notified the depositor or the servicer that the inclusion of the receivable in the issuing entity will not result in a reduction or withdrawal of the rating of any outstanding series or class of notes;

      o which has arisen under an Eligible Account and is payable in United States dollars;

      o     which is owned by DCFS at the time of sale to the depositor;

      o which represents the obligation of a dealer to repay an advance made to the dealer to finance the acquisition of vehicles;

      o which at the time of creation and at the time of transfer to the issuing entity (or if it was initially transferred to the CARCO receivables trust, at the time of transfer to that trust) is secured by a perfected first priority security interest in the related vehicle;

      o which was created in compliance in all respects with all requirements of law applicable to the receivable and under a floorplan financing agreement which complies in all respects with all requirements of law applicable to any party to the agreement;

      o with respect to which all consents and governmental authorizations required to be obtained by DaimlerChrysler, DCFS or the depositor in connection with the creation of the receivable or the transfer of the receivable to the issuing entity (or to the CARCO receivables trust if it was initially transferred to that trust) or the performance by DCFS of the floorplan financing agreement under which the receivable was created, have been duly obtained and are in full force and effect;

      o as to which at all times following the transfer of the receivable to the issuing entity (or to the CARCO receivables trust if it was initially transferred to that trust), the issuing entity or the CARCO receivables trust, as applicable, will have good and marketable title to the receivable free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted under the sale and servicing agreement;

      o which (1) if originally transferred to the CARCO receivables trust, has been the subject of a valid transfer and assignment from the depositor to the CARCO receivables trust and from that trust to the issuing entity of all the depositor's interest in the receivable, including any proceeds of the receivable and (2) if directly sold by the depositor to the issuing entity, has been the subject of a valid transfer and assignment from the depositor to the issuing entity of the depositor's interest in the receivable, including any proceeds of the receivable;

      o which will at all times be the legal and assignable payment obligation of the related dealer, enforceable against the dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

      o which at the time of transfer to the issuing entity (or to the CARCO receivables trust if it was initially transferred to that trust) is not subject to any right of rescission, setoff, or any other defense, including defenses arising out of violations of usury laws, of the dealer;

      o as to which, at the time of transfer of the receivable to the issuing entity (or to the CARCO receivables trust if it was initially transferred to that trust), DaimlerChrysler, DCFS and the depositor have satisfied all their respective obligations with respect to the receivable required to be satisfied at that time;

      o as to which, at the time of transfer of the receivable to the issuing entity (or to the CARCO receivables trust if it was initially transferred to that trust), neither DaimlerChrysler, DCFS nor the depositor has taken or failed to take any action which would impair the rights of the issuing entity or the noteholders;

      o which constitutes "tangible chattel paper" or an "account" or "payment intangible," each as defined in Article 9 of the UCC as then in effect in the State of Michigan; and

      o which was transferred to the issuing entity (or to the CARCO receivables trust if it was initially transferred to that trust) with all applicable governmental authorization.

      The CARCO receivables trust trustee did not make, and the indenture trustee did not and will not make, any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the depositor or for any other purpose. Also, the indenture trustee will not make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties, the observation of its obligations under the sale and servicing agreement or for any other purpose. The servicer, however, will deliver to the indenture trustee on or before March 31 of each calendar year, an opinion of counsel with respect to the validity of the interest of the indenture trustee in and to the receivables.

            Ineligible Receivables and the Overconcentration Amount

      For the purpose of facilitating the administration and reporting requirements of the servicer under the sale and servicing agreement, the depositor will transfer all Ineligible Receivables arising in an Eligible Account to the issuing entity. Unless we otherwise specify in the related prospectus supplement, the series nominal liquidation amount for a series of notes will include the overcollateralization amount for that series, which may in turn be sized on the basis of the amount of Ineligible Receivables.

      Unless we otherwise specify in the related prospectus supplement, the overcollateralization amount for a series of notes may also be increased to reflect any Overconcentration Amount, which is the aggregate amount of all Dealer Overconcentrations.

      A "Dealer Overconcentration" with respect to any dealer or group of affiliated dealers on any Determination Date is the excess of:

      o the aggregate principal amount of receivables due from the dealer or group of affiliated dealers on the last day of the immediately preceding collection period over

      o 2% of the Pool Balance on that last day, except that the percentage specified in this bullet point will be 4% in the case of either AutoNation, Inc. and its affiliates or United Auto Group, Inc. and its affiliates.

However, the depositor may, upon ten days' prior notice to the indenture trustee and the rating agencies and without any notice to or consent of any noteholder, increase the applicable percentage specified in the second bullet point, so long as the applicable rating agencies have notified the depositor or the servicer that the reduction will not result in a reduction or withdrawal of the rating of any outstanding series or class of notes.

                             Addition of Accounts

      Subject to the conditions described in the following paragraph, the depositor has the right to designate from time to time additional accounts to be included as Accounts (the "Additional Accounts"). Also, the depositor must add the receivables of Additional Accounts if:

      o the Pool Balance on the last day of any collection period is less than the Required Participation Amount as of the following payment date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the payment date; or

      o the Seller's Interest in the Pool Balance is less than 2% of the Pool Balance on the last day of any collection period.

In either case, unless insolvency events have occurred with respect to the depositor, DCFS or DaimlerChrysler, then DCFS under the Receivables Purchase Agreement must sell to the depositor, and the depositor under the sale and servicing agreement must transfer and assign to the issuing entity, within 10 business days after the end of the collection period, interests in all receivables arising in the Additional Accounts, whether the receivables are then existing or created after that time. The failure to transfer receivables arising in the Additional Accounts to the issuing entity solely as a result of the unavailability of a sufficient amount of Eligible Receivables will not be a breach of the sale and servicing agreement. However, any such failure will result in an early redemption event for the notes.

      Any designation of Additional Accounts is subject to the following conditions, among others:

      o     each Additional Account must be an Eligible Account;

      o the depositor shall represent and warrant that the addition of the Additional Accounts shall not, in the reasonable belief of the depositor, cause an Early Redemption Event to occur with respect to any series of notes;

      o the depositor shall not select the Additional Accounts in a manner that it believes is adverse to the interests of the noteholders or any enhancement provider;

      o if the addition is not required, the depositor shall deliver a Tax Opinion and other opinions of counsel with respect to the addition of the Additional Accounts to the indenture trustee, the rating agencies and any enhancement provider; and

      o the applicable rating agencies shall have provided written confirmation that the addition will not cause the rating of any outstanding series or class of notes to be reduced or withdrawn.

      The depositor may, however, from time to time, at its discretion, and subject only to the limitations specified in this paragraph, designate Additional Accounts. Additional Accounts designated in accordance with the provisions described in this paragraph are referred to in this prospectus as "Automatic Additional Accounts." Unless each applicable rating agency otherwise consents:

      o the number of Automatic Additional Accounts designated with respect to any of the three consecutive collection periods beginning in January, April, July and October of each calendar year shall not exceed 8% of the number of Accounts as of the first day of the calendar year during which the collection periods begin; and

      o the number of Automatic Additional Accounts designated during any calendar year shall not exceed 20% of the number of Accounts as of the first day of the calendar year.

On or before the first business day of each collection period beginning in January, April, July and October of each calendar year, the depositor shall have requested and obtained notification from each applicable rating agency of any limitations to the right of the depositor to designate Eligible Accounts as Automatic Additional Accounts during any period which includes the collection period. On or before January 31, April 30, July 31 and October 31 of each calendar year, the indenture trustee shall have received confirmation from each applicable rating agency that the addition of all Automatic Additional Accounts included as Accounts during the three consecutive collection periods ending in the calendar month prior to that date shall not have resulted in any applicable rating agency reducing or withdrawing its rating of any outstanding series or class of notes. If the indenture trustee has not received the rating agency confirmation or opinion of counsel with respect to any Automatic Additional Accounts, the depositor must remove the Automatic Additional Accounts from the issuing entity.

      Each Additional Account, including each Automatic Additional Account, must be an Eligible Account at the time of its addition. However, since Additional Accounts may not have been a part of the initial portfolio of DCFS, they may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by DCFS at a later date using credit criteria different from those which were applied to the initial Accounts or may have been acquired by DCFS from another wholesale lender that had different credit criteria. In addition, the depositor will be permitted to designate Additional Accounts that contain receivables that have been sold or pledged to third parties. However, following the applicable Additional Cut-Off Date, no receivables arising after that date in any of those Accounts will be sold or pledged to any third parties.

      The "Required Participation Amount" for any date is an amount equal to the sum of:

      o the sum of the amounts for each series of notes obtained by multiplying the Required Participation Percentage for that series of notes by the nominal liquidation amount of the notes of that series at that time; plus

      o the sum of the overcollateralization amounts for each series of notes on the preceding payment date, after giving effect to the allocations, deposits and payments made on that payment date.

      The "Required Participation Percentage" for a series of notes will be specified in the related prospectus supplement.


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


                              Removal of Accounts

      The depositor shall have the right at any time, but no more frequently than once a month, to require the removal from the issuing entity of Eligible Accounts. To remove any Eligible Account, the depositor, or the servicer on its behalf, shall, among other things:

      o furnish to the issuing entity, the indenture trustee, any enhancement provider and the rating agencies a written notice (the "Removal Notice") stating the Determination Date on which removal of one or more Accounts will commence (the "Removal Commencement Date") and the Accounts to be removed from the issuing entity (the "Designated Accounts");

      o determine on the Removal Commencement Date the aggregate principal balance of receivables in respect of each Designated Account (the "Designated Balance");

      o from and after the Removal Commencement Date, cease to transfer to the issuing entity all receivables arising in the Designated Accounts;

      o from and after the Removal Commencement Date, allocate all principal collections in respect of each Designated Account, first to the oldest outstanding principal balance of the Designated Account, until the Determination Date on which the Designated Balance in the Designated Account is reduced to zero (the "Removal Date");

      o on each business day from and after the Removal Commencement Date to and until the related Removal Date, allocate:

            -- to the issuing entity, to be further allocated under the sale and servicing agreement, interest collections in respect of each Designated Account with respect to receivables in all Designated Accounts sold to the issuing entity and

            -- to the depositor the remainder of the interest collections in all of those Designated Accounts;

      o represent and warrant that the removal of any Eligible Account on any Removal Date shall not, in the reasonable belief of the depositor, cause an Early Redemption Event to occur with respect to any series of notes or cause the Pool Balance to be less than the Required Participation Amount;

      o represent and warrant that no selection procedures believed by the depositor to be adverse to the interests of the noteholders of any series or class of notes, the issuing entity or any enhancement providers were utilized in selecting the Designated Accounts and that the selection procedures were applied so as to randomly select the Designated Accounts;

      o represent and warrant that the removal will not cause the rating of any outstanding series or class of notes to be reduced or withdrawn; and

      o on or before the related Removal Date, deliver to the issuing entity, the indenture trustee and any enhancement provider an officers' certificate confirming the items set forth in the sixth, seventh and eighth clauses of this paragraph and a Tax Opinion with respect to the removal.

      No Designated Accounts shall be removed if the removal will cause the rating of any outstanding series or class of notes to be reduced or withdrawn.

      The depositor shall also have the right, but shall not be obligated, to remove from the issuing entity any Account with respect to which the related dealer has gone into Dealer Trouble status as described under "The Dealer Floorplan Business -- `Dealer Trouble Status' and DCFS's Write-Off Policy." To do so, the depositor will take the actions specified in clauses two through five of the second preceding paragraph, and will deliver a Tax Opinion with respect to the removal and will represent and warrant that the depositor reasonably believes that the removal will not result in an Early Redemption Event.

      On any date on which an Account becomes an Ineligible Account, which date will be deemed the Removal Commencement Date for the Account, the depositor will start the removal of the Account from the issuing entity by taking each of the actions specified in the first five clauses of the third preceding paragraph with respect to the Ineligible Account.

      Upon satisfaction of the above conditions, on the Removal Date with respect to any the Designated Account, the depositor will stop allocating collections of receivables to the Designated Account, which shall be deemed removed from the issuing entity for all purposes (a "Removed Account").

      In addition to the removal rights described in the five paragraphs above, the depositor shall have the right at any time to remove Accounts from the issuing entity and, in connection with the removal, repurchase the then existing receivables in the Accounts. To remove Accounts and repurchase the then existing receivables in those Accounts, the depositor, or the servicer on its behalf, must, among other things:

      o furnish to the issuing entity, the indenture trustee, each enhancement provider and the rating agencies a Removal Notice stating the Designated Accounts which are to be removed, and the then existing receivables in the Designated Accounts (the "Designated Receivables") which are to be repurchased from the issuing entity and the Determination Date on which the removal of the Designated Accounts and the purchase of the Designated Receivables will occur (the "Removal and Repurchase Date");

      o deliver to the issuing entity and the indenture trustee on the Removal and Repurchase Date a computer file or microfiche or written list containing a true and complete list of the Removed Accounts stating for each Account its account number and the aggregate amount of receivables outstanding in the Account;

      o represent and warrant that the removal of any Eligible Account and the repurchase of the receivables then existing in the Account on any Removal and Repurchase Date shall not, in the reasonable belief of the seller, cause an Early Redemption Event to occur with respect to any series or class of notes or cause the Pool Balance to be less than the Required Participation Amount;

      o represent and warrant that no selection procedures believed by the depositor to be adverse to the interests of the noteholders of any series or class of notes, the issuing entity or any enhancement providers were used in selecting the Designated Accounts and that the selection procedures were applied so as to randomly select the Designated Accounts from the entire population of Accounts;

      o represent and warrant as of the Removal and Repurchase Date that the list of Removed Accounts delivered to the indenture trustee as of the Removal and Repurchase Date is true and complete in all material respects;

      o represent and warrant that the removal and repurchase will not cause the rating of any outstanding series or class of notes to be reduced or withdrawn by the applicable rating agency;

      o deliver to the indenture trustee, each rating agency and any enhancement providers a Tax Opinion, dated the Removal and Repurchase Date, with respect to the removal and repurchase; and

      o deliver to the indenture trustee and any enhancement providers an officers' certificate confirming the items set forth in the third through sixth clauses above.

      Except for the removal of Accounts in Dealer Trouble status, the depositor may not remove Designated Accounts or repurchase Designated Receivables unless each applicable rating agency shall have notified the depositor, the servicer, the issuing entity and the indenture trustee in writing that the removal and repurchase will not cause that rating agency's rating of any outstanding series or class of notes to be reduced or withdrawn.

      Upon satisfaction of the above conditions, on the Removal and Repurchase Date with respect to any Designated Account and Designated Receivables, the Designated Account shall be deemed removed, and the Designated Receivables (the "Repurchased Receivables") shall be deemed repurchased, from the issuing entity for all purposes. The depositor need not make any deposit in the Collection Account in respect of the repurchase price of any Designated Receivables repurchased from the issuing entity.

      The depositor, however, shall have the right to require the reassignment to it of all the issuing entity's right, title and interest in the receivables then existing and created after that time in Accounts ("Automatic Removed Accounts") designated by the depositor, together with existing and future collections and proceeds from those receivables, upon satisfaction of the following conditions:

      o on or before the fifth business day immediately preceding the date upon which the Accounts are to be removed, the depositor shall have given the issuing entity, the indenture trustee, each enhancement provider and the rating agencies a Removal Notice specifying the date for removal of the Automatic Removed Accounts (the "Automatic Removal Date");

      o on or prior to the date that is five business days after the Automatic Removal Date, the depositor shall have delivered to the issuing entity, the indenture trustee a computer file or microfiche or written list containing a true and complete list of the Automatic Removed Accounts stating for each Account, as of the removal notice date, its account number and the aggregate amount of receivables outstanding in the Account;

      o the depositor shall have represented and warranted as of each Automatic Removal Date that the list of Automatic Removed Accounts delivered to the issuing entity and the indenture trustee, as of the Automatic Removal Date, is true and complete in all material respects and that the selection procedures for selecting Automatic Removed Accounts were applied so as to randomly select the Automatic Removed Accounts from the entire population of Accounts;

      o the issuing entity shall have received confirmation from each applicable rating agency that the removal will not cause that rating agency's rating of any outstanding series or class of notes to be reduced or withdrawn;

      o the depositor shall have delivered to the issuing entity, the indenture trustee, each rating agency and any enhancement providers an officers' certificate, dated the Automatic Removal Date, to the effect that the depositor reasonably believes the removal will not cause an Early Redemption Event to occur with respect to any series of notes or cause the Pool Balance to be less than the Required Participation Amount; and

      o the depositor shall have delivered to the issuing entity, the indenture trustee, each rating agency and any enhancement providers a Tax Opinion, dated the Automatic Removal Date, with respect to the removal.

      However, the conditions specified in the first clause above that relate to enhancement providers and rating agencies and the conditions specified in the fourth, fifth and sixth clauses above will not be required if all of the Accounts to be removed have liquidated and have zero balances.

      Upon satisfaction of the above conditions, on the Automatic Removal Date the issuing entity's interest in the receivables arising in the Automatic Removed Accounts, all monies due and to become due and all amounts received with respect to the receivables and all proceeds of the receivables shall be deemed removed from the issuing entity for all purposes.

                               Seller's Interest

      The "Seller's Interest" is the depositor's interest in the assets of the issuing entity to extent the assets are not allocated for the payment or security of the notes as described in this prospectus and the prospectus supplements. The Seller's Interest is evidenced by a certificate (the "Seller's Certificate") issued under the trust agreement by the issuing entity.

      Without any notice to or consent of any noteholder, the depositor may from time to time exchange a portion of the Seller's Certificate for another certificate (a "Supplemental Certificate") that the depositor may then transfer or assign to a person or entity chosen by the depositor. The terms of any Supplemental Certificate will be set forth in a supplement to the trust agreement. A Supplemental Certificate may be issued only if:

      o the depositor shall at the time of that exchange and after giving effect to the exchange have an interest of not less than 2% in the Pool Balance;

      o the depositor shall have delivered to the indenture trustee, the rating agencies and any enhancement provider a Tax Opinion with respect to the exchange; and

      o the depositor shall have delivered to the indenture trustee written confirmation from the applicable rating agencies that the exchange will not result in a reduction or withdrawal of the rating of any outstanding series or class of notes.

      Any later transfer or assignment of a Supplemental Certificate is also subject to the second and third conditions described in the immediately preceding sentence. The depositor may transfer a Supplemental Certificate to a securitization vehicle that in turn issues asset-backed securities based on that Supplemental Certificate.

      In addition, DCWR may, without any notice to or consent of any noteholder, transfer and assign all, but not less than all, of its rights and obligations in respect of the issuing entity, the Seller's Interest, the Seller's Certificate, the sale and servicing agreement, the Receivables Purchase Agreement and all other related agreements and instruments to a limited purpose, direct or indirect wholly-owned subsidiary of DCFS (a "Designated Affiliate") so long as the Designated Affiliate assumes DCWR's obligations under these assigned agreements and instruments and certain conditions are satisfied. Among these conditions are:

      o DCWR, the Designated Affiliate and the issuing entity shall have executed and delivered an assignment and assumption agreement, which shall be acknowledged and agreed to by the indenture trustee, and the Designated Affiliate shall have delivered to the issuing entity and the indenture trustee the opinion of counsel required under the assignment and assumption agreement;

      o DCWR shall have delivered to the issuing entity and the indenture trustee a certificate and an opinion of counsel that each condition precedent set forth in the sale and servicing agreement for a transfer to a Designated Affiliate have been complied with;

      o DCWR shall have delivered to the indenture trustee written confirmation from the applicable rating agencies that the transfer to the Designated Affiliate will not result in a reduction or withdrawal of the rating of any outstanding series or class of notes;

      o DCWR shall have delivered to the issuing entity and the indenture trustee a Tax Opinion with respect to the transfer to the Designated Affiliate; and

      o all filings required to continue the perfected interests of the issuing entity and the indenture trustee in the receivables and the Collateral Security shall have been made.

                            Miscellaneous Payments

      "Miscellaneous Payments" means, for any monthly collection period, the sum of:

      o Adjustment Payments and Transfer Deposit Amounts received with respect to the collection period; and

      o Unallocated Principal Collections consisting of any Excess Available Principal Amounts and any principal collections allocated to the depositor based on the Seller's Percentage that are not released to the depositor because the Pool Balance (after giving effect to any receivables transferred to the issuing entity) does not equal or exceed the Aggregate Series Nominal Liquidation Amount for all series (after giving effect to the allocations, distributions, withdrawals and deposits).

      The amount of any Miscellaneous Payments for any collection period will be allocated to each series of notes pro rata based on a fraction:

      o the numerator of which is the series nominal liquidation amount for that series as of the last day of the immediately preceding collection period; and

      o the denominator of which is the Aggregate Series Nominal Liquidation Amount as of that last day.

      This fraction for a series when expressed as a percentage will be the "Series Miscellaneous Allocation Percentage" for that series unless we specify otherwise in the related prospectus supplement.

      The Miscellaneous Payments allocated to a series will be added to the principal collections allocated to that series. Unless we specify otherwise in a prospectus supplement, the sum of the principal collections and Miscellaneous Payments allocated to a series will make up the "Series Available Principal Amount" for that series. The amount of any Series Available Principal Amount for a series that is not needed to make payments or deposits for that series on a payment date will be available for allocation to other series of notes whose own Series Available Principal Amount for that payment date is insufficient to fully cover its required payments or deposits. After giving effect to this sharing of excess Series Available Principal Amounts amongst series, the excess Series Available Principal Amounts that remain are collectively referred to as the "Excess Available Principal Amounts."

                Excess Funding Account Deposits and Withdrawals

      On each payment date, unless otherwise specified in the prospectus supplement, Excess Available Principal Amounts will be deposited by the indenture trustee into the Excess Funding Account in an amount equal to the excess, if any, of:

      o the sum of (1) the aggregate outstanding dollar principal amount of all series of notes and (2) the sum of the overcollateralization amounts for all series of notes over

      o the sum of (1) the Aggregate Series Nominal Liquidation Amount, as adjusted for the purpose of this calculation in the manner set forth in the sale and servicing agreement, (2) the aggregate amount (other than investment earnings) on deposit in the principal funding accounts for all series and (3) the amount (other than investment earnings) already on deposit in the Excess Funding Account.

      Any remaining Excess Available Principal Amounts not required to be deposited into the Excess Funding Account will be paid to the issuing entity for distribution to the depositor so long as the Pool Balance (after giving effect to any receivables transferred to the issuing entity on that payment date) equals or exceeds the Aggregate Series Nominal Liquidation Amount for all series (after giving effect to the allocations, distributions, withdrawals and deposits on that payment date). Any Excess Available Principal Amounts that are not released to the depositor as a result of the condition specified in this paragraph will be transferred to the Collection Account and included as part of the Unallocated Principal Collections.

      If, on any Determination Date, the amount specified in the second bullet point of the first paragraph in this section exceeds the amount specified in the first bullet point of the same paragraph because of an increase in the amount of principal receivables in the issuing entity, the indenture trustee will withdraw the amount of such excess from the Excess Funding Account and pay such amount to the depositor in payment of the purchase price for such principal receivables. Upon any such release of funds from the Excess Funding Account to the depositor, the Aggregate Series Nominal Liquidation Amount will be increased by the amount released, with the increase being allocated pro rata to each series of notes (other than any series that is not in its revolving period) on the basis of their respective series nominal liquidation amounts. If the Aggregate Series Nominal Liquidation Amount is increased in this manner, the Seller's Interest will be correspondingly reduced by the amount of the funds released from the Excess Funding Account to the depositor. Additionally, any release of funds from the Excess Funding Account to the depositor is subject to the condition that, after giving effect to the release, the Pool Balance equals or exceeds the Required Participation Amount.

      Amounts (other than investment earnings) that have been deposited into the Excess Funding Account will be allocated to each series of notes pro rata on the basis of the respective series nominal liquidation amounts. On the payment date following the end of a revolving period for a series of notes, the indenture trustee will apply any funds (other than investment earnings) in the Excess Funding Account that are allocable to that series as we describe in the related prospectus supplement.

      On each payment date, we will allocate all net investment income earned on amounts in the Excess Funding Account since the preceding payment date to each series of notes pro rata on the basis of the respective series nominal liquidation amounts. We will apply the amount of net investment income so allocated to a series in the manner described in the related prospectus supplement.

           Allocation of Collections; Deposits in Collection Account

      On each Determination Date, the servicer will calculate the amounts to be allocated in respect of collections received on receivables with respect to the related collection period to the noteholders of each outstanding series or class or the depositor in accordance with the indenture supplements.

      The servicer, no later than two business days after the processing date, will deposit all collections received with respect to the receivables, excluding, with exceptions, portions allocable to the depositor, in each collection period into the Collection Account. However, the servicer need not make daily deposits if:

      o     DCFS remains the servicer under the sale and servicing agreement;

      o     no Service Default has occurred and is continuing; and

      o     either:

            -- DCFS or DaimlerChrysler North America Holding Corporation has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's,

            -- DCFS arranges for and maintains a letter of credit or other form of enhancement in respect of the servicer's obligation to make deposits of collections on the receivables in the Collection Account that is acceptable in form and substance to each rating agency, or

            -- DCFS otherwise obtains the rating agency confirmations described below in this paragraph.

In that case, subject to any limitations referred to below, DCFS may use for its own benefit all collections until the related payment date. At that time DCFS will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made if deposits were made on a daily basis. However, before ceasing daily deposits as described above, the depositor must deliver to the indenture trustee written confirmation from the applicable rating agencies that the failure by DCFS to make daily deposits will not cause the rating agencies to reduce or withdraw the rating of any outstanding series or class of notes.

      In addition, during any collection period the servicer will be required to deposit interest collections and principal collections into the Collection Account only to the extent of:

      o     the payments and distributions that the issuing entity must make;

      o the amounts the issuing entity must deposit into any trust account maintained for the benefit of the noteholders of any series and other parties; and

      o the amounts the issuing entity must pay to any enhancement provider on the payment date relating to the collection period.

Also, if, at any time prior to that payment date, the amount of collections deposited in the Collection Account exceeds the amount the servicer is required to deposit, the servicer will be permitted to withdraw the excess from the Collection Account.

      On any date on which the servicer deposits collections into the Collection Account, the servicer will distribute directly to the depositor its share of the interest collections described in this prospectus in an amount equal to the Seller's Percentage for the related collection period of interest collections deposited into the Collection Account for such date. On any date on which the servicer deposits collections into the Collection Account, the servicer will also distribute directly to the depositor its share of the principal collections described in this prospectus in an amount equal to the Seller's Percentage for the related collection period of principal collections deposited into the Collection Account for such date so long as the Pool Balance (determined after giving effect to any principal receivables transferred to the issuing entity on the date) equals or exceeds the Aggregate Series Nominal Liquidation Amount for the immediately preceding Determination Date, after giving


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


effect to the allocations, distributions, withdrawals and deposits to be made on the payment date immediately following the Determination Date. Any principal collections allocated to the depositor based on the Seller's Percentage that are not released to the depositor as a result of the condition specified in the immediately preceding sentence will be kept in the Collection Account and included as part of the Unallocated Principal Collections.

      The servicer will not make advances of delinquent payments on the receivables.

                     Defaulted Receivables and Recoveries

      The "Defaulted Receivables" on any Determination Date are:

      o all receivables which the servicer charged off as uncollectible in respect of the immediately preceding collection period; and

      o all receivables which were Eligible Receivables when transferred to the issuing entity (or to the CARCO receivables trust if the receivables were initially transferred to the CARCO receivables trust), which arose in an Account which became an Ineligible Account after the date of such transfer of the receivables and which were not Eligible Receivables for any six consecutive Determination Dates after the Account became an Ineligible Account.

      The "Defaulted Amount" for any Determination Date will be an amount, which shall not be less than zero, equal to:

      o the principal amount of receivables that became Defaulted Receivables during the preceding collection period; minus

      o     the sum of:

            -- the full amount of any Defaulted Receivables subject to reassignment to the depositor or purchase by the servicer for the collection period unless events of bankruptcy, insolvency or receivership have occurred with respect to either of the depositor or the servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables; and

            -- the excess, if any, for the immediately preceding Determination Date of the amount determined pursuant to this second bullet point for that Determination Date over the amount determined pursuant to the first bullet point above for that Determination Date.

The servicer will charge off receivables as uncollectible in accordance with the servicer's customary and usual policies and procedures for servicing its own comparable revolving dealer wholesale loan accounts. The servicer will allocate (i) to the depositor to the Seller's Percentage of the Defaulted Amount for each collection period and (ii) to each series, the applicable Series Floating Allocation Percentage of the Defaulted Amount.

      If the servicer adjusts the amount of any receivable because of a rebate, refund, credit adjustment or billing error or other non-cash items to a dealer, or because the receivable was created in respect of inventory which was refused or returned by a dealer, and, following such adjustment downward, the Pool Balance would be less than the Aggregate Series Nominal Liquidation Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the payment date immediately following that Determination Date), the depositor will be required to deposit a cash amount equal


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


to the deficiency (up to the amount of the adjustment) into the Collection Account in immediately available funds (an "Adjustment Payment") on the day on which the servicer makes the adjustment.

                                  Termination

      The issuing entity and the sale and servicing agreement will terminate upon the final distribution by the indenture trustee and the owner trustee of all property of the issuing entity in accordance with the indenture and the Delaware Statutory Trust Act.

      When the issuing entity is terminated, it will transfer to DCWR all right, title and interest in the remaining receivables and other funds of the issuing entity, other than amounts in the issuing entity's trust accounts for the final payment of principal and interest to noteholders.

      In any event, the last payment of principal and interest on any series of notes will be due and payable no later than the date we specify to be the legal final maturity date for that series in the related prospectus supplement.

                   Indemnification; Limitation on Liability

      The sale and servicing agreement states that the servicer will indemnify the issuing entity, the indenture trustee, the owner trustee and the enhancement providers from and against any loss, liability, expense, damage or injury suffered or sustained arising out of any acts, omissions or alleged acts or omissions arising out of activities of the issuing entity, the indenture trustee, the owner trustee or the servicer under the sale and servicing agreement. However, the servicer will not so indemnify the issuing entity, the indenture trustee, the owner trustee or any enhancement provider if the acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or willful misconduct by the issuing entity, the indenture trustee, the owner trustee or the enhancement provider. Also, the servicer will not indemnify the issuing entity, the indenture trustee or the owner trustee for any act taken by the issuing entity, the indenture trustee or the owner trustee at the request of any noteholder or enhancement provider to the extent that the issuing entity, the indenture trustee or the owner trustee, as the case may be, is indemnified by the noteholder or enhancement provider, or for any tax which the issuing entity or the noteholders is required to pay.


      The sale and servicing agreement states that, except as we describe above and with other exceptions, neither the seller, the servicer nor any of their directors, officers, employees or agents will be under any liability to the issuing entity, the owner trustee, the indenture trustee, the noteholders or any other person for taking any action, or for refraining from taking any action, under the sale and servicing agreement. However, neither the seller nor any of its directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any of those persons in the performance of their duties or by reason of reckless disregard of their obligations and duties under the sale and servicing agreement. In the case of the servicer, neither it nor any of its directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence of any of those persons in the performance of their duties or by reason of reckless disregard of their obligations and duties under the sale and servicing agreement.

      Also, the sale and servicing agreement states that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the sale and servicing agreement. The servicer may, in its sole discretion, undertake any legal action which it may deem necessary or desirable for the benefit of the noteholders with respect to the sale and servicing agreement and the rights and duties of the parties to that agreement and the interest of the noteholders under that agreement.



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


                   Collection and Other Servicing Procedures

      Under the sale and servicing agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables. The servicer must do so in accordance with customary and usual procedures for servicing its own revolving credit line dealer wholesale loans, except where the failure to so act would not materially and adversely affect the rights of the issuing entity.

      The sale and servicing agreement permits the servicer to change the terms relating to the Accounts if:

      o in the servicer's reasonable judgment, the change will not cause any Early Redemption Event to occur with respect to any series and none of the enhancement providers or the noteholders will be adversely affected; and

      o the servicer applies the change to the comparable segment of the portfolio of revolving credit line dealer wholesale loan accounts with similar characteristics owned or serviced by DCFS and not only to the Accounts.

      When acting as a servicer, the servicer will, among other things:

      o     collect and record payments;

      o     communicate with dealers;

      o     investigate payment delinquencies;

      o     evaluate the increase of credit limits; and

      o     maintain internal records with respect to each Account.

      Managerial and custodial services performed by the servicer on behalf of the issuing entity include:

      o providing assistance in any inspections of the documents and records relating to the Accounts and receivables by the indenture trustee under the sale and servicing agreement;

      o maintaining the agreements, documents and files relating to the Accounts and receivables as custodian for the issuing entity; and

      o providing related data processing and reporting services for noteholders and on behalf of the issuing entity.

                              Servicer Covenants

      In the sale and servicing agreement, the servicer covenants that:

      o it will duly satisfy all obligations on its part to be fulfilled under or in connection with the receivables and the Accounts, will maintain in effect all qualifications required in order to service the receivables and the Accounts and will comply in all material respects with all requirements of law in connection with servicing the receivables and the Accounts, the failure to comply with which would have a materially adverse effect on the noteholders of any outstanding series;


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


      o it will not permit any rescission or cancellation of a receivable except as ordered by a court of competent jurisdiction or other government authority;

      o it will do nothing to impair the rights of the issuing entity or the indenture trustee in the receivables or the Accounts; and

      o it will not reschedule, revise or defer payments due on any receivable except in accordance with its guidelines for servicing revolving credit line dealer wholesale loans.

      Under the terms of the sale and servicing agreement, if the depositor or the servicer discovers, or receives written notice, that any covenant of the servicer set forth above has not been complied with in all material respects and the noncompliance has not been cured within 30 days, or a longer period as the indenture trustee may agree to, and has a materially adverse effect on the interests of all noteholders in any receivable or Account, DCFS, as servicer, will purchase the receivable or all receivables in the Account, as applicable. If DCFS is the servicer, DCFS will purchase the receivable or receivables on the Determination Date following the expiration of the 30-day cure period and the servicer will be obligated to deposit into the Collection Account an amount equal to the amount of the receivable or receivables plus accrued and unpaid interest on that amount. We will deem the amount of the deposit a Transfer Deposit Amount. The purchase by the servicer constitutes the sole remedy available to the noteholders if the covenant or warranty of the servicer is not satisfied and the issuing entity's interest in any purchased receivables shall be automatically assigned to the servicer.

                Servicing Compensation and Payment of Expenses

      Unless we state otherwise in the related indenture supplement or prospectus supplement, the servicer's compensation for its servicing activities and reimbursement for its expenses in respect of a series will be a monthly servicing fee (the "Monthly Servicing Fee"). The Monthly Servicing Fee in respect of a series is an amount payable in arrears on each payment date on or before the legal final maturity date for that series equal to one-twelfth of the product of:

      o the annual "Servicing Fee Rate" specified in the prospectus supplement; and

      o     the series nominal liquidation amount for that series.

The servicer will be paid the Monthly Servicing Fee with respect to any series solely to the extent amounts are available for distribution of the Monthly Servicing Fee under the terms of the sale and servicing agreement, the indenture and the applicable indenture supplement.

      The servicer may waive its right to receive the Monthly Servicing Fee with respect to any series on any payment date, so long as it believes that enough interest collections will be available on a future payment date to pay the waived Monthly Servicing Fee. If the servicer waives its right to receive the Monthly Servicing Fee on any payment date, we will deem the Monthly Servicing Fee for that payment date to be zero.

      The depositor will pay the portion of the aggregate Servicing Fee allocable solely to the Seller's Interest in the receivables held by the issuing entity.

      The servicer will pay from its servicing compensation expenses it incurs when servicing the Accounts and the receivables including, without limitation, payment of fees and disbursements of the indenture trustee and independent accountants and all other fees and expenses which are not expressly stated in the sale and servicing agreement to be payable by the issuing entity or the noteholders other than federal, state and local income and franchise taxes, if any, of the issuing entity or the noteholders.


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


                        Matters Regarding the Servicer

      The servicer may not resign from its obligations and duties under the sale and servicing agreement, except upon determination that those duties are no longer permissible under applicable law and there is no reasonable action which the servicer could take to make the performance of its duties permissible under applicable law. No resignation will become effective until the indenture trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the sale and servicing agreement (DCFS or any successor servicer, the "servicer"). The servicer may delegate any of its duties as servicer to any person who agrees to conduct these duties in accordance with DCFS's floorplan financing guidelines and the sale and servicing agreement. However, any delegation will not relieve the servicer of its obligations under the sale and servicing agreement.

      Any person into which, in accordance with the sale and servicing agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the sale and servicing agreement.

                                Service Default

      In the event of any Service Default, the indenture trustee, by written notice to the servicer, may terminate all of the rights and obligations of the servicer, as servicer, under the sale and servicing agreement and in and to the receivables and the proceeds of the receivables and appoint a new servicer (a "Service Transfer"). The rights and interest of the depositor in the Seller's Interest under the sale and servicing agreement will not be affected by any Service Transfer. The indenture trustee shall as promptly as possible appoint a successor servicer and if no successor servicer has been appointed by the indenture trustee and has accepted the appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the sale and servicing agreement shall pass to and be vested in the indenture trustee. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Service Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the indenture trustee from effecting a transfer of servicing. The terminated servicer is obligated to cooperate with the successor servicer in transferring documentation and any accounts related to the receivables that are held by it to the successor servicer. The terminated servicer is not responsible for the costs of such transfer. The issuing entity will not set aside any funds to cover the costs of such a transfer. Before any Service Transfer, the indenture trustee will review any bids obtained from potential servicers meeting eligibility requirements set forth in the sale and servicing agreement to serve as successor servicer for servicing compensation not in excess of the Servicing Fee, plus excess amounts payable to the depositor.

      A "Service Default" refers to any of the following events:

      o failure by the servicer to make any payment, transfer or deposit, or to give instructions to the indenture trustee to make any payment, transfer or deposit, on the date the sale and servicing agreement, the indenture or any indenture supplement requires the servicer to do so, which failure is not cured within a five day grace period;

      o failure by the servicer duly to observe or perform any other covenants or agreements of the servicer in the sale and servicing agreement, the indenture or any indenture supplement, which failure has a materially adverse effect on the noteholders of any outstanding series and which continues unremedied for a period of 30 days after the date the indenture trustee shall have given written notice of the failure to the servicer;


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


      o the servicer delegates its duties under the sale and servicing agreement, except as specifically permitted under that agreement;

      o any representation, warranty or certification made by the servicer in the sale and servicing agreement or in any certificate delivered under the sale and servicing agreement proves to have been incorrect when made, has a materially adverse effect on the rights of the noteholders of any outstanding series, and which materially adverse effect continues for a period of 60 days after the indenture trustee shall have given written notice of that fact to the servicer; or

      o certain events of bankruptcy, insolvency or receivership occur with respect to the servicer.

      However, a delay in or failure of performance referred to under the first bullet point for a period of ten business days or referred to under the second, third or fourth bullet points for a period of 60 business days, will not constitute a Service Default if the delay or failure was caused by an act of God or other similar occurrence. If any of those events occurs, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the sale and servicing agreement and the servicer will provide the indenture trustee, any enhancement providers, the depositor and the noteholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations. The servicer will immediately notify the indenture trustee in writing of any Service Default.

                            Reports to Noteholders

      On each payment date, the indenture trustee will forward to each noteholder of record of any series a statement (the "Monthly Noteholders' Statement") prepared by the servicer. The Monthly Noteholders' Statement will set forth information with respect to the issuing entity and the notes of the series, as we state in the related indenture supplement and describe in the related prospectus supplement.

      With respect to each payment date, the Monthly Noteholders' Statement for any series will include the following information on the notes of that series:

      o     the total amount paid on the notes of the series;

      o     the amount of the payment allocable to principal; and

      o     the amount of the payment allocable to interest.

      On or before January 31 of each calendar year, the indenture trustee will furnish, or cause to be furnished, to each person who at any time during the preceding calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code for the preceding calendar year or the applicable portion of that year during which the person was a noteholder, together with other customary information which the Internal Revenue Code requires issuers of indebtedness to provide and other customary information which noteholders need to prepare their tax returns. See "Tax Matters."

                       Reports to be Filed with the SEC

      The issuing entity will file the reports required under the Securities Act of 1933, as amended, and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. These reports include but are not limited to:


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


      o Reports on Form 8-K (Current Report), following the issuance of an additional series of notes, including as exhibits to the Form 8-K
            (i) the indenture supplement and (ii) the opinions related to the tax consequences and the legality of the notes being issued that are required to be filed under applicable securities laws;

      o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

      o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related payment date. The content of a report on Form 10-D will be substantially similar to the information to be furnished under "-- Reports to Noteholders" above; and

      o Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits. The annual report will include the servicer's report on its assessment of compliance with servicing criteria and the accountants' attestation report on such assessment described below under " -- Evidence As to Compliance."


      The issuing entity does not intend to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to a series of notes following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. The reports and any information included in the report will neither be examined nor, except to the extent of the accountants' attestation report referred to above, reported on by an independent public accountant. Reports filed with respect to the issuing entity with the SEC will be available under the issuing entity's specific number, which is 333-120110-01.


                           Evidence as to Compliance

      The sale and servicing agreement will require that the servicer provide annually to the indenture trustee a report on its assessment of compliance during the previous calendar year with specified servicing criteria. The servicing criteria generally include four categories:

      o     general servicing considerations;

      o     cash collection and administration;

      o     investor remittances and reporting; and

      o     pool asset administration.

The report is required to disclose any material instance of noncompliance with the servicing criteria.

      The sale and servicing agreement will provide that a firm of independent public accountants will furnish annually to the indenture trustee an attestation as to whether the servicer's assessment of its compliance with the applicable servicing criteria referred to in the preceding paragraph is fairly stated in all material respects, or a statement that the firm cannot express that view.

      Under each sale and servicing agreement the servicer will also be obligated to deliver annually to the indenture trustee a certificate signed by an officer of the servicer stating that the servicer has fulfilled its


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


obligations in all material respects under the sale and servicing agreement throughout the preceding calendar year. However, if there has been a default in the fulfillment of any such obligation in any material respect, the certificate will describe each such default. The servicer has agreed to give the indenture trustee notice of a Servicer Default.

      You may obtain copies of all statements, certificates and reports furnished to the indenture trustee by delivering a written request to the indenture trustee.

                                  Amendments

      The depositor, the servicer, the issuing entity and the indenture trustee may amend the sale and servicing agreement, without noteholder consent, so long as any amendment shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the noteholders and the indenture trustee shall have received written confirmation from each rating agency that the amendment will not result in the reduction or withdrawal of the ratings of any outstanding notes rated by that rating agency.

      The depositor, the servicer and indenture trustee may amend the sale and servicing agreement with the consent of the holders of not less than 66 2/3% of the aggregate outstanding dollar principal amount of the notes of all adversely affected series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of noteholders. No amendment, however, may:

      o reduce in any manner the amount of or delay the timing of payments required to be made to noteholders or deposits of amounts to be so paid without the consent of each affected noteholder;

      o change the definition or the manner of calculating any noteholders' interest in the receivables without the consent of each affected noteholder;

      o reduce the amount available under any enhancement without the consent of each affected noteholder, except as we may otherwise describe in the related prospectus supplement;

      o adversely affect the rating of any series or class by any rating agency without the consent of the holders of notes evidencing not less than 66 2/3% of the aggregate outstanding dollar principal amount of the notes of that series or class; or

      o reduce that percentage of the outstanding dollar principal amount of notes the holders of which are required to consent to any amendment without the consent of each noteholder.

Promptly following the execution of any amendment to the sale and servicing agreement, other than an amendment described in the preceding paragraph, the indenture trustee will notify each noteholder in writing of the substance of the amendment.

      However, we will deem each holder of a note, by its acceptance of the note, to have consented to an amendment to the sale and servicing agreement and any other related document or agreement for the purpose of providing for the transfer of receivables from DCWR (or an additional depositor under the sale and servicing agreement) to a bankruptcy remote special purpose entity, and from that entity to the issuing entity and the substitution of a bankruptcy remote special purpose entity as the beneficiary of the issuing entity.

      The sale and servicing agreement may not be amended in any manner which materially adversely affects the interests of any enhancement provider without its prior consent. Likewise, any amendment to the sale and

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servicing agreement that materially adversely affects the interests of any holder of the Seller's Certificate or of any Supplemental Certificates will require the prior consent of the holders of a majority of the interests evidenced by these certificates.


--------------------------------------------------------------------------------
               Description of the Receivables Purchase Agreement
--------------------------------------------------------------------------------

      The parties to the Receivables Purchase Agreement are DCFS, as seller (together with its predecessors as appropriate, the "RPA seller"), and DCWR, as purchaser. DCFS became the RPA seller as successor by merger. DCWR became the purchaser as assignee of U.S. Auto Receivables Company ("USA"), which was in turn an assignee of Chrysler Auto Receivables Company ("CARCO"). In the following summary we describe terms of the Receivables Purchase Agreement. The summary, however, is qualified in its entirety by reference to the Receivables Purchase Agreement.

                        Sale or Transfer of Receivables

      Under the Receivables Purchase Agreement, the RPA seller sold or transferred to the seller all of its right, title and interest in and to all of the receivables then existing and the related Collateral Security as of the Initial Cut-Off Date and will sell or transfer all of the receivables created after that date and the related Collateral Security. In addition, the RPA seller has previously designated and may designate in the future Additional Accounts, and has previously conveyed and will convey to the depositor the principal receivables in the Additional Accounts, together with the related Collateral Security, as of the applicable Additional Cut-Off Date and all receivables, and related Collateral Security, created after that date.

      Prior to December 16, 2004, the depositor sold or transferred the related Collateral Security to the CARCO receivables trust. On that date, the CARCO receivables trust transferred to the issuing entity all of the receivables and Collateral Security owned by the CARCO receivables trust as of the Initial Cut-Off Date. Also, on December 16, 2004, the depositor has been selling or transferring to the issuing entity the receivables and Collateral Security purchased by the depositor from the RPA Seller on or after that date.

      In connection with the sale or transfer of the receivables to the depositor, the RPA seller must indicate in its computer files that the receivables have been sold or transferred to the depositor, and that the receivables have been transferred by the depositor to the issuing entity. In addition, the RPA seller must provide to the depositor a computer file or microfiche or written list containing a true and complete list of all the receivables. The records and agreements relating to the Accounts and receivables have not and will not be segregated by the RPA seller from other documents and agreements relating to other accounts and receivables and are not and will not be stamped or marked to reflect the sale or transfer of the receivables to the depositor. The computer records, however, of the RPA seller have been and will be marked to evidence the sale or transfer. The RPA seller has filed UCC financing statements with respect to the receivables meeting the requirements of Michigan state law. See "Risk Factors -- Risk factors relating to the receivables -- Various legal aspects may cause delays in your receiving payments or may result in reduced payments or losses on your notes" and "Legal Aspects of the Receivables -- Transfer of Receivables."

                        Representations and Warranties

      The RPA seller has or will make representations and warranties to the depositor that, among other things, as of the Initial Closing Date and each Series Issuance Date, it was duly formed and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables Purchase Agreement.

      The RPA seller has made or will also make representations and warranties to the depositor relating to the receivables to the effect, among other things, that:

      o as of the Initial Closing Date and each Series Issuance Date, each of the Accounts is an Eligible Account; and

      o as of the date any new receivable is created, the receivable is an Eligible Receivable.

      If any representation and warranty set forth in this paragraph is breached and the breach results in an Ineligible Receivable and the requirement that the depositor accept retransfer of the Ineligible Receivable under the sale and servicing agreement, the RPA seller shall repurchase the Ineligible Receivable from the depositor on the date of the retransfer. The purchase price for the Ineligible Receivable shall be the face amount of the Ineligible Receivable, of which at least the amount of any cash deposit required to be made by the depositor under the sale and servicing agreement in respect of the retransfer of the Ineligible Receivable shall be paid in cash.

      The RPA seller has made or will make representations and warranties to the depositor to the effect, among other things, that as of the Initial Closing Date and each Series Issuance Date:

      o the Receivables Purchase Agreement is a legal, valid and binding obligation of the RPA seller; and

      o the Receivables Purchase Agreement is a valid sale or transfer to the seller of all right, title and interest of the RPA seller in and to the receivables, whether then existing or created after that time in the Accounts, the Collateral Security and the proceeds of those items which is effective as to each receivable upon the creation of that receivable.

If any of the representations and warranties described in this paragraph are breached and the breach results in the obligation of the depositor under the sale and servicing agreement to accept retransfer of the receivables, the RPA seller will repurchase the receivables retransferred to the depositor for an amount of cash equal to the amount of cash the depositor is required to deposit under the sale and servicing agreement in connection with the retransfer.

      The RPA seller has agreed to indemnify the depositor and to hold the depositor harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees, suffered or incurred by the depositor if the foregoing representations and warranties are materially false.

                                   Covenants

      In the Receivables Purchase Agreement, the RPA seller has agreed that it will perform its obligations under the agreements relating to the receivables and the Accounts in conformity with its current policies and procedures relating to the receivables and the Accounts.

      The RPA seller has agreed further that, except for the sale and conveyances under the Receivables Purchase Agreement and the interests created under the sale and servicing agreement, the RPA seller will not sell, pledge, assign or transfer any interest in the receivables to any other person. The RPA seller also has agreed to defend and indemnify the depositor for any loss, liability or expense incurred by the depositor in connection with a breach by the RPA seller of any of its representations, warranties or covenants contained in the Receivables Purchase Agreement.

      The RPA seller has agreed that, to the extent it has a security interest in any Collateral Security resulting from any capital loans, equipment loans or other non-vehicle advances made in connection with the Accounts, such security interest is junior and subordinate to the issuing entity's security interest in the Collateral Security and that the RPA seller will not realize upon the Collateral Security until all required payments on the receivables held by the issuing entity have been paid in full.

      In addition, the RPA seller has expressly acknowledged and consented to the seller's assignment of its rights relating to the receivables under the Receivables Purchase Agreement to the issuing entity.

                                  Amendments

      The RPA seller and the depositor may amend the Receivables Purchase Agreement, without noteholder consent, so long as the RPA seller delivers an opinion of counsel to the effect that the amendment will not adversely affect in any material respect the interests of any noteholder.

      The receivable purchase agreement may also be amended with the consent of the holders of not less than 66 2/3% of the aggregate outstanding dollar principal amount of the notes of all affected series or classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Receivables Purchase Agreement or of modifying in any manner the rights of noteholders. No amendment, however, may:

      o reduce in any manner the amount of or delay the timing of payments required to be made to noteholders or deposits of amounts to be so paid without the consent of each affected noteholder;

      o change the definition or the manner of calculating any noteholders' interest in the receivables without the consent of each affected noteholder;

      o adversely affect the rating of any series or class by any rating agency without the consent of the holders of notes evidencing not less than 66 2/3% of the aggregate outstanding dollar principal amount of the notes of that series or class; or

      o reduce that percentage of the outstanding dollar principal amount of notes the holders of which are required to consent to any amendment without the consent of each noteholder.

      The Receivables Purchase Agreement may not be amended in any manner which materially adversely affects the interests of any enhancement provider without its prior consent. Likewise, any amendment to the Receivables Purchase Agreement that materially adversely affects the interests of any holder of the Seller's Certificate or of any Supplemental Certificates will require the prior consent of the holders of a majority of the interests evidenced by these certificates.

                                  Termination

      The Receivables Purchase Agreement will terminate immediately after the issuing entity terminates. Also, if under provisions of federal law the RPA seller becomes party to any bankruptcy or similar proceeding, other than as a claimant, and if the proceeding is not voluntary and is not dismissed within 60 days of its institution, the RPA seller will immediately cease to sell or transfer receivables to the depositor and will promptly give notice of that event to the depositor and to the issuing entity.

--------------------------------------------------------------------------------
                  Description of the Administration Agreement
--------------------------------------------------------------------------------

      DCFS, in its capacity as administrator (the "administrator"), has entered into an agreement (as amended and supplemented from time to time, the "administration agreement") with the issuing entity and the indenture trustee. The administrator is required to consult with the owner trustee regarding the duties of the issuing entity or the owner trustee under the sale and servicing agreement, the indenture, the indenture supplements and related agreements. The administrator is required to monitor the performance of the issuing entity and advise the owner trustee when action is necessary to comply with the issuing entity's or the owner trustee's duties under any of those agreements. The administrator will prepare for execution by the issuing entity, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the issuing entity or the owner trustee to prepare, file or deliver pursuant to any of those agreements. The administrator is required to take all appropriate administrative action that is the duty of the issuing entity or the owner trustee to take pursuant to the indenture and the indenture supplements.

      The administrator is not obligated in any way to make payments in respect of the receivables or the notes. As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount equal to $200 per month with respect to each series of notes, which fee will be paid by the depositor. The administrator may resign from its duties under the administration agreement, and may be removed with or without cause, upon the applicable required notice. If a successor servicer is appointed, such successor servicer will become the administrator.

--------------------------------------------------------------------------------
        Affiliations and Certain Relationships and Related Transactions
--------------------------------------------------------------------------------

      DaimlerChrysler Financial Services Americas LLC, as servicer and sponsor, created the issuing entity, DaimlerChrysler Master Owner Trust. The owner trustee and the indenture trustee are banking corporations that the sponsor and its affiliates may have other banking relationships with directly or with their affiliates in the ordinary course of their businesses. In some instances the owner trustee will be acting in similar capacities for other asset-backed transactions of the sponsor for other pool-asset types. The owner trustee and the indenture trustee charge fees for their services and such fees are paid by the servicer and not out of the cash flows of the issuing entity.

--------------------------------------------------------------------------------
                       Legal Aspects of the Receivables
--------------------------------------------------------------------------------

                            Transfer of Receivables

      The RPA seller sells or transfers the receivables to the depositor. The depositor immediately sells or transfers the receivables to the issuing entity. Also, on December 16, 2004, the CARCO receivables trust transferred all of the receivables owned by it as of the Initial Cut-Off Date to the issuing entity. The depositor has represented and warranted and will represent and warrant on the Series Issuance Date with respect to each series that:

      o the transfer to the issuing entity constituted a valid transfer to the issuing entity of all right, title and interest of the depositor in and to the receivables; and

      o under the UCC, as in effect in Delaware, there exists a valid, subsisting and enforceable first-priority perfected ownership interest in the receivables, in existence on the Initial Cut-Off Date or at the date of addition of any Additional Accounts, in favor of the issuing entity and a valid, subsisting and enforceable first-priority perfected ownership interest in the receivables created after that time in favor of the issuing entity on and after their creation.

However, the transfer of receivables by the depositor to the issuing entity could be deemed to create a security interest under the UCC. For a discussion of the issuing entity's rights arising from these representations and warranties not being satisfied, see "Description of the Sale and Servicing Agreement -- Representations and Warranties."


      Each of the RPA seller and the depositor has represented that the receivables are "tangible chattel paper", "accounts" or "payment intangibles" for purposes of the UCC as in effect in Michigan. If the receivables are deemed to be tangible chattel paper, accounts or payment intangibles, and the transfer of the receivables by either the RPA seller to the depositor or by the depositor to the issuing entity is deemed either to be a sale or to create a security interest, the UCC as in effect in Michigan or Delaware, respectively, applies. In that case, except for the sale of payment intangibles, the transferee must file an appropriate financing statement or statements in order to perfect its interest in the receivables. If the receivables are tangible chattel paper, the transferee may alternatively perfect its interest in the receivables by taking possession of the chattel paper. Both the depositor and the issuing entity have filed financing statements covering the receivables under the UCC as in effect in Michigan and Delaware, respectively, to perfect their respective interests in the receivables, and continuation statements are required to be filed to the extent necessary to continue the perfection of those interests. Similarly, the issuing entity has filed a financing statement covering the receivables in order to perfect under the UCC as in effect in Delaware the indenture trustee's security interest in the receivables, and continuation statements are required to be filed to the extent necessary to continue the perfection of the indenture trustee's security interest. The receivables have not and will not be stamped to indicate the interest of the depositor, the issuing entity or the indenture trustee.


      There are circumstances under the UCC and applicable federal law in which prior or subsequent transferees of receivables could have an interest in the receivables with priority over the issuing entity's interest. A purchaser of the receivables who gives new value and takes possession of the instruments which evidence the receivables, i.e., the tangible chattel paper, in the ordinary course of the purchaser's business may, under some circumstances, have priority over the interest of the issuing entity in the receivables. A tax or other government lien on property of the RPA seller or the depositor arising prior to the time a receivable is conveyed to the issuing entity may also have priority over the interest of the issuing entity in the receivable. Under the Receivables Purchase Agreement, the RPA seller has warranted to the depositor, and under the sale and servicing agreement the depositor has warranted to the issuing entity, that the receivables transferred under the sale and servicing agreement have been transferred free and clear of the lien of any third party. Each of the RPA seller and the depositor has also covenanted that it will not sell, pledge, assign, transfer or grant any lien on any receivable other than to the issuing entity. Also, while DCFS is the servicer, cash collections on the receivables may, in some cases, be commingled with the funds of DCFS prior to each payment date and, in the event of the bankruptcy of DCFS, the indenture trustee may not have a perfected security interest in those collections.

                        Matters Relating to Bankruptcy

      The RPA seller has warranted to the depositor in the Receivables Purchase Agreement that the sale of the receivables by it to the depositor is a valid sale of the receivables to the depositor. Also, the RPA seller and the depositor have agreed to treat the transactions described in this prospectus as a sale of the receivables to the depositor, and the RPA seller has or will take all actions that are required under Michigan law to perfect the depositor's ownership interest in the receivables. However, the RPA seller could become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself could take the position that the sale of receivables from the debtor to the depositor should be recharacterized as a pledge of the receivables to secure a borrowing by the debtor. In that event, payments of collections in respect of the receivables to the depositor, the issuing entity and the indenture trustee could be delayed, or, if the court should rule in favor of any trustee-in-bankruptcy, debtor in possession or creditor, reduced in amount. See "Risk Factors -- Risk factors relating to the receivables -- Various legal aspects may cause delays in your receiving payments or may result in reduced payments or losses on your notes."

      In addition, the RPA seller could become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself could request a court to order that the RPA seller should be substantively consolidated with the depositor. In that event, payments on the receivables could be delayed, or, if a bankruptcy court should rule in favor of any creditor, trustee-in-bankruptcy or the debtor, reduced in amount.


      The depositor has warranted to the issuing entity that the transfer of the receivables to the issuing entity is a sale of the receivables to the issuing entity. The depositor has or will take all actions that are required under Michigan and Delaware law to perfect the issuing entity's ownership interest in the receivables and the depositor has warranted to the issuing entity that the issuing entity will at all times have a first priority perfected ownership interest in the receivables and, with exceptions, in proceeds of the receivables. Nevertheless, a tax or government lien on property of DCFS or the depositor arising prior to the time a receivable is conveyed to the issuing entity may have priority over the interest of the issuing entity in the receivable and the security interest of the indenture trustee in the receivable. DCWR's limited liability agreement provides that it shall not file a voluntary application for relief under Title 11 of the United States Code (the "Bankruptcy Code") without the affirmative vote of the two independent directors of one of its members. The issuing entity under the sale and servicing agreement, and the noteholders under the respective indenture supplements, will covenant that they will not at any time institute against the depositor any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, other steps will be taken to avoid the depositor becoming a debtor in a bankruptcy case.
However, the depositor could become a debtor in a bankruptcy case, and a bankruptcy trustee for the depositor or the depositor as debtor in possession or a creditor of the depositor could take the position that the transfer of the receivables from the depositor to the issuing entity should be recharacterized as a pledge of the receivables. In that event, payments on the receivables could be delayed or, should the court rule in favor of any bankruptcy trustee, debtor in possession or creditor, reduced in amount.


      The depositor does not intend to file, and DCFS has agreed that it will not cause the depositor to file, a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to the depositor so long as the depositor is solvent and does not foresee becoming insolvent.

      Notwithstanding the treatment by the RPA seller and the depositor of their transfers of receivables as a legal sale, accounting principles that are expected to apply to the RPA seller and/or the depositor at some point in the future may require that these transfers of receivables, including the sale of the collateral certificate to the issuing entity, be treated as a financing for accounting purposes.

      If the RPA seller or the depositor were to become a debtor in a bankruptcy case, an Early Redemption Event would occur with respect to the notes of each series. In that event, under the Receivables Purchase Agreement, new receivables would no longer be transferred to the depositor and, under the sale and servicing agreement, only collections on receivables already sold to the depositor and transferred to the issuing entity would be available to be applied to pay interest and principal owed on the notes. If that happens, the servicer must allocate all collections on principal receivables to the oldest principal balance first. If the bankruptcy court were to alter the allocation method, the rate of payment on the notes might be adversely affected. In addition, distributions in respect of principal on each note would not be subject to any applicable controlled accumulation amount specified in the related indenture supplement.

      The occurrence of events of bankruptcy, insolvency or receivership with respect to the servicer will result in a Service Default. A Service Default, in turn, may result in an Early Redemption Event with respect to a series. If no other Service Default other than the commencement of the bankruptcy or similar event exists, a trustee-in-bankruptcy of the servicer may have the power to prevent the indenture trustee and the noteholders from appointing a successor servicer.

      Payments made in respect of repurchases of receivables by DCFS or the depositor under the sale and servicing agreement may be recoverable by DCFS or the depositor, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of DCFS or the depositor, as a preferential transfer from DCFS or the depositor if the payments are made within one year prior to the filing of a bankruptcy case in respect of DCFS or the depositor, as the case may be.


--------------------------------------------------------------------------------
                                  Tax Matters
--------------------------------------------------------------------------------

                        Federal Income Tax Consequences

General

      The following summary describes the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the notes issued by the issuing entity. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, and current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes and no ruling from the IRS has been or will be sought on any of the issues discussed below. As a result, we cannot assure you that the IRS will not challenge the conclusions reached in this discussion. Furthermore, legislative, judicial or administrative changes may occur, possibly with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

      This discussion does not address all aspects of federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances or, except for specific limited discussions of particular topics, that are relevant to noteholders subject to special treatment under the federal income tax laws, such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, real estate investment trusts, regulated investment companies, dealers in securities or currencies, holders that hold the notes as part of a hedge, straddle, "synthetic security" or other integrated transaction for United States federal income tax purposes and holders whose functional currency is not the U.S. dollar. Further, this summary does not include any description of any alternative minimum tax consequences, United States federal estate or gift tax laws or the tax laws of any state, local or foreign government that may be applicable to the notes. Additionally, this summary does not address the tax consequences of the purchase, ownership or disposition of the notes issued by the issuing entity by any holder treated as a partnership for federal income tax purposes. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of the notes that is a partnership and partners in such partnership should consult their tax advisors about the United States federal income tax consequences of holding and disposing of the notes. Unless otherwise specified, this information is directed only to prospective purchasers who:

      o     purchase notes in the initial distribution of the notes;

      o     are U.S. noteholders (as defined below); and

      o hold the notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code.

      As used in this discussion, the term "U.S. noteholder" means a beneficial owner of a note that is for United States federal income tax purposes:

      o     a citizen or resident of the United States;

      o a corporation (including a person treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

      o an estate whose income is subject to United States federal income tax regardless of its source; or

      o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

      Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, a trust in existence on August 20, 1996 and treated as a United States person under the Internal Revenue Code and the applicable Treasury regulations thereunder before such date, that elects to continue to be treated as a United States person under the Internal Revenue Code or applicable Treasury regulations thereunder also will be a U.S. noteholder. As used in this discussion, the term "non-U.S. noteholder" means a beneficial owner of a note that is not a U.S. noteholder. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of the notes that is a partnership and partners in such partnership should consult their tax advisors about the United States federal income tax consequences of holding and disposing of the notes.

      Prospective investors should consult with their tax advisors as to the United States federal, state, local, foreign and any other tax consequences to them relating to their purchase, ownership and disposition of notes.

Tax Characterization of the Issuing Entity

      Sidley Austin LLP, special U.S. federal tax counsel to the depositor and the issuing entity ("Tax Counsel"), is of the opinion that, assuming that the terms of the trust agreement, the indenture, the sale and servicing agreement and related documents are complied with, the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

      The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for United States federal, state and local income, franchise and single business tax purposes. Assuming such characterization of the notes is correct, the United States federal income tax consequences to noteholders described below under "-- Tax Characterization and Treatment of Notes -- Characterization as Debt" will apply to the noteholders.


      If, contrary to the opinion of Tax Counsel, the IRS were to successfully assert that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes may be treated as equity interests in the issuing entity. If so treated, the issuing entity may be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (for instance, the issuing entity may not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and in the opinion of Tax Counsel, the more likely view is that the issuing entity may be treated as a publicly traded partnership that is not taxable as a corporation because it falls within an applicable safe harbor. Nonetheless, treatment of notes as equity interests in such a partnership may have adverse tax consequences to certain holders of such notes. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to non-U.S. noteholders may be subject to United States withholding tax and United States tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.


      Because the depositor will, for federal income tax purposes, treat all notes as indebtedness issued by the issuing entity characterized as either a partnership or a division of the person that holds the Seller's Certificate, the beneficial owner of the Seller's Certificate will not comply with the tax reporting requirements that would apply under any alternative characterization of the issuing entity or the notes.

Tax Characterization and Treatment of the Notes

      Characterization as Debt. For each series of notes, except for any series which is specifically identified as receiving different tax treatment in the related prospectus supplement, Tax Counsel will deliver its opinion to the effect that the notes will be treated as debt for United States federal income tax purposes. The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income, single business and franchise tax purposes. See "-- Tax Characterization of the Issuing Entity" above in this prospectus for a discussion of certain potential federal income tax consequences to noteholders if the IRS were to successfully challenge the characterization of the notes for federal income tax purposes.

      Treatment of Stated Interest. Based on Tax Counsel's opinion that the notes will be treated as debt for federal income tax purposes, and assuming the notes are not issued with original issue discount ("OID"), unless otherwise provided in the applicable prospectus supplement, the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with each noteholder's method of tax accounting. Interest received on a note may constitute "investment income" for purposes of some provisions in the Internal Revenue Code limiting the deductibility of investment interest expense.

      Original Issue Discount. Except to the extent indicated in the related prospectus supplement, no series of notes will be issued with OID in excess of the statutorily defined de minimis amount. In general, OID is the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price." A note's "stated redemption price at maturity" is the total of all payments required to be made under the note through maturity except for payments of "qualified stated interest." Generally, interest is qualified stated interest if it is unconditionally payable in cash or property other than debt instruments of the issuer at fixed intervals of one year or less during the entire term of the instrument at specified rates. The "issue price" of a note is the initial price at which a substantial amount of the notes are sold, excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers.

      Although it is not anticipated, except to the extent indicated in the related prospectus supplement, that any series of notes will be issued at a greater than de minimis discount, a series of notes may nonetheless be deemed to have been issued with greater than de minimis OID. First, interest payments on a series of notes may not be deemed "qualified stated interest" under applicable Treasury regulations if (i) reasonable legal remedies do not exist to compel timely payment or (ii) the notes do not otherwise provide terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. If a series of notes does not pay qualified stated interest, all of the taxable income thereon would be includible in income as OID. Second, the IRS could take the position (under regulations that have not yet been issued pursuant to Section 1272(a)(6) of the Internal Revenue Code) that a series of notes has OID.

      If a note were treated as being issued with greater than de minimis OID, a noteholder would be required to include such OID in its income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income (to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions) or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the notes in advance of the receipt of cash attributable to such income. In this situation, a cash method noteholder would have to rely on other income sources to pay the taxes on its OID income. Even if a note has OID falling within the de minimis exception, the noteholder must include such de minimis OID in income proportionately as principal payments are made on such note.

      U.S. noteholders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

      Short Term Notes. A holder of a note that has a fixed maturity date not more than one year from the issue date of such note (a "Short-Term Note") will generally not be required to include OID income on the note as it accrues. However, the foregoing rule may not apply if such holder holds the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:

      o     an accrual method taxpayer;

      o     a bank;

      o     a broker or dealer that holds the note as inventory;

      o     a regulated investment company or common trust fund; or

      o the beneficial owner of specified pass-through entities specified in the Internal Revenue Code.

      A holder of a Short-Term-Note that is not required to include OID income on the note as it accrues will instead include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the Short-Term Note is payable in installments, as principal is paid thereon. A holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Short-Term Note to the extent it exceeds the sum of any interest income and OID accrued on such note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method, using the holder's yield to maturity and daily compounding.

      Market Discount and Premium. A holder who purchases a note after its initial distribution at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount which has not been previously included in income. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. noteholder elects to accrue market discount on the basis of semiannual compounding. A U.S. noteholder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income or gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. noteholder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

      If a U.S. noteholder purchases a note for an amount that is greater than the sum of all amounts payable on the notes after the purchase date other than payments of qualified stated interest, such U.S. noteholder will be considered to have purchased the note with "amortizable bond premium" equal in amount to such excess. A U.S. noteholder may elect to amortize such premium using a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. noteholder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

      Disposition of Notes. If a noteholder sells a note, the holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder's cost for the note, increased by any OID and market discount previously included by such noteholder in income with respect to the note and decreased by any bond premium previously amortized and any payments other than qualified stated interest previously received by such noteholder with respect to such note. Any gain or loss on sale will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

      Notes Subject to Contingencies. The United States federal income tax consequences to an owner or seller of notes that provide for one or more contingent payments will vary depending on the exact terms of the notes and related factors. Such notes may be subject to rules that differ from the general rules discussed above. The United States federal income tax consequences to a holder of notes that provide for contingent payments will be summarized in the related prospectus supplement.

      Foreign Currency Notes. Special tax considerations relating to notes denominated in one or more foreign currencies will be set forth in the applicable prospectus supplement relating thereto.

      Information Reporting and Backup Withholding. The indenture trustee will be required to report annually to the IRS and to withhold on payments of interest made to the noteholder at the applicable rate, except as to payments made to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts or nonresident aliens who provide certification as to their status). In addition, upon the sale of a note to (or through) a broker, the broker must report the sale and withhold on the entire purchase price at the applicable rate, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a Non-U.S. noteholder (and certain other conditions are met). Each holder will be required to provide to the indenture trustee, a certificate, signed under penalties of perjury, containing the beneficial owner's name, address, correct federal taxpayer identification number and a statement that the beneficial owner is not subject to backup withholding. Certification of the noteholder's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Non-U.S. noteholders characterized as partnerships or trusts for U.S. federal income tax purposes may be subject to additional reporting requirements and should consult their tax advisers. Should a noteholder who is not otherwise exempt from backup withholding fail to provide the required certification, the indenture trustee will be required to withhold on payments of interest made to the noteholder at the applicable rate and pay the withheld amount to the IRS. Backup withholding does not constitute a tax and may be credited against the noteholder's federal income tax liability.

      Tax Consequences to Non-U.S. Noteholders. Under United States federal income tax law now in effect, subject to exceptions applicable to certain types of interest, payments of interest by the issuing entity to a holder of a note will be considered "portfolio interest." If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless such rate is reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. A non-U.S. noteholder that is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf generally will be exempt from United States federal income taxes and withholding on payments of principal, premium, interest or original issue discount on a note, unless such non-U.S. noteholder is a direct or indirect 10% or greater shareholder of the issuing entity, a controlled foreign corporation related to the issuing entity or seller or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement (generally made on IRS Form W-8BEN) from the individual or corporation that:

      o is signed under penalties of perjury by the beneficial owner of the note;

      o     certifies that such owner is not a U.S. noteholder; and

      o     provides the beneficial owner's name and address.

      A "Withholding Agent" is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. holder (which itself is not a Withholding Agent). Generally, an IRS Form W-8BEN is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new IRS Form W-8BEN.

      A non-U.S. noteholder that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

      A non-U.S. noteholder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business will generally be taxed as if the holder were a U.S. person, provided that the holder files an IRS Form W-8ECI.

      Certain securities clearing organizations and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent instead of the beneficial owner. However, in such case, the signed statement may require a copy of the beneficial owner's IRS Form W-8BEN (or a substitute form).

      Any gain realized on the sale, redemption, retirement or, other taxable disposition of a note by a non-U.S. noteholder will be exempt from United States federal income and withholding tax so long as:

      o the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder; and

      o in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

      If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, such holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "dividend equivalent amount" within the meaning of the Internal Revenue Code for the year, subject to adjustment, unless it qualifies for a lower rate under an applicable tax treaty.

                       State and Local Tax Consequences

      In addition to the federal income tax considerations described above, potential investors should consider the state and local income tax consequences of acquiring, owning and disposing of the notes. The activities of servicing and collecting the receivables will be undertaken by the servicer, which is a Michigan limited liability company. Because of the variation in each state's tax laws based in whole or in part upon income, state and local income tax law may differ substantially from the corresponding federal law, and it is thus impossible to predict tax consequences to the noteholders in all of the state taxing jurisdictions in which they are already subject to tax. Accordingly, this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the notes.


--------------------------------------------------------------------------------
                             ERISA Considerations
--------------------------------------------------------------------------------

                                    General


      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh Plans) that is subject to Title I of ERISA or to
Section 4975 of the Internal Revenue Code from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the plan. Certain governmental plans, although not subject to ERISA or the Internal Revenue Code, are subject to federal, state, local or foreign laws ("Similar Law") that impose similar requirements. Such plans subject to ERISA, Section 4975 of the Internal Revenue Code, or Similar Law are referred to as "Plans." The acquisition or holding of securities by or on behalf of or with plan assets of a Plan could give rise to a prohibited transaction if the issuing entity, the underwriters, the depositor or any of their affiliates is or becomes a party in interest or disqualified person with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code or under Similar Law for such persons.


      Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the notes -- for example:

      o Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

      o Prohibited Transaction Class Exemption 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

      o Prohibited Transaction Class Exemption 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;


      o Prohibited Transaction Class Exemption 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest;

      o Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; and

      o New Section 408(b)(17) of ERISA and new Section 4975(d)(20) of the Internal Revenue Code, which exempt certain transactions (including purchases and sales of securities) between a Plan and an entity that is a party in interest or disqualified person with respect to such Plan solely by reason of being a service provider, and that is not a fiduciary or an investment advisor (or an affiliate of a fiduciary or an investment advisor) with respect to the Plan assets involved in such transactions, in each case provided that the Plan does not pay more than, or receive less than, adequate consideration.


There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the notes, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the issuing entity if, as described below, the assets of the issuing entity were considered to include Plan assets.

      ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Plan fiduciaries must determine whether the acquisition and holding of notes and the operations of the issuing entity would result in prohibited transactions if Plans that purchase the notes were deemed to own an interest in the underlying assets of the issuing entity under the rules discussed below. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the notes are deemed to own an interest in the underlying assets of the issuing entity.


      Pursuant to Department of Labor Regulation Section 2510.3-101, as modified by new Section 3(42) of ERISA (the "Plan Assets Regulation"), in general when a Plan acquires an equity interest in an entity such as the issuing entity and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by

"benefit plan investors" is not "significant." In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Pension Protection Act of 2006 added a new section 3(42) to ERISA that modifies the term "benefit plan investor." The term "benefit plan investor" now includes
(a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of ERISA, (b) a plan as defined in Section 4975 of the Internal Revenue Code that is subject to the provisions of Section 4975 of the Internal Revenue Code (including, without limitation, an individual retirement account or Keogh plan) or (c) any entity whose underlying assets are deemed to include "plan assets" pursuant to the Plan Assets Regulation (as modified by 3(42) of ERISA) by reason of any such employee benefit plan's or plan's investment in the entity.

      Unless we specify otherwise in the related prospectus supplement, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a non-exempt violation of any Similar Law. Moreover, the depositor, the indenture trustee, the owner trustee, the servicer, an underwriter or an affiliate of one of these parties may be the sponsor or the investment advisor with respect to one or more benefit plan investors. Because these parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code for which no exemption may be available. Accordingly, any Plan for which the depositor, the indenture trustee, the owner trustee, the servicer, an underwriter or any of their respective affiliates:


      o has investment or administrative discretion with respect to plan assets to be invested in the notes;


      o has authority or responsibility to give, or regularly gives, investment advice with respect to those plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those plan assets, and will be based on the particular investment needs for the Plan; or


      o     is an employer maintaining or contributing to the Plan

may not invest in the notes unless an individual or class prohibited transaction exemption applies.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, any such governmental or church plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in
Section 503 of the Internal Revenue Code.

      A fiduciary of a Plan considering the purchase of notes of a series should consult its tax and/or legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the availability of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


      The sale of notes to a Plan is in no respect a representation by the issuing entity, the depositor, the servicer or any underwriter of the notes that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

--------------------------------------------------------------------------------
                             Plan of Distribution
--------------------------------------------------------------------------------

      The depositor may sell notes offered by this prospectus in any of three ways:

      o     through underwriters or dealers;

      o     directly to one or more purchasers; or

      o     through agents.

      We will set forth in the related prospectus supplement the terms of the offering of any series, including, without limitation:

      o     the names of any underwriters;

      o the purchase price of the notes and the proceeds to the depositor from the sale;

      o any underwriting discounts and other items constituting underwriters' compensation;

      o     any initial public offering price; and

      o any discounts or concessions allowed or reallowed or paid to dealers.

      If the depositor uses underwriters in a sale of any notes of a series, the notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for the notes. The notes may be offered to the public either through underwriting syndicates represented by managing underwriters or by one or more underwriters without a syndicate. Unless we specify otherwise in the related prospectus supplement, the obligations of the underwriters to purchase the notes will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the notes if any of the notes are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      Notes of a series may also be offered and sold, if we so state in the related prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment under their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the seller or the issuing entity. We will identify in the related prospectus supplement any remarketing firm and describe the terms of its agreement, if any, with the depositor and its compensation. Remarketing firms may be deemed to be underwriters in connection with the notes they remarket.

      Notes may also be sold directly by the depositor or through agents designated by the depositor from time to time. We will name any agent involved in the offer or sale of notes, and we will set forth any commissions payable by the depositor or the issuing entity to the agent, in the related prospectus supplement. Unless we indicate otherwise in the related prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

      Each underwriting agreement and placement agreement will provide that DCWR and DCFS will indemnify the underwriters and agents, respectively, against civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters and agents, as applicable, may be required to make in respect of those civil liabilities.

      The issuing entity may, from time to time, invest the funds in its trust accounts in Permitted Investments acquired from the underwriters, agents or the depositor.

      We will set forth the place and time of delivery for a series of notes in the prospectus supplement.


      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will, if applicable, represent and agree in the underwriting agreement for a series of notes that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the notes of that series to the public in that Relevant Member State prior to the publication of a prospectus in relation to such notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State at any time:

      o to legal entities which are authorized or regulated to operate in financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      o to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR43,000,000 and (3) an annual net turnover of more than EUR50,000,000, as shown in its last annual or consolidated accounts; or

      o in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For purposes of this provision, the expression an "offer of such notes to the public" in relation to the notes of any series in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State. The countries comprising the European Economic Area are Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.

      Each underwriter will, if applicable, represent and agree in the underwriting agreement for a series of notes that:

      o it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell such notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of such notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act (the "FSMA") by the issuing entity;

      o it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of such notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

      o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such notes in, from or otherwise involving the United Kingdom.


      Until the distribution of the notes of a series is completed, rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase those notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of those notes. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. Purchases of a note for the purpose of stabilization could cause the price of the note to be higher than it might be in the absence of the purchases.

      In connection with the offering of a series, the underwriters may make short sales of the notes of that series and may purchase those notes on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. The underwriters are more likely to create a short position if they are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters' purchases to cover the short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

      Neither DCFS, DCWR nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes of any series. In addition, neither DCFS, DCWR nor any of the underwriters makes any representation that the underwriters will engage in the transactions or that the transactions, once commenced, will not be discontinued without notice.

      If you initially receive an electronic copy of the prospectus and prospectus supplement from an underwriter, you will receive a paper copy of the prospectus and prospectus supplement upon request to the underwriter. Upon receipt of a qualifying request, the underwriter will promptly deliver a paper copy of the prospectus and prospectus supplement to you free of charge.


--------------------------------------------------------------------------------
                                    Ratings
--------------------------------------------------------------------------------

      It is a condition to the issuance of a series of notes that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "rating agency") specified in the related prospectus supplement.

      The rating would be based on, among other things, the adequacy of the issuing entity's assets allocable to that series and any credit enhancement for that series and will reflect the rating agency's assessment solely of the likelihood that holders of notes of the rated class will receive payments to which those noteholders are entitled under the indenture or the related indenture supplement. The rating will not constitute an assessment of the likelihood that principal prepayments on the receivables will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of an optional redemption of the series of notes. The rating should not be deemed a recommendation to purchase, hold or sell notes, inasmuch as it does not address market price or suitability for a particular investor. Each rating should be evaluated independently of any other price or suitability for a particular investor. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a note at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      We can give you no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the issuing entity's assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.


--------------------------------------------------------------------------------
                                 Legal Matters
--------------------------------------------------------------------------------

      Certain legal matters relating to the notes will be passed upon for DCWR by Sidley Austin LLP, New York, New York, and for any underwriters, agents or dealers by the counsel we name in the applicable prospectus supplement, which may be Sidley Austin LLP. Federal income tax and ERISA matters will be passed upon for DCWR and the issuing entity by the counsel we name in the applicable prospectus supplement, which may also be Sidley Austin LLP. Sidley Austin LLP from time to time represents DCFS and its affiliates on other matters.

--------------------------------------------------------------------------------
                  Glossary of Principal Terms for Prospectus
--------------------------------------------------------------------------------

      "Accounts" means the revolving financing arrangements with dealers franchised by DaimlerChrysler and/or other automobile manufacturers in which the receivables arise.

      "accumulation period" means, for a series, the period specified in the related prospectus supplement during which principal will be accumulated for payment to the noteholders of that series.

      "Addition Date" means, in the case of an Additional Account, the date on which the receivables in the Additional Account are first transferred to the issuing entity.

      "Additional Accounts" means the additional accounts which the depositor has, subject to conditions, designated from time to time to be included as Accounts.

      "Additional Cut-Off Date" means, for any Additional Accounts, the date those Additional Accounts are identified and selected.

      "Adjustment Payment" means, if the servicer adjusts downward the amount of a receivable because of a rebate, refund, credit adjustment or billing error or other non-cash items to a dealer, or because the receivable was created in respect of inventory which was refused or returned by a dealer, and following such downward adjustment, the Pool Balance would be less than the Aggregate Series Nominal Liquidation Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the payment date following such Determination Date), the cash payment required to be made by the depositor to the Collection Account equal to the deficiency (up to the amount of the adjustment).

      "administration agreement" means the Amended and Restated Administration Agreement dated as of December 16, 2004 among the issuing entity, DCFS, as administrator, and the indenture trustee.

      "administrator" means DCFS or any successor administrator under the administration agreement.

      "Aggregate Series Nominal Liquidation Amount" means, for any collection period, an amount equal to the sum of the series nominal liquidation amounts for all Series of Notes determined on the Determination Date occurring in such collection period (in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the payment date following the Determination Date during the collection period in which such Determination Date occurs).

      "Auction Vehicles" means, collectively, the vehicles purchased by a dealer at a closed auction conducted by DaimlerChrysler.

      "Automatic Additional Accounts" means the Additional Accounts which the depositor may designate from time to time, at its discretion, subject only to some limitations.

      "Automatic Removal Date" means the date upon which the Automatic Removed Accounts are to be removed.

      "Automatic Removed Accounts" means the Accounts, designated by the depositor, with respect to which the depositor shall have the right to require the reassignment to it of all the issuing entity's right, title and interest in, to and under the receivables then existing and created after that time, all monies due or to become due and all amounts received with respect to those receivables and all proceeds of those receivables in or with respect to the Accounts, upon satisfaction of the applicable conditions specified in the sale and servicing agreement, as described under "Description of the Sale and Servicing Agreement -- Removal of Accounts."

      "Bankruptcy Code" means Title 11 of the United States Code.

      "CARCO" means Chrysler Auto Receivables Company.

      "CARCO receivables trust" means CARCO Auto Loan Master Trust.

      "CCC" means Chrysler Credit Corporation.

      "CFC Corp." means Chrysler Financial Corporation.

      "CFC LLC" means Chrysler Financial Company L.L.C.

      "Clearstream" means Clearstream Banking, societe anonyme.

      "Collateral Security" means, in respect of the receivables, a security interest in vehicles and parts inventory, equipment, fixtures, service accounts, chattel paper, instruments, franchise rights and, in some cases, realty and a personal guarantee.

      "Collection Account" means a Qualified Trust Account that the issuing entity has established and will maintain in the name of the indenture trustee for the benefit of the noteholders of all series.

      "collection period" means, for any payment date, the calendar month preceding the month in which that payment date occurs.

      "DaimlerChrysler" means DaimlerChrysler Corporation, the successor to Chrysler Corporation.

      "DCFS" means DaimlerChrysler Financial Services Americas LLC and its successors.

      "DCWR" means DaimlerChrysler Wholesale Receivables LLC and its successors.

      "Dealer Overconcentration" means, on any Determination Date, with respect to any dealer or group of affiliated dealers, the excess of:

      o the aggregate principal amount of receivables due from the dealer or group of affiliated dealers on the last day of the immediately preceding collection period over

      o 2% of the Pool Balance on that last day, except that the percentage specified in this bullet point will be 4% in the case of either AutoNation, Inc. and its affiliates or United Auto Group, Inc. and its affiliates.

However, the depositor may, upon ten days' prior notice to the indenture trustee and the rating agencies and without any notice to or consent of any noteholder, increase the applicable percentage specified in the second bullet point, so long as the applicable rating agencies have notified the depositor or the servicer that the reduction will not result in a reduction or withdrawal of the rating of any outstanding series or class of notes.

      "Dealer Trouble status" is described in this prospectus under "The Dealer Floorplan Financing Business -- `Dealer Trouble Status' and DCFS's Write-Off Policy."

      "dealers" means domestic automobile dealers franchised by DaimlerChrysler and/or other automobile manufacturers.

      "Defaulted Amount" means, for any Determination Date, an amount, which shall not be less than zero, equal to:

      o the principal amount of receivables that became Defaulted Receivables during the preceding collection period minus

      o     the sum of:

            -- the full amount of any Defaulted Receivables subject to reassignment to the depositor or purchase by the servicer for the collection period unless events of bankruptcy, insolvency or receivership have occurred with respect to either of the depositor or the servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables; and

            -- the excess, if any, for the immediately preceding Determination Date of the amount determined pursuant to this second bullet point for that Determination Date over the amount determined pursuant to the first bullet point above for that Determination Date.

      "Defaulted Receivables" means, on any Determination Date:

      o all receivables which were charged off as uncollectible in respect of the immediately preceding collection period; and

      o all receivables which were Eligible Receivables when transferred to the issuing entity (or to the CARCO receivables trust if the receivables were initially transferred to the CARCO receivables trust), which arose in an Account which became an Ineligible Account after the date of such transfer of the receivables and which were not Eligible Receivables for any six consecutive Determination Dates after the Account became an Ineligible Account.

      "Definitive Notes" means the notes of a series or class issued in fully registered, certificated form to noteholders or their nominees.

      "Depository" means DTC, together with any successor depository selected by the depositor.

      "Designated Accounts" means the Accounts to be removed from the issuing entity.

      "Designated Balance" means the aggregate principal balance of receivables in respect of each of the Designated Accounts.

      "Designated Receivables" means, at any time, the then existing receivables in the Designated Accounts.

      "Determination Date" means each second business day preceding a payment date.

      "DTC" means The Depository Trust Company.

      "Early Redemption Events" are described under "The Indenture -- Early Redemption Events." The prospectus supplement will describe additional Early Redemption Events for the related series.

      "Eligible Account" means a wholesale financing line of credit extended by DCFS to a dealer, which, as of its date of determination:

      o is established by DCFS in the ordinary course of business under a floorplan financing agreement;

      o     is in favor of an Eligible Dealer;

      o     is in existence and maintained and serviced by DCFS; and

      o in respect of which no amounts have been charged off as uncollectible or are classified as past due or delinquent.

      "Eligible Dealer" means a dealer:

      o which is located in the United States of America, including its territories and possessions;

      o which has not been identified by the servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or in voluntary or involuntary liquidation;

      o in which DaimlerChrysler or any affiliate of DaimlerChrysler does not have an equity investment; and

      o which has not been classified by the servicer as being under Dealer Trouble status.

      "Eligible Portfolio" means all the wholesale accounts in the U.S. Wholesale Portfolio that are Eligible Accounts.

      "Eligible Receivable" means a receivable:

      o which was originated or acquired by DCFS in the ordinary course of business, except that if the receivable was acquired by DCFS from a person or entity that is not DaimlerChrysler or any of its Affiliates, the applicable rating agencies shall have notified the depositor or the servicer that the inclusion of the receivable in the issuing entity will not result in a reduction or withdrawal of the rating of any outstanding series or class of notes;

      o which has arisen under an Eligible Account and is payable in United States dollars;

      o     which is owned by DCFS at the time of sale to the depositor;

      o which represents the obligation of a dealer to repay an advance made to the dealer to finance the acquisition of vehicles;

      o which at the time of creation and at the time of transfer to the issuing entity (or if it was initially transferred to the CARCO receivables trust, at the time of transfer to that trust) is secured by a perfected first priority security interest in the related vehicle;

      o which was created in compliance in all respects with all requirements of law applicable to the receivable and under a floorplan financing agreement which complies in all respects with all requirements of law applicable to any party to the agreement;

      o with respect to which all consents and governmental authorizations required to be obtained by DaimlerChrysler, DCFS or the depositor in connection with the creation of the receivable or the transfer of the receivable to the issuing entity (or to the CARCO receivables trust if it was initially transferred to that trust) or the performance by DCFS of the floorplan financing agreement under which the receivable was created, have been duly obtained and are in full force and effect;

      o as to which at all times following the transfer of the receivable to the issuing entity (or to the CARCO receivables trust if it was initially transferred to that trust), the issuing entity or the CARCO receivables trust, as applicable, will have good and marketable title to the receivable free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted under the sale and servicing agreement;

      o which (1) if originally transferred to the CARCO receivables trust, has been the subject of a valid transfer and assignment from the depositor to the CARCO receivables trust and from that trust to the issuing entity of all the depositor's interest in the receivable, including any proceeds of the receivable and (2) if directly sold by the depositor to the issuing entity, has been the subject of a valid transfer and assignment from the depositor to the issuing entity of the depositor's interest in the receivable, including any proceeds of the receivable;

      o which will at all times be the legal and assignable payment obligation of the related dealer, enforceable against the dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

      o which at the time of transfer to the issuing entity (or to the CARCO receivables trust if it was initially transferred to that trust) is not subject to any right of rescission, setoff, or any other defense, including defenses arising out of violations of usury laws, of the dealer;

      o as to which, at the time of transfer of the receivable to the issuing entity (or to the CARCO receivables trust if it was initially transferred to that trust), DaimlerChrysler, DCFS and the depositor have satisfied all their respective obligations with respect to the receivable required to be satisfied at that time;

      o as to which, at the time of transfer of the receivable to the issuing entity (or to the CARCO receivables trust if it was initially transferred to that trust), neither DaimlerChrysler, DCFS nor the depositor has taken or failed to take any action which would impair the rights of the issuing entity or the noteholders;

      o which constitutes "tangible chattel paper" or an "account" or "payment intangible," each as defined in Article 9 of the UCC as then in effect in the State of Michigan; and

      o which was transferred to the issuing entity (or to the CARCO receivables trust if it was initially transferred to that trust) with all applicable governmental authorization.


      "enhancements" means the forms of credit or cash flow enhancements, including any overcollateralization amount, that may be provided for the benefit of one or more classes of notes, as described in "The Notes -- Subordination of Principal," "-- Other Enhancements" and "-- Limitations on Overcollateralization and Other Enhancements."


      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Euroclear" means the Euroclear System.


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


      "Euroclear Operator" means Euroclear Bank, S.A./N.V.

      "Euroclear Participants" means participants of Euroclear.

      "Excess Available Principal Amounts" means, for any payment date, the sum of the excess Series Available Principal Amounts that remain after giving effect to the sharing of excess Series Available Principal Amounts on that payment date, as described under "Description of the Sale and Servicing Agreement -- Miscellaneous Payments."

      "Excess Funding Account" means a Qualified Trust Account that the issuing entity has established and will maintain in the name of the indenture trustee for the benefit of the noteholders, in which excess funding amounts will be maintained to the extent provided in the sale and servicing agreement, the indenture and the applicable indenture supplements.

      "Finance Hold" is described under "The Dealer Floorplan Financing Business -- Creation of Receivables."

      "Fleet Receivables" means receivables originated in connection with multiple new vehicle orders of at least five vehicles by specified dealers.

      "Global Securities" means the globally offered notes.

      "indenture" means the Amended and Restated Indenture dated as of December 16, 2004, as amended and supplemented from time to time, between the issuing entity and the indenture trustee, which provides for the issuance of series of notes from time to time.

      "indenture supplement" means, for a series of notes, the supplement to the indenture that provides for the issuance of that series of notes.

      "Indirect Participants" means entities including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

      "Ineligible Receivables" means any receivable as to which the noteholders' interest with respect to the receivable will be reassigned to the depositor on the terms and conditions set forth in this prospectus as a result of a breach by the depositor of any representation and warranty described in the first paragraph of "Description of the Sale and Servicing Agreement -- Representations and Warranties" in this prospectus, which breach remains uncured for 30 days or a longer period as may be agreed to by the indenture trustee, after the earlier to occur of the discovery of such breach by the depositor or the servicer or receipt of written notice of such breach by the depositor or the servicer, and which breach has a materially adverse effect on the noteholders' interest in any receivable or Account.

      "Initial Cut-Off Date" means November 30, 2004.

      "Insolvency Laws" means the United States Bankruptcy Code or similar applicable state laws.

      "interest collections" means (i) collections on the receivables that consist of interest and other non-principal charges, including insurance fees, amounts recovered with respect to Defaulted Receivables and insurance proceeds and (ii) any net investment earnings on funds in the Collection Account.

      "interest funding account" means, for a series, the trust account maintained for that series in which interest is deposited for payment to the noteholders of that series.


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      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "IRS" means the Internal Revenue Service.

      "issuing entity" means DaimlerChrysler Master Owner Trust.

      "legal final" means, for a series of notes, the payment date on which those notes are required to be paid in full. The legal final for a series of notes is the legal final maturity date of those notes. We will specify the legal final for each series of notes in the related prospectus supplement.

      "Miscellaneous Payments" means, for any collection period, the sum of:

      o Adjustment Payments and Transfer Deposit Amounts received with respect to the collection period; and

      o Unallocated Principal Collections consisting of any Excess Available Principal Amounts and any principal collections allocated to the depositor based on the Seller's Percentage that are not released to the depositor because the Pool Balance (after giving effect to any receivables transferred to the issuing entity) does not equal or exceed the Aggregate Series Nominal Liquidation Amount for all series (after giving effect to the allocations, distributions, withdrawals and deposits).

      "Monthly Noteholders' Statement" means a statement prepared by the servicer and forwarded by the indenture trustee to each noteholder of record of any series on each payment date, that sets forth information with respect to the issuing entity and the notes of the series, as stated in the related indenture supplement.

      "Monthly Payment Rate" means, for a collection period, the percentage obtained by dividing Principal Collections for the collection period by the daily average Pool Balance for the collection period.

      "Monthly Servicing Fee" means, unless a related indenture supplement or prospectus supplement states otherwise, the share of the Servicing Fee allocable to noteholders of any series with respect to any payment date, which shall generally be equal to one-twelfth of the product of:

      o     the Servicing Fee Rate; and

      o the series nominal liquidation amount of that series as of the last day of the second preceding collection period.

      "Moody's" means Moody's Investors Service, Inc. or its successors.

      "New Vehicles" means:

      o     current and prior model year unmiled vehicles;

      o current model year miled vehicles purchased at a closed auction conducted by DaimlerChrysler; and

      o     prior model year and two year old miled vehicles.

      "nominal liquidation amount" of the notes of a series is described in general in this prospectus under "The Notes -- Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes -- Nominal Liquidation Amount of Notes." The nominal liquidation amount of the notes of a specific series will be described in the related prospectus supplement.


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


      "OID" means original issue discount.

      "OID regulations" means the United States Treasury regulations relating to OID.

      "outstanding dollar principal amount" of the notes of a series is described in this prospectus under "The Notes -- Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes -- Outstanding Dollar Principal Amount."

      "overcollateralization amount," if any, for a series will be calculated as described in the related prospectus supplement.

      "Overconcentration Amount" means, on any Determination Date, the sum of the Dealer Overconcentrations on that date.

      "Participants" means the participating organizations of DTC which include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations.

      "Permitted Investments" means, except as otherwise provided in the related indenture supplement for any series of notes:

      o     instruments, investment property or other property consisting of:

            -- obligations of or fully guaranteed by the United States of America,

            -- time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the indenture trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depository institution or trust company shall have a credit rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively, and, if rated by Fitch, F1+ from Fitch;

            -- commercial paper (including but not limited to asset backed commercial paper) having, at the time of the Indenture Trustee's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively, and, if rated by Fitch, F1+ from Fitch;

            -- bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depository institution authorities; and

            -- investments in money market funds rated AAA-m or AAA-mg by Standard & Poor's and Aaa by Moody's or otherwise approved in writing by each rating agency;

      o demand deposits in the name of the indenture trustee in any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depository institution authorities;


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


      o uncertificated securities that are registered in the name of the indenture trustee upon books maintained for that purpose by the issuing entity of these uncertificated securities and identified on books maintained for that purpose by the indenture trustee as held for the benefit of the noteholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act of 1940, as amended, and which
            (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) as to which each rating agency confirms in writing that the investment will not cause a reduction, qualification or withdrawal of the rating of any outstanding notes which it has rated; and

      o any other investment if each rating agency confirms in writing that the investment will not cause a reduction, qualification or withdrawal of the rating of any outstanding notes which it has rated.


      "Plans" means, collectively, employee benefit plans and other plans and arrangements subject to ERISA, Section 4975 of the Internal Revenue Code (including individual retirement accounts) or any Similar Law.

      "Plan Assets Regulation" means the final regulation issued by the Department of Labor, 29 CFR ss. 2510.3-101, as modified by new Section 3(42) of ERISA, concerning the definition of what constitutes the "plan assets" of benefit plan investors.


      "Pool Balance" means the aggregate amount of the principal balances of the receivables.

      "pooling and servicing agreement" means the Amended and Restated Pooling and Servicing Agreement, as amended and supplemented from time to time, among DCWR, as depositor of the receivables, DCFS, as servicer of the receivables, and the CARCO receivables trust trustee. Prior to December 16, 2004, the CARCO receivables trust used to acquire the receivables pursuant to the pooling and servicing agreement. On December 16, 2004, the receivables were transferred from the CARCO receivables trust to the issuing entity and the pooling and servicing agreement was terminated.

      "prime rate" means the rate designated as the "prime rate" from time to time by certain financial institutions selected by DCFS.

      "principal collections" means collections of principal on the receivables.

      "principal funding account" means, for a series, the trust account maintained for that series in which principal is accumulated for payment to the noteholders of that series.

      "principal receivables" means the portion of the receivables that represents principal.

      "Qualified Institution" means either:

      o a depository institution, which may include the indenture trustee (so long as it is a paying agent under the indenture), or the owner trustee organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, the deposits of which are insured by the Federal Deposit Insurance Corporation and which at all times has a short-term unsecured debt rating in the applicable investment category of each rating agency; or

      o a depository institution as to which each rating agency confirms in writing that the depository institution as a Qualified Institution will not cause a reduction, qualification or withdrawal of the rating of any outstanding notes which it has rated.

      "Qualified Trust Account" means either:

      o a segregated account (including a securities account) with a Qualified Institution; or

      o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), so long as any of the securities of such depository institution shall have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade; or

      o any other account in respect of which each rating agency confirms in writing that the use of the account will not cause a reduction, qualification or withdrawal of the rating of any outstanding notes which it has rated.

      "rating agency" means each rating agency designated by the depositor in respect of any outstanding series or class of notes, as specified in the related prospectus supplement.

      "Receivables Purchase Agreement" means the Second Amended and Restated Receivables Purchase Agreement, dated as of December 16, 2004, as amended and supplemented from time to time, between DCFS, as RPA seller, and DCWR, as buyer.

      "Receivables Transfer Date" means the Series Cut-Off Date, or the Additional Cut-Off Date, in the case of any Additional Accounts, or the date any future receivable is generated.

      "Registration Statement" means the registration statement, together with all amendments and exhibits, which the depositor has filed under the Securities Act with the SEC with respect to the notes.

      "remarketing firms" means one or more firms which, acting as principals for their own accounts or as agents for the depositor, may offer and sell the notes of a series, if the related prospectus supplement so states, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms.

      "Removal and Repurchase Date" means the Determination Date on which the removal of the Designated Accounts and the purchase of the Designated Receivables will occur.

      "Removal Commencement Date" means the Determination Date on which removal of one or more Accounts will commence.

      "Removal Date" means the Determination Date on which the Designated Balance in a Designated Account is reduced to zero.

      "Removal Notice" means a written notice furnished to the indenture trustee, any Enhancement provider and the rating agencies by the depositor, or the servicer on its behalf stating the Removal Commencement Date and the Designated Accounts.

      "Removed Account" means a Designated Account as to which the seller has stopped allocating collections of receivables and which has been deemed removed from the issuing entity for all purposes.


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      "Repurchased Receivables" means Designated Receivables which have been deemed repurchased from the issuing entity for all purposes.

      "Required Participation Amount" means, for any date, an amount equal to the sum of:

      o the sum of the amounts for each series of notes obtained by multiplying the Required Participation Percentage for that series of notes by the nominal liquidation amount of the notes of that series at that time; plus

      o the sum of the overcollateralization amounts for each series of notes on the preceding payment date, after giving effect to the allocations, deposits and payments made on that payment date.

      "Required Participation Percentage" means, for a series, the required participation percentage specified in the related indenture supplement.

      "RPA seller" means DCFS, as seller, together with its predecessors as appropriate, under the Receivables Purchase Agreement.

      "sale and servicing agreement" means the Sale and Servicing Agreement dated as of December 16, 2004, as amended and supplemented from time to time, among DCWR, as seller of the receivables, DCFS, as servicer of the receivables, and the issuing entity.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "seller" means DCWR and its successors.

      "Seller's Certificate" means the certificate issued by the issuing entity that evidences the Seller's Interest.

      "Seller's Interest" means the seller's interest in the assets of the issuing entity to extent the assets are not allocated for the payment or security of the notes as described in this prospectus and the prospectus supplements.

      "Seller's Participation Amount" means, at any time of determination, an amount equal to (i) the Pool Balance at that time minus (ii) the Aggregate Series Nominal Liquidation Amount at that time.

      "Seller's Percentage" means, for any collection period, the percentage (not less than 0%) equal to 100% minus either:

      o the sum of the "Series Floating Allocation Percentages" for all series of notes (as defined in the related indenture supplements) for such collection period, when used with respect to allocations of interest collections and Defaulted Amounts; or

      o the sum of the "Series Principal Allocation Percentages" for all series of notes (as defined in the related indenture supplements) for such collection period, when used with respect to allocations of principal collections.

The Seller's Percentage for allocations of Miscellaneous Payments will be zero.


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


      "Series Available Interest Amount" means, for any series of notes, the interest collections allocated to that series, together with any other available funds described in the related prospectus supplement that are to be treated as part of the Series Available Interest Amount for that series.

      "Series Available Principal Amount" means, for any series of notes, the sum of the principal collections and Miscellaneous Payments allocated to that series, together with any other available funds described in the related prospectus supplement that are to be treated as part of the Series Available Principal Amount for that series.

      "Series Cut-Off Date" means, for a series, the date stated in the related indenture supplement on which a revolving period for the series of notes will begin.

      "Series Issuance Date" means the date of issuance of any series.

      "series nominal liquidation amount" means, for a series, the sum of (i) the nominal liquidation amount of the notes of that series plus (ii) the overcollateralization amount for that series. A prospectus supplement may provide a different definition.

      "Service Default" means any of the following events:

      o failure by the servicer to make any payment, transfer or deposit, or to give instructions to the indenture trustee to make any payment, transfer or deposit, on the date the sale and servicing agreement, the indenture or any indenture supplement requires the servicer to do so, which failure is not cured within a five day grace period;

      o failure by the servicer duly to observe or perform any other covenants or agreements of the servicer in the sale and servicing agreement, the indenture or any indenture supplement, which failure has a materially adverse effect on the noteholders of any outstanding series and which continues unremedied for a period of 30 days after the date the indenture trustee shall have given written notice of the failure to the servicer;

      o the servicer delegates its duties under the sale and servicing agreement, except as specifically permitted under that agreement;

      o any representation, warranty or certification made by the servicer in the sale and servicing agreement or in any certificate delivered under the sale and servicing agreement proves to have been incorrect when made, has a materially adverse effect on the rights of the noteholders of any outstanding series, and which materially adverse effect continues for a period of 60 days after the indenture trustee shall have given written notice of that fact to the servicer; or

      o certain events of bankruptcy, insolvency or receivership occur with respect to the servicer.

However, a delay in or failure of performance referred to under the first bullet point for a period of ten business days or referred to under the second, third or fourth bullet points for a period of 60 business days, will not constitute a Service Default if the delay or failure was caused by an act of God or other similar occurrence.

      "Service Transfer" means, in the event of any Service Default, an action by the indenture trustee, by written notice to the servicer, terminating all of the rights and obligations of the servicer, as servicer, under the sale and servicing agreement and in and to the receivables and the proceeds thereof and appointing a new servicer.

      "servicer" means DCFS or any successor servicer.

      "Servicing Fee" means a monthly servicing fee which constitutes the servicer's compensation for its servicing activities and reimbursement for its expenses with respect to all of the receivables in the issuing entity.

      "Servicing Fee Rate" means, for a series, the servicing fee rate set forth in the related indenture supplement.

      "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successors.

      "Supplemental Certificate" means a certificate received by the depositor in exchange for a portion of the Seller's Interest that the depositor then transfers or assigns to a person or entity chosen by the depositor. The terms of any Supplemental Certificate will be set forth in a supplement to the trust agreement. A Supplemental Certificate may be issued only if:

      o the depositor shall at the time of that exchange and after giving effect to the exchange have an interest of not less than 2% in the Pool Balance;

      o the depositor shall have delivered to the indenture trustee, the rating agencies and any enhancement provider a Tax Opinion with respect to the exchange; and

      o the depositor shall have delivered to the indenture trustee written confirmation from the applicable rating agencies that the exchange will not result in a reduction or withdrawal of the rating of any outstanding series or class of notes.

Any later transfer or assignment of a Supplemental Certificate is also subject to certain conditions.

      "Tax Counsel" means Sidley Austin LLP, special U.S. federal income tax counsel to the depositor and the issuing entity.

      "Tax Opinion" means an opinion of counsel to the effect that, for federal income tax and Michigan income and single business tax purposes in respect of a specified action:

      o such action, other than some specified actions, will not adversely affect the characterization of the notes of any outstanding series or class as debt; and

      o such action will not cause a taxable event to any noteholders or the issuing entity.

      "Transfer Deposit Amount" means, for any Determination Date, the amount by which the Pool Balance would be less than the Aggregate Series Nominal Liquidation Amount, after giving effect to the allocations, distributions, withdrawals and deposits to be made on that payment date, following a deduction by the servicer of the principal balance of a receivable from the Pool Balance.

      "UCC" means the Uniform Commercial Code.

      "Unallocated Principal Collections" means any amount of any principal collections which are held unallocated in the Collection Account.

      "USA" means U.S. Auto Receivables Company.

      "U.S. Wholesale Portfolio" means the accounts of domestic dealers financed and serviced by DCFS.

      "Used Vehicles" means previously owned vehicles, other than current model year miled vehicles purchased at a closed auction conducted by DaimlerChrysler and prior model year and two year old miled vehicles.

                                                                       Annex A

--------------------------------------------------------------------------------
                         Global Clearance, Settlement
                       and Tax Documentation Procedures
--------------------------------------------------------------------------------

      Except in limited circumstances, we will make available the globally offered notes (the "Global Securities") only in book-entry form. Unless we state otherwise in a prospectus supplement for a series, investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream or Euroclear. Investors may trade the Global Securities as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Investors holding Global Securities through Clearstream and Euroclear will conduct secondary market trades between each other in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, i.e., seven calendar day settlement.

      Investors holding Global Securities through DTC will conduct secondary market trades between each other under the rules and procedures applicable to U.S. corporate debt obligations.

      Clearstream or Euroclear and DTC participants holding Global Securities will effect secondary cross-market trades between each other on a delivery-against-payment basis through their respective depositaries, who are participants in DTC.

      Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes if those holders meet requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      DTC, in the name of Cede & Co. as nominee of DTC, will hold all Global Securities in book-entry form. Financial institutions acting on the behalf of investors as direct and indirect participants in DTC will represent those investors' interests in the Global Securities. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as participants of DTC.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to securities previously issued by the issuing entity. DTC will credit investor securities custody accounts with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Clearstream or Euroclear will credit Global Securities to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that purchasers and sellers can settle on the desired value date.

      Trading between DTC participants. DTC participants will settle secondary market trades between each other using the procedures applicable to securities previously issued by the issuing entity in same-day funds.

      Trading between Clearstream and/or participants. Clearstream participants and/or Euroclear participants will settle secondary market trades between each other using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Clearstream or Euroclear purchaser. When a DTC participant desires to transfer Global Securities from its account to the account of a Clearstream participant or a Euroclear participant the purchaser will send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear will instruct their respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month the depositary will then make payment to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the respective clearing system will credit the Global Securities to its system and, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The Global Securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. They may do so the most directly by prepositioning funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the related depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream and Euroclear participants may employ their customary procedures for transactions in which they are to transfer Global Securities by the respective clearing system, through the related depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the related depositary to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Clearstream or Euroclear will then reflect the payment in the account of the Clearstream participant or Euroclear participant the following day, and back-value to the value date, which would be the preceding day, when settlement occurred in New York, the receipt of the cash proceeds in the Clearstream or Euroclear participant's account. Should the Clearstream or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, Clearstream or Euroclear would instead value as of the settlement date the receipt of the cash proceeds in the Clearstream or Euroclear participant's account.

      Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

      o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities enough time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

      o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. Federal Income Tax Documentation Requirements

      A holder of Global Securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless the holder takes one of the following steps to obtain an exemption or reduced tax rate:

      o Exemption for non-U.S. persons (Form W-8BEN). Non-U.S. persons that are beneficial owners of a note and are individuals or entities treated as corporations for federal income tax purposes can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). A non-U.S. person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

      o Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person that for federal income tax purposes is an individual or entity treated as a corporation, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income from a note is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States). A non-U.S. person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

      o Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8BEN). Non-U.S. persons that are beneficial owners of a note and that for federal income tax purposes are individuals or entities treated as corporations residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. A non-U.S. person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

      o Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

      The Global Security holder, or in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom he holds, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN are generally effective for three calendar years and Form W-8ECI is effective for one calendar year.

      In this summary, we have not dealt with all aspects of federal income tax withholding that may be relevant to foreign holders of these Global Securities. We advise investors to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.


============================================================     ============================================================

                                                                                       DAIMLERCHRYSLER
      You should rely only on the information contained or
incorporated by reference in this prospectus supplement                                DAIMLERCHRYSLER
and the prospectus.  We have not authorized anyone to                                MASTER OWNER TRUST
provide you with different information.                                                Issuing Entity

                                                                                            $[o]
                                                                              [Floating Rate] Auto Dealer Loan
      We are not offering the notes in any state where the                      Asset Backed Notes, Series [o],
offer is not permitted.                                                                    due [o]


                                                                          DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC
      We do not claim the accuracy of the information in                             Seller and Depositor
this prospectus supplement and the prospectus as of any
date other than the dates stated on their respective                   DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC
covers.                                                                       Sponsor, Originator and Servicer



      Dealers will deliver a prospectus supplement                                   PROSPECTUS SUPPLEMENT
and  prospectus when acting underwriters of the
notes and with respect to their unsold allotments or
subscriptions. In addition, until the date which is
90 days after the date of this prospectus                                              [underwriter[s]]
supplement, all dealers selling the notes will deliver
a prospectus supplement and prospectus. Such
delivery obligations may be satisfied by filing the
prospectus supplement and prospectus with the
Securities and Exchange Commission.

============================================================     ============================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 16. Exhibits:

      (a) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

1.1    --      Form of Underwriting Agreement.

3.1    --      Certificate of Formation of the Registrant.

3.2    --      Limited Liability Company Agreement of the Registrant.

3.3    --      Certificate of Trust for DaimlerChrysler Master Owner Trust (the
               "Trust").

4.1    --      Amended and Restated Indenture, dated as of December 16, 2004, between the Trust and the Indenture Trustee (previously filed on December 23, 2004 as Exhibit 4.1 to this Registration Statement).

4.2    --      Form of Series Indenture Supplement between the Trust and the
               Indenture Trustee (including form of notes) (previously filed on December 23, 2004 as Exhibit 4.2 to this Registration Statement).

4.3    --      Amended and Restated Trust Agreement, dated as of December 16,
               2004, between the Registrant and the Owner Trustee (previously filed on December 23, 2004 as Exhibit 4.3 to this Registration
               Statement).

4.5    --      Form of notes (included in Exhibit 4.1).

5.1    --      Opinion of Sidley Austin LLP with respect to certain matters involving the notes.

8.1    --      Opinion of Sidley Austin LLP with respect to certain federal tax matters.

23.1   --      Consent of Sidley Austin LLP (included in opinions filed as
               Exhibits 5.1 and 8.1).

25.1   --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.

99.1   --      Form of Sale and Servicing Agreement among the Trust, the
               Registrant and DaimlerChrysler Financial Services Americas LLC
               (the successor in interest to DaimlerChrysler Services North
               America LLC) as Servicer.

99.2   --      Amended and Restated Administration Agreement, dated as of
               December 16, 2004, among the Trust, DaimlerChrysler Financial
               Services Americas LLC (the successor in interest to DaimlerChrysler Services North America LLC) as Administrator, and the Indenture Trustee (previously filed on December 23, 2004 as
               Exhibit 99.2 to this Registration Statement).

99.3   --      Second Amended and Restated Receivables Purchase Agreement, dated as of December 16, 2004, between the Registrant and DaimlerChrysler Financial Services Americas LLC (the successor in interest to DaimlerChrysler Services North America LLC)
               (previously filed on December 23, 2004 as Exhibit 99.3 to this
               Registration Statement).

99.4   --      Program Amendment Agreement, dated as of December 16, 2004, among the Registrant, the Trust, DaimlerChrysler Services North America
               LLC (the predecessor in interest to DaimlerChrysler

               Financial Services Americas LLC), the Indenture Trustee, the CARCO Trust Trustee and the Owner Trustee (previously filed on December 23, 2004 as Exhibit 99.4 to this Registration Statement).

99.5   --      Agreement of Assumption, dated as of January 1, 2006, among the
               Trust, DaimlerChrysler Services North America LLC,
               DaimlerChrysler Financial Services Americas LLC and the Indenture
               Trustee.

99.6   --      Instrument of Removal and Appointment of Owner Trustee, dated as of September 22, 2006, among the Registrant, Chase Bank USA,
               National Association as predecessor Owner Trustee, and Deutsche
               Bank Trust Company Delaware as successor Owner Trustee.



Item 17.  Undertakings.

            (a)   As to Rule 415: The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                        (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended;

                        (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) to include any material information with respect
                  to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  provided, however, that the undertakings set forth in clauses
                  (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, that is part of this registration statement; and

                  provided further, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is provided pursuant to Item 1100(c) of Regulation AB.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for the purpose of determining liability under the
            Securities Act of 1933, as amended, to any purchaser, if the registrant is relying on Rule 430B of the Securities Act of 1933, as amended:

                        (i) each prospectus filed by the registrant pursuant to
                  Rule 424(b)(3) of the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

                        (ii) each prospectus required to be filed pursuant to
                  Rule 424(b)(2), (b)(5) or (b)(7) of the Securities Act of 1933, as amended, as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) of the Securities Act of 1933, as amended, for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

                  (5) That for purposes of determining liability of the
            registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                        (i) any preliminary prospectus or prospectus of the
                  undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act of 1933, as amended;

                        (ii) any free writing prospectus relating to the
                  offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                        (iii) the portion of any other free writing prospectus
                  relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                        (iv) any other communication that is an offer in the
                  offering made by the undersigned registrant to the purchaser.

      (b) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (c) As to documents subsequently filed that are incorporated by reference:
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing, if any, of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) As to incorporating by reference subsequent Exchange Act documents by third parties: The undersigned registrant hereby undertakes that:

            For purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in this registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) As to providing certain information through an Internet Web site: The undersigned registrant hereby undertakes that:

            Except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in this registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this registration statement if a subsequent update or change is made to the information.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan, on the 26th day of October, 2006.


                                 DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, as Depositor of DaimlerChrysler Master Owner Trust

                                 By   Chrysler Financial Receivables
                                      Corporation, a Member


                                 By         /s/ KLAUS-DIETER ENTENMANN
                                      -----------------------------------------
                                              Klaus-Dieter Entenmann
                                                     President



Principal executive officer of Chrysler Financial Receivables Corporation:



                       /S/ KLAUS-DIETER ENTENMANN                         President                     October 26, 2006
------------------------------------------------------------------------
                         Klaus-Dieter Entenmann



Principal financial officer of Chrysler Financial Receivables Corporation:

                                                                          Vice President and
                       /S/ KARLA E. MIDDLEBROOKS*                         Chief Financial Officer       October 26, 2006
------------------------------------------------------------------------
                         Karla E. Middlebrooks



Principal accounting officer of Chrysler Financial Receivables Corporation:



                                                                          Vice President and
                          /S/ ANDREE OHMSTEDT*                            Controller                    October 26, 2006
------------------------------------------------------------------------
                            Andree Ohmstedt


                            BOARD OF DIRECTORS OF CHRYSLER FINANCIAL RECEIVABLES CORPORATION:


Sole director of Chrysler Financial Receivables Corporation:


                            /S/ PAUL KNAUSS*                              Director                      October 26, 2006
------------------------------------------------------------------------
                              Paul Knauss




* By Byron C. Babbish, Attorney-in-Fact


                 /S/ BYRON C. BABBISH
-------------------------------------------------------
                   October 26, 2006


                                                          II-5

                                  EXHIBIT INDEX


Exhibit
Number        Description
------        -----------

1.1    --      Form of Underwriting Agreement.

3.1    --      Certificate of Formation of the Registrant.

3.2    --      Limited Liability Company Agreement of the Registrant.

3.3    --      Certificate of Trust for DaimlerChrysler Master Owner Trust (the
               "Trust").

4.1    --      Amended and Restated Indenture, dated as of December 16, 2004, between the Trust and the Indenture Trustee (previously filed on December 23, 2004 as Exhibit 4.1 to this Registration Statement).

4.2    --      Form of Series Indenture Supplement between the Trust and the
               Indenture Trustee (including form of notes) (previously filed on December 23, 2004 as Exhibit 4.2 to this Registration Statement).

4.3    --      Amended and Restated Trust Agreement, dated as of December 16,
               2004, between the Registrant and the Owner Trustee (previously filed on December 23, 2004 as Exhibit 4.3 to this Registration
               Statement).

4.5    --      Form of notes (included in Exhibit 4.1).

5.1    --      Opinion of Sidley Austin LLP with respect to certain matters involving the notes.

8.1    --      Opinion of Sidley Austin LLP with respect to certain federal tax matters.

23.1   --      Consent of Sidley Austin LLP (included in opinions filed as
               Exhibits 5.1 and 8.1).

25.1   --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.

99.1   --      Form of Sale and Servicing Agreement among the Trust, the
               Registrant and DaimlerChrysler Financial Services Americas LLC
               (the successor in interest to DaimlerChrysler Services North
               America LLC) as Servicer.

99.2   --      Amended and Restated Administration Agreement, dated as of
               December 16, 2004, among the Trust, DaimlerChrysler Financial
               Services Americas LLC (the successor in interest to DaimlerChrysler Services North America LLC) as Administrator, and the Indenture Trustee (previously filed on December 23, 2004 as
               Exhibit 99.2 to this Registration Statement).

99.3   --      Second Amended and Restated Receivables Purchase Agreement, dated as of December 16, 2004, between the Registrant and DaimlerChrysler Financial Services Americas LLC (the successor in interest to DaimlerChrysler Services North America LLC)
               (previously filed on December 23, 2004 as Exhibit 99.3 to this
               Registration Statement).

99.4   --      Program Amendment Agreement, dated as of December 16, 2004, among the Registrant, the Trust, DaimlerChrysler Services North America
               LLC (the predecessor in interest to DaimlerChrysler Financial
               Services Americas LLC), the Indenture Trustee, the CARCO Trust
               Trustee and the Owner Trustee (previously filed on December 23,
               2004 as Exhibit 99.4 to this Registration Statement).

99.5   --      Agreement of Assumption, dated as of January 1, 2006, among the
               Trust, DaimlerChrysler Services North America LLC,
               DaimlerChrysler Financial Services Americas LLC and the Indenture
               Trustee.

99.6   --      Instrument of Removal and Appointment of Owner Trustee, dated as of September 22, 2006, among the Registrant, Chase Bank USA,
               National Association as predecessor Owner Trustee, and Deutsche
               Bank Trust Company Delaware as successor Owner Trustee.




                                      II-7